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The Scotts Miracle-Gro Company

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The Scotts Miracle-Gro Company
Proxy Statement for 2018 Annual Meeting of Shareholders

14111 Scottslawn Road
Marysville, Ohio 43041

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Friday, January 26, 2018

NOTICE IS HEREBY GIVEN by The Scotts Miracle-Gro Company (the “Company”) that the 2018 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Friday, January 26, 2018, at 9:00 A.M. Eastern Time. The Annual Meeting is a virtual meeting of shareholders which means that you are able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/SMG2018. Because the Annual Meeting is virtual and being conducted electronically, shareholders may not attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

1.    To elect three directors, each to serve for a three-year term expiring at the 2021 Annual Meeting of Shareholders.

2.    To conduct an advisory vote on the compensation of the Company’s named executive officers.

3.    To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018.

4.    To approve the amendment and restatement of The Scotts Miracle-Gro Company Discounted Stock Purchase Plan to, among other things, increase the number of common shares available for issuance thereunder.

5.    To conduct an advisory vote on the frequency of advisory votes on the compensation of the Company’s named executive officers.

6.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Proxy Statement accompanying this Notice of Annual Meeting describes each of these items in detail. The Company has not received notice of any other matters that may be properly presented at the Annual Meeting.

Only shareholders of record at the close of business on Friday, December 1, 2017, the date established by the Company’s Board of Directors as the record date, are entitled to receive notice of, and to vote at, the Annual Meeting.

On or about December 14, 2017, the Company is first mailing to shareholders either: (1) a copy of the accompanying Proxy Statement, a form of proxy and the Company’s 2017 Annual Report or (2) a Notice of Internet Availability of Proxy Materials, which indicates how to access the Company’s proxy materials on the Internet.

Your vote is very important. Please vote as soon as possible.

By Order of the Board of Directors,

JAMES HAGEDORN
Chief Executive Officer
and Chairman of the Board
December 14, 2017

Proxy Statement for
Annual Meeting of Shareholders of
THE SCOTTS MIRACLE-GRO COMPANY
To Be Held on Friday, January 26, 2018

14111 Scottslawn Road
Marysville, Ohio 43041

PROXY STATEMENT
for
Annual Meeting of Shareholders
To Be Held on Friday, January 26, 2018

GENERAL INFORMATION ABOUT VOTING

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of The Scotts Miracle-Gro Company (the “Company”) for use at the Company’s 2018 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, January 26, 2018, at 9:00 A.M. Eastern Time, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy are first being sent on or about December 14, 2017. The Annual Meeting is a virtual meeting of shareholders, which means that the Annual Meeting will be live via the Internet and that you will be able to participate in the Annual Meeting, and vote and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/SMG2018. If you do not have your 16-digit control number that is printed on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials), you will only be able to listen to the Annual Meeting. Because the Annual Meeting is virtual and being conducted electronically, shareholders may not attend the Annual Meeting in person.

Only holders of record of the Company’s common shares (the “Common Shares”) at the close of business on Friday, December 1, 2017 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were 57,449,217 Common Shares outstanding. Holders of Common Shares as of the Record Date are entitled to one vote for each Common Share held. There are no cumulative voting rights.

The Company is furnishing proxy materials over the Internet as permitted under the rules of the Securities and Exchange Commission (the “SEC”). Under these rules, many of the Company’s shareholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting of Shareholders, this Proxy Statement and the Company’s 2017 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the proxy materials over the Internet and how shareholders can receive a paper copy of such materials. Shareholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail. The Company believes this process conserves natural resources and reduces the costs of printing and distributing proxy materials. Shareholders who receive a Notice of Internet Availability of Proxy Materials are reminded that the Notice itself is not a proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on January 26, 2018: The Notice of Annual Meeting of Shareholders, this Proxy Statement and the Company’s 2017 Annual Report are available at www.proxyvote.com. At www.proxyvote.com, shareholders can view the proxy materials, cast their vote and request to receive proxy materials in printed form by mail or electronically by e-mail on a going-forward basis.

If you received a copy of the proxy materials by mail, a form of proxy for use at the Annual Meeting was included. You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the form of proxy. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, you may transmit your voting instructions electronically at www.proxyvote.com or by using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials. The deadline for transmitting voting instructions electronically or telephonically before the Annual Meeting is 11:59 P.M. Eastern Time on January 25, 2018. You may also vote during the Annual Meeting via the Internet by going to www.virtualshareholdermeeting.com/SMG2018 and following the instructions printed on your proxy card or Notice of Internet Availability of Proxy Materials. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, allow shareholders to give voting instructions and confirm that such voting instructions have been properly recorded.

If you are a registered shareholder, you may revoke your proxy at any time before it is voted at the Annual Meeting by (i) giving written notice of revocation to the Corporate Secretary of the Company, (ii) revoking via the Internet site, (iii) using the toll-free telephone number stated on the form of proxy or the Notice of Internet Availability of Proxy Materials and electing “revocation” as instructed or (iv) participating in the Annual Meeting live via the Internet and voting again. If you are a registered shareholder, you may change your vote at or prior to the Annual Meeting by: (1) executing and returning to the Company a later-dated form of proxy; (2) submitting a later-dated electronic vote through the Internet site; (3) voting by telephone at a later date; or (4) participating in the Annual Meeting live via the Internet and voting again.

If you hold your Common Shares in “street name” with a broker/dealer, financial institution or other nominee or holder of record, you are urged to carefully review the information provided to you by the broker/dealer, financial institution or other nominee or holder of record. This information will describe the procedures you must follow to instruct the holder of record how to vote your Common Shares held in “street name” and how to revoke any previously-given voting instructions. If you do not provide voting instructions to your broker/dealer, financial institution or other nominee or holder of record within the required time frame before the Annual Meeting, your Common Shares will not be voted by the broker/dealer, financial institution or other nominee or holder of record on any matters considered non-routine, including the election of directors, the advisory vote on the compensation of the Company’s named executive officers, the approval of the amendment and restatement of The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (the “Discounted Stock Purchase Plan”) and the advisory vote on the frequency of advisory votes on the compensation of the Company’s named executive officers. Your broker/dealer, financial institution or other nominee or holder of record will have discretion to vote your Common Shares on routine matters, including the ratification of the selection of the Company’s independent registered public accounting firm.

The Company will bear the costs of soliciting proxies on behalf of the Board and tabulating your votes. The Company has retained Broadridge Financial Solutions, Inc. to assist in distributing the proxy materials. Directors, officers and certain employees of the Company may solicit your votes personally, by telephone, by e-mail or otherwise, in each case without additional compensation. If you provide voting instructions or participate in the Annual Meeting through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which the Company will not reimburse. The Company will reimburse its transfer agent, Wells Fargo Shareowner Services, as well as broker/dealers, financial institutions and other custodians, nominees and fiduciaries for forwarding proxy materials to shareholders, according to certain regulatory fee schedules.

If you participate in The Scotts Company LLC Retirement Savings Plan (the “Retirement Savings Plan” or “RSP”) and Common Shares have been allocated to your account in the RSP, you are entitled to instruct the trustee of the RSP how to vote such Common Shares. You may receive your form of proxy with respect to your RSP Common Shares separately. If you do not give the trustee of the RSP voting instructions, the trustee will not vote such Common Shares at the Annual Meeting.

If you participate in the Discounted Stock Purchase Plan, you are entitled to vote the number of Common Shares credited to your custodial account. If you do not vote, the custodian under the Discounted Stock Purchase Plan will vote the Common Shares credited to your custodial account in accordance with any stock exchange or other rules governing the custodian in the voting of Common Shares held for customer accounts.

Under the Company’s Code of Regulations, the presence, in person or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Common Shares represented by properly executed forms of proxy, including proxies reflecting abstentions, which are returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be counted toward the establishment of a quorum. Broker non-votes, where broker/dealers, financial institutions or other nominees or holders of record who hold their customers’ Common Shares in “street name” sign and submit proxies for such Common Shares but fail to vote on non-routine matters because they were not given instructions from their customers, are also counted for the purpose of establishing a quorum.

The results of shareholder voting at the Annual Meeting will be tabulated by or under the direction of the inspector of election appointed by the Board for the Annual Meeting.

Common Shares represented by properly executed forms of proxy returned to the Company prior to the Annual Meeting or represented by properly authenticated voting instructions timely recorded through the Internet or by telephone will be voted as specified by the shareholder. Common Shares represented by valid proxies timely received prior to the Annual Meeting that do not specify how the Common Shares should be voted will, to the extent permitted by applicable law, be voted FOR the election as directors of the Company of each of the three nominees of the Board listed below under the caption “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS”; FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as described below under the caption “PROPOSAL NUMBER 2 — ADVISORY VOTE

ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)”; FOR the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018 as described below under the caption “PROPOSAL NUMBER 3 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”; FOR the approval of the amendment and restatement of the Discounted Stock Purchase Plan to, among other things, increase the number of Common Shares available for issuance under the plan as described below under the caption “PROPOSAL NUMBER 4 — APPROVAL OF AMENDMENT AND RESTATEMENT OF THE SCOTTS MIRACLE-GRO COMPANY DISCOUNTED STOCK PURCHASE PLAN”; and for the option of every ONE YEAR as the preferred frequency with which future advisory votes on executive compensation will occur as described below under the caption “PROPOSAL NUMBER 5 — ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.” No appraisal rights exist for any action proposed to be taken at the Annual Meeting.

THE BOARD OF DIRECTORS

Current Composition

There are currently eleven individuals serving on the Board, which is divided into three staggered classes, with each class serving three-year terms. The Class II directors hold office for terms expiring at the Annual Meeting, the Class III directors hold office for terms expiring in 2019, and the Class I directors hold office for terms expiring in 2020.

Experiences, Skills and Qualifications

The Nominating Committee is responsible for identifying candidates to become directors and recommending director nominees to the Board. In reviewing Board candidates, the Nominating Committee evaluates a candidate’s overall credentials and background and does not have any specific eligibility requirements or minimum qualifications. In general, directors are expected to have the education, business and other experience and current insight necessary to contribute to the Board’s performance of its functions, the interest and time to be actively engaged with the Company’s management team over a period of years, and the functional skills, leadership, diversity, experience and other attributes that the Board believes will contribute to the development and expansion of the Board’s knowledge and capabilities.

The strength of the Board is its combined experiences and its collaborative and engaged spirit. The Board includes professionals with a broad range of experiences, including former bankers, regulators, advertisers, strategists and educators.

Set forth below is a general description of the types of experiences the Board and the Nominating Committee believe to be particularly relevant to the Company:

•
Leadership Experience — Directors who have significant leadership experience in major organizations over an extended period of time, such as corporate chief executive officers, provide the Company with valuable insights gained through years of managing complex organizations. These individuals understand both the day-to-day operational responsibilities facing senior management and the role directors play in overseeing the affairs of large organizations. More than half of the current eleven members of the Board are current or former chief executive officers, and nearly every current director has significant experience leading complex organizations.

•
Marketing/Consumer Industry Experience — Directors with experience identifying, developing and marketing consumer products bring valuable skills that can positively impact the Company’s performance. Directors with such experience understand consumer needs and wants, recognize products and marketing/advertising campaigns that are likely to resonate with consumers, and are able to identify potential changes in consumer trends and buying habits as well as methods to reach consumers through new media channels.

•	Innovation and Technology Experience — Directors with innovation and technology experience add great value to the Board, especially in light of the Company’s continued focus on driving innovation.

•
International Experience — Directors with experience in markets outside the United States bring valuable knowledge to the Company as it operates in foreign markets and in an economy that is increasingly global.

•
Retail Experience — Directors with significant retail experience bring valuable insights that can assist the Company in managing its relationships with its largest retail customers and in developing relationships in new channels.

•
Financial Experience — Directors with an understanding of accounting, finance and financial reporting processes, particularly as they relate to a large, complex business, are critical to the Company. Accurate financial reporting is a cornerstone of the Company’s success, and directors with financial expertise help provide effective oversight of the Company’s financial measures and processes.

A description of the most relevant experiences, skills, attributes and qualifications that qualify each director to serve as a member of the Board is included in the director biographies provided below.

Diversity

The Board believes that diversity is one of many important considerations in board composition. When considering candidates for the Board, the Nominating and Governance Committee (the “Nominating Committee”) evaluates the entirety of each candidate’s credentials, including factors such as experience, skill, age, diversity of background, race and gender, as well as each candidate’s judgment, strength of character and specialized knowledge. Although the Board does not have a specific diversity policy, the Nominating Committee evaluates the current composition of the Board to ensure that the directors reflect a diverse mix of skills, experiences, backgrounds and opinions. Depending on the current composition of the Board, the Nominating Committee may weigh certain factors, including those relating to diversity, more or less heavily when evaluating a potential candidate.

The Nominating Committee believes that the Company’s current directors, as a group, reflect the diverse mix of skills, experiences, backgrounds and opinions necessary to foster an effective decision-making environment and promote the Company’s culture. Board member experiences cover a wide range of industries, including consumer products, manufacturing, technology, financial services, media, regulatory and consulting. Three of the eleven current directors are women, each of whom chairs one of the Board’s five standing committees:  the Audit Committee (Nancy G. Mistretta); the Compensation and Organization Committee (Michelle A. Johnson); and the Finance Committee (Katherine Hagedorn Littlefield).

Leadership Structure

The Company’s governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its shareholders. The Board regularly evaluates the Company’s leadership structure and has concluded that the Company and its shareholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and Chief Executive Officer (“CEO”). This approach allows the Board to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when deemed appropriate.

Currently, the Company is led by James Hagedorn, who has served as CEO since May 2001 and as Chairman of the Board since January 2003. The Board believes that combining the roles of Chairman of the Board and CEO is in the best interests of the Company and its shareholders at this time as it takes advantage of the talent and experience of Mr. Hagedorn. The Board’s decision to appoint Mr. Hagedorn to lead the Company is supported by the Company’s record of success and achievement during his tenure as Chairman of the Board and CEO.

In addition to Mr. Hagedorn, the Board is currently comprised of ten non-employee directors, eight of whom also qualify as independent. In accordance with the Company’s Corporate Governance Guidelines and applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), the non-employee directors of the Company regularly meet in executive session. These meetings allow non-employee directors to discuss issues of importance to the Company, including the business and affairs of the Company as well as matters concerning management, without any member of management present. In addition, the independent directors of the Company meet in executive session at least once a year and more frequently as matters appropriate for their consideration arise.

In each year beginning in 2014, the directors have elected Lieutenant General (retired) John R. Vines to serve as the Company’s Lead Independent Director. As Lead Independent Director, General Vines:

•	has the ability to call meetings of independent and/or non-employee directors;

•	presides at meetings of non-employee and/or independent directors;

•	consults with the Chairman of the Board and CEO with respect to appropriate agenda items for meetings of the Board;

•	serves as a liaison between the Chairman of the Board and the independent directors;

•	has the ability, in consultation with the Vice Chair, to approve the retention of outside advisors and consultants who report directly to the Board on critical issues;

•	has the ability to approve the retention of outside advisors and consultants who report directly to the independent directors of the Board on critical issues, as needed or deemed appropriate;

•	can be contacted directly by shareholders; and

•	performs such other duties as the Board may delegate to him from time to time.

In addition, in each year beginning in 2013, the directors have elected Katherine Hagedorn Littlefield to serve as Vice Chair of the Board. As Vice Chair, Ms. Littlefield:

•	presides at meetings of the Board in the Chairman’s absence;

•	presides at meetings of the shareholders in the Chairman’s absence;

•	has the ability, in consultation with the Lead Independent Director, to approve the retention of outside advisors and consultants who report directly to the Board on critical issues; and

•	performs such other duties as the Board may delegate to her from time to time.

The Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation and Organization Committee (the “Compensation Committee”); (3) the Nominating Committee; (4) the Finance Committee; and (5) the Innovation and Technology Committee. Each of the Audit Committee, Compensation Committee, and Nominating Committee is comprised entirely of independent directors.

The Board believes that its current leadership structure — including combined Chairman of the Board and CEO roles, eight out of eleven independent directors, a Lead Independent Director, a Vice Chair of the Board, and key committees comprised solely of independent directors — provides an appropriate balance among strategy development, operational execution and independent oversight, and is in the best interests of the Company and its shareholders.

Board Role in Risk Oversight

It is management’s responsibility to develop and implement the Company’s strategic plans and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the Board’s responsibility to oversee the Company’s strategic plans and to ensure that management is taking appropriate action to identify, manage and mitigate the associated risks. The Board administers its risk oversight responsibilities both through active review and discussion of enterprise-wide risks and by delegating certain risk oversight responsibilities to Board committees for further consideration and evaluation. The decision to administer the Board’s oversight responsibilities in this manner significantly impacts the Board’s leadership and committee structure.

Because the roles of Chairman of the Board and CEO are combined, the directors annually elect a Lead Independent Director to enhance oversight of management and the potential risks facing the Company. In addition, the Board is comprised of predominantly independent directors and all members of the Board’s key committees — the Audit Committee, Compensation Committee, and Nominating Committee — are independent. The checks and balances provided by our leadership structure help to ensure that key decisions made by the Company’s senior management, up to and including the CEO, are reviewed and overseen by independent directors of the Board.

In some cases, risk oversight is addressed by the full Board as part of its engagement with the CEO and other members of senior management. For example, the full Board conducts a comprehensive annual review of the Company’s overall strategic plan and the plans for each of the Company’s business units, including associated risks. In connection with the Board’s risk oversight responsibilities, management periodically provides the Board with reports regarding the significant risks facing the Company and how the Company is seeking to control or mitigate those risks. The Board also has responsibility for ensuring that the Company maintains appropriate succession plans for its senior officers and conducts an annual review of succession planning.

In other cases, the Board has delegated risk management oversight responsibilities to certain committees, each of which reports regularly to the full Board. The Audit Committee oversees the Company’s compliance with legal and regulatory requirements and its overall risk management process and has oversight responsibility for financial risks. As part of its oversight role, the Audit Committee regularly reviews risks relating to the Company’s key accounting policies and receives reports regarding the Company’s most significant internal controls and compliance risks from the Company’s Chief Financial Officer as well as its internal auditors. Representatives of the Company’s independent registered public accounting firm attend each Audit Committee meeting, regularly make presentations to the Audit Committee, and comment on management presentations. In addition, the Company’s Chief Financial Officer and internal auditors, as well as representatives of the Company’s independent registered public accounting firm, individually meet in private session with the Audit Committee on a regular basis, affording ample opportunity to raise any concerns with respect to the Company’s risk management practices.

The Compensation Committee oversees risks relating to the Company’s compensation programs and practices. As discussed in more detail in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis, the Compensation Committee employs an independent compensation consultant to assist it in reviewing the Company’s compensation programs, including the potential risks created by and other impacts of these programs.

Finally, the Nominating Committee oversees issues related to the Company’s governance structure and other corporate governance matters and processes, as well as non-financial risks and compliance matters. In addition, the Nominating Committee is charged with overseeing compliance with the Company’s Related Person Transaction Policy. The Nominating Committee regularly reviews the Company’s key corporate governance documents, including the Corporate Governance Guidelines, the Related Person Transaction Policy and the Insider Trading Policy, to ensure they remain in compliance with the changing legal and regulatory environment and appropriately enable the Board to fulfill its oversight responsibilities.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

At the Annual Meeting, three Class II directors will be elected. All three individuals nominated by the Board for election as directors at the Annual Meeting are currently serving as Class II directors — Thomas N. Kelly Jr., Peter E. Shumlin and John R. Vines. The nomination of each individual was recommended to the Board by the Nominating Committee. On December 8, 2017, Michelle A. Johnson informed the Company and the Board of her decision to not stand for re-election as a Class II director at the Annual Meeting.

The individuals elected as Class II directors at the Annual Meeting will hold office for a three-year term expiring at the 2021 Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal. The individuals designated as proxy holders in the form of proxy intend to vote the Common Shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy or through the telephone or Internet voting procedures. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director of the Company if elected. If any nominee becomes unable to serve or for good cause will not serve as a candidate for election as a director, then the individuals designated as proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board following recommendation by the Nominating Committee.

The following information, as of December 1, 2017, with respect to the age, principal occupation or employment, other affiliations and business experience of each continuing director or nominee for election as a director, has been furnished to the Company by each such director or nominee.

Nominees Standing for Election to the Board of Directors

Class II — Terms to Expire at the 2018 Annual Meeting

Thomas N. Kelly Jr., age 70, Director of the Company since 2006

Mr. Kelly served as Executive Vice President, Transition Integration of Sprint Nextel Corporation (now known as Sprint Communications, Inc. (“Sprint”)), a global communications company, from December 2005 until April 2006. He served as the Chief Strategy Officer of Sprint from August 2005 until December 2005. He served as the Executive Vice President and Chief Operating Officer of Nextel Communications, Inc., which became Sprint, from February 2003 until August 2005, and as Executive Vice President and Chief Marketing Officer of Nextel Communications, Inc. from 1996 until February 2003. Mr. Kelly also serves as a director of GameStop Corp., where he also serves on the Compensation Committee.

Having served at various times as Chief Strategy Officer, Chief Operating Officer and Chief Marketing Officer of Sprint, Mr. Kelly brings an extensive skill set to the boardroom. His blend of leadership, innovation and technology, international, marketing/consumer industry and financial experience make him a key advisor to the Board on a full range of consumer and strategy-related matters.

Committee Memberships: Innovation and Technology (Chair); Audit; Compensation

Peter E. Shumlin, age 61, Director of the Company since 2017

Mr. Shumlin served three terms as the 81st Governor of the State of Vermont, having held office from 2011 to 2017. Prior to serving as Governor, he served two terms in the Vermont House of Representatives and 14 non-consecutive years in the State Senate, serving on the Rules Committee, the Finance Committee, the Transportation Committee, the Appropriations Committee and as Senate President Pro Tempore. Governor Shumlin is a Director of Putney Student Travel, National Geographic Student Expeditions and New York Times Student Journeys which provides educational summer programs for students around the globe. He is a principal in numerous real estate partnerships specializing in commercial and residential properties.

Governor Shumlin’s lengthy public service career provides in-depth knowledge of government, public policy, legal, finance, governance and leadership matters. We believe his unique experience and skill set make him a valued asset to the Board.

Committee Memberships: Compensation; Nominating

John R. Vines, age 68, Director of the Company since 2013 and Lead Independent Director since 2014

Lieutenant General (retired) Vines has served as partner of McChrystal Group since 2016 and was previously a Senior Advisor to McChrystal Group beginning in 2011. General Vines retired in 2007 from the U.S. Army after 35 years active service. He was in continuous command for his last six years of service, including Commander, U.S. Army’s XVIII Airborne Corps and Multi-National Corps Iraq. In addition, he commanded the Combined Joint Task Force 180 Afghanistan. General Vines also served as the Senior Defense Representative to Afghanistan and Pakistan and previously commanded the 82nd Airborne Division, which included a year-long deployment in Afghanistan. Following retirement, General Vines has acted as a Department of Defense Senior Mentor to U.S. Army and joint senior leadership and deploying combat units, a member of the Defense Service Board and a member of the Army DARPA Senior Advisory Group.

With more than 35 years of active military service and significant consulting experience, General Vines brings extensive leadership, strategy and innovation experience to the Board.

Committee Membership: Nominating

Class III — Terms to Expire at the 2019 Annual Meeting

Adam Hanft, age 67, Director of the Company since 2010

Mr. Hanft is the founder and Chief Executive Officer of Hanft Projects LLC (“Hanft Projects”), a strategic consultancy that provides marketing advice and insight to leading consumer and business-to-business companies as well as many leading digital brands. He writes broadly about the consumer culture for numerous publications and is the co-author of “Dictionary of the Future.” He is also a frequent commentator on marketing and branding issues. Prior to starting Hanft Projects, Mr. Hanft served as founder and Chief Executive Officer of Hanft Unlimited, Inc., a marketing organization created in 2004 that included an advertising agency, strategic consultancy and custom-publishing operation.

As the Chief Executive Officer of Hanft Projects, Mr. Hanft brings his extensive leadership, marketing/consumer industry and innovation and technology experience to the Board. His knowledge of the consumer marketplace, media and current branding initiatives has proven particularly valuable to the Board.

Committee Membership: Innovation and Technology

Stephen L. Johnson, age 66, Director of the Company since 2010

Mr. Johnson is the President and Chief Executive Officer of Stephen L. Johnson and Associates Strategic Consulting, LLC (“Johnson and Associates”), a strategic provider of business, research and financial management and consulting services formed in 2009. Prior to forming Johnson and Associates, Mr. Johnson worked for the U.S. Environmental Protection Agency for 30 years, where he became the first career employee and scientist to serve as Administrator, a position he held from January 2005 through January 2009. Mr. Johnson serves as a Director of Frederick Memorial Hospital and a Trustee of Taylor University.

As President and Chief Executive Officer of Johnson and Associates and the former Administrator of the U.S. Environmental Protection Agency, as well as a lifelong scientist, Mr. Johnson brings considerable leadership and innovation and technology experience to the Board. His appointment also filled a need for both regulatory and environmental expertise that was identified by the Nominating Committee.

Committee Memberships: Nominating (Chair); Compensation; Innovation and Technology

Katherine Hagedorn Littlefield, age 62, Director of the Company since 2000

Ms. Littlefield is a general partner of the Hagedorn Partnership, L.P. She also serves on the board for the Hagedorn Family Foundation, Inc., a charitable organization. She is the sister of James Hagedorn, the Company’s CEO and Chairman of the Board.

As a general partner and former Chair of the Hagedorn Partnership, L.P., the Company's largest shareholder, Ms. Littlefield brings a strong shareholder voice to the boardroom. She also has significant innovation and technology experience, having served on the Company's Innovation and Technology Committee since December 2014 as well as from May 2004 until January 2014. Prior to that, she served on the Innovation and Marketing Committee from its formation in January 2014 until December 2014 when it was retired, as well as on the Innovation Advisory Board (formerly known as the Scientific Advisory Board and the Innovation and Technology Advisory Board) from its formation in 2001 until January 2014 when it was retired.

Committee Memberships: Finance (Chair); Innovation and Technology

Class I — Terms to Expire at the 2020 Annual Meeting

James Hagedorn, age 62, Director of the Company since 1995 and Chairman of the Board since 2003

Mr. Hagedorn has served as CEO of the Company since May 2001 and Chairman of the Board since January 2003. In addition to serving as CEO and Chairman of the Board, he served as President of the Company from October 2015 until February 2016, from November 2006 until October 2008 and from April 2000 until December 2005. Mr. Hagedorn is the brother of Katherine Hagedorn Littlefield, a director of the Company.

Having joined both the Company and the Board in 1995, and having served as CEO and Chairman of the Board for over a decade, Mr. Hagedorn has more working knowledge of the Company and its products than any other individual. During his career at the Company, Mr. Hagedorn has developed extensive leadership, international, and marketing/consumer industry experience that has proven invaluable as he leads the Board through a wide range of issues.

Brian D. Finn, age 57, Director of the Company since 2014

Mr. Finn served as the Chief Executive Officer of Asset Management Finance Corporation from 2009 to March 2013 and as its Chairman from 2008 to March 2013. From 2004 to 2008, Mr. Finn was Chairman and Head of Alternative Investments at Credit Suisse Group (“Credit Suisse”). Mr. Finn has held many positions within Credit Suisse and its predecessor firms, including President of Credit Suisse First Boston (“CSFB”), President of Investment Banking, Co-President of Institutional Securities, Chief Executive Officer of Credit Suisse USA and a member of the Office of the Chairman of CSFB. He was also a member of the Executive Board of Credit Suisse. Mr. Finn served as principal and partner of private equity firm Clayton, Dubilier & Rice from 1997 to 2002.

Mr. Finn is currently a director of WaveGuide Corporation, a health care technology company and Owl Rock Capital Corporation, a private equity firm specializing in mezzanine loan investments in middle-market companies.

Mr. Finn has over 30 years of experience in the financial industry, including his service in leadership roles in the investment banking and private equity sectors, which provides the Board with additional expertise in strategically growing businesses. Mr. Finn’s service as the Co-Head of Mergers and Acquisitions for Credit Suisse augments the Board’s capabilities in analyzing and evaluating acquisition opportunities. Mr. Finn qualifies as an “audit committee financial expert” as that term is defined in the applicable rules and regulations of the SEC (“SEC Rules”) and his financial experience is also particularly valuable to the Board in his service as a member of the Audit Committee and the Finance Committee.

Committee Memberships: Audit; Finance

James F. McCann, age 66, Director of the Company since 2014

Mr. McCann is the Founder and Executive Chairman of the Board of 1-800-Flowers.com, the world’s leading online florist and gift shop, and has served in that capacity since its inception in 1976, when he began a retail chain of flower shops in the New York metropolitan area. In addition to serving as Executive Chairman of the Board, Mr. McCann served as Chief Executive Officer of 1-800-Flowers.com from 1976 until June 2016.

Mr. McCann is currently a director and Chairman of the Board of Willis Towers Watson Plc and a director of International Game Technology Plc (formerly GTECH S.p.A. and Lottomatica Group S.p.A.).

With nearly 40 years of business experience, and as the long-time Executive Chairman and former Chief Executive Officer of 1-800-Flowers.com, Mr. McCann brings considerable leadership, innovation and unparalleled business acumen to the Board.

Committee Membership: Finance

Nancy G. Mistretta, age 63, Director of the Company since 2007

Ms. Mistretta is a retired partner of Russell Reynolds Associates (“Russell Reynolds”), an executive search firm, where she served as a partner from February 2005 until June 2009. She was a member of Russell Reynolds’ Not-For-Profit Sector and was responsible for managing executive officer searches for many large philanthropic organizations, with a particular focus on educational searches for presidents, deans and financial officers. Based in New York City, she also was active in the CEO/Board Services Practice of Russell Reynolds. Prior to joining Russell Reynolds, Ms. Mistretta was with JPMorgan Chase & Co. and its heritage institutions (collectively, “JPMorgan”) for 29 years and served as a Managing Director in Investment Banking from 1991 to 2005. Ms. Mistretta is currently a director of HSBC North America Holdings, Inc., HSBC USA Inc., and HSBC Bank USA, N.A. In addition, Ms. Mistretta is a member of the Board of Directors of GAM Holding AG in Zurich, Switzerland, where she chairs the Compensation Committee and serves on the Governance and Nominating Committee.

Throughout her nearly 30-year career at JPMorgan, Ms. Mistretta demonstrated a broad base of leadership, international, marketing/consumer industry, retail and financial experience, including through roles as Managing Director responsible for Investment Bank Marketing and Communications, industry head responsible for the Global Diversified Industries group and industry head responsible for the Diversified, Consumer Products and Retail Industries group. Ms. Mistretta qualifies as an “audit committee financial expert” as that term is defined in the applicable SEC Rules and her financial experience is particularly valuable to the Board in her service as Chair of the Audit Committee and member of the Finance Committee.

Committee Memberships: Audit (Chair); Finance

Recommendation and Vote

Under Ohio law and the Company’s Code of Regulations, the three nominees for election as Class II directors receiving the greatest number of votes FOR election will be elected as directors of the Company. Common Shares represented by properly executed and returned forms of proxy or properly authenticated voting instructions recorded through the Internet or by telephone will be voted FOR the election of the Board’s nominees, unless authority to vote for one or more of the nominees is withheld. Common Shares as to which the authority to vote is withheld and Common Shares represented by broker non-votes will not be counted toward the election of directors or toward the election of the individual nominees of the Board, as applicable.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL OF THE ABOVE-NAMED CLASS II DIRECTOR NOMINEES.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board and Board Member Attendance at Annual Meeting of Shareholders

The Board held eight meetings during the 2017 fiscal year. Each Board member attended at least 75% of the aggregate number of Board and applicable Board committee meetings during the 2017 fiscal year.

Although the Company does not have a formal policy requiring Board members to attend annual shareholder meetings, the Company encourages all directors to attend each such annual meeting. All of the directors attended the 2017 Annual Meeting of Shareholders held on Friday, January 27, 2017.

Committees of the Board

The Board has established five standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Compensation and Organization Committee; (3) the Nominating and Governance Committee; (4) the Finance Committee; and (5) the Innovation and Technology Committee. Membership on each of these committees, as of December 1, 2017, is shown in the following chart:

Audit	Compensation and Organization	Nominating and Governance	Finance	Innovation and Technology
Nancy G. Mistretta (Chair)	Michelle A. Johnson (Chair)	Stephen L. Johnson (Chair)	Katherine Hagedorn Littlefield (Chair)	Thomas N. Kelly Jr. (Chair)
Brian D. Finn	Stephen L. Johnson	Michelle A. Johnson	Brian D. Finn	Adam Hanft
Thomas N. Kelly Jr.	Thomas N. Kelly Jr.	Peter E. Shumlin	James F. McCann	Stephen L. Johnson
	Peter E. Shumlin	John R. Vines	Nancy G. Mistretta	Katherine Hagedorn Littlefield

Audit Committee

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s website at http://investor.scotts.com. At least annually, in consultation with the Nominating Committee, the Audit Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Audit Committee is responsible for: (1) overseeing the accounting and financial reporting processes of the Company, including the audits of the Company’s consolidated financial statements; (2) appointing, compensating and overseeing the work of the independent registered public accounting firm employed by the Company; (3) establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or other compliance matters; (4) assisting the Board in its oversight of: (a) the integrity of the Company’s consolidated financial statements, (b) the Company’s compliance with applicable laws, rules and regulations, including applicable NYSE Rules, (c) the independent registered public accounting firm’s qualifications and independence, and (d) the performance of the Company’s internal audit function; and (5) undertaking the other matters required by applicable NYSE Rules as well as the SEC Rules.

Pursuant to its charter, the Audit Committee has the authority to engage and compensate such independent counsel and other advisors as the Audit Committee deems necessary to carry out its duties.

The Board has determined that each member of the Audit Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10A-3 promulgated by the SEC under the Exchange Act. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and its subsidiaries and satisfies the financial literacy requirement of the NYSE Rules. The Board has determined that Brian D. Finn and Nancy G. Mistretta each qualify as an “audit committee financial expert” as that term is defined in the applicable SEC Rules. None of the current members of the Audit Committee serves on the audit committee of more than two other public companies.

The Audit Committee met eight times during the 2017 fiscal year.

The following directors served on the Audit Committee during the 2017 fiscal year: Brian D. Finn, Thomas N. Kelly Jr. and Nancy G. Mistretta.

The Report of the Audit Committee begins on page 66.

Compensation and Organization Committee

The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Compensation Committee charter is posted under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com. At least annually, in consultation with the Nominating Committee, the Compensation Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Compensation Committee has responsibility for determining all elements of executive compensation and benefits for our CEO and other key executives of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table (the “NEOs”). As part of this process, the Compensation Committee determines the general compensation philosophy applicable to these individuals. In addition, the Compensation Committee advises the Board regarding executive officer organizational issues and succession plans. The Compensation Committee also acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit or retirement plan maintained by the Company, and serves as the committee administering The Scotts Miracle-Gro Company Long-Term Incentive Plan (the “Long-Term Incentive Plan”), The Scotts Company LLC Amended and Restated Executive Incentive Plan (the “EIP”), the Discounted Stock Purchase Plan and The Scotts Company LLC Executive Retirement Plan (the “ERP”).

Pursuant to its charter, the Compensation Committee has authority to retain special counsel, compensation consultants and other experts or consultants as it deems appropriate to carry out its functions and to approve the fees and other retention terms of any such counsel, consultants or experts. During the 2017 fiscal year, the Compensation Committee engaged independent consultant ClearBridge Compensation Group (“ClearBridge”) to advise the Compensation Committee with respect to market practices and competitive trends in the area of executive compensation, as well as ongoing regulatory considerations. The consultant provided guidance to assist the Compensation Committee in determining the compensation structure for our CEO, the other NEOs and other key management employees. ClearBridge did not provide any consulting services directly to management. The role of ClearBridge is further described in the section captioned “Our Compensation Practices — Role of Outside Consultants” within the Compensation Discussion and Analysis.

The Board has determined that each member of the Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10C-1 promulgated by the SEC under the Exchange Act. The Board also has determined that each member qualifies as an outside director for purposes of § 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee met eight times during the 2017 fiscal year.

The following directors served on the Compensation Committee during the 2017 fiscal year: Michelle A. Johnson, Stephen L. Johnson, Thomas N. Kelly Jr. and Peter E. Shumlin.

The Compensation Discussion and Analysis begins on page 21. The Compensation Committee Report appears on page 35.

Nominating and Governance Committee

The Nominating Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Nominating Committee charter is posted under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com. At least annually, the Nominating Committee evaluates its performance, reviews and assesses the adequacy of its charter and recommends to the Board any proposed changes thereto as may be necessary or desirable.

The Nominating Committee recommends nominees for membership on the Board as well as policies regarding the composition of the Board generally. The Nominating Committee also makes recommendations to the Board regarding committee selection, including committee chairs and rotation practices, the overall effectiveness of the Board and of management (in the areas of Board relations and corporate governance), director compensation and developments in corporate governance practices. The Nominating Committee is responsible for developing a policy regarding the consideration of candidates recommended by shareholders for election or appointment to the Board and procedures to be followed by shareholders in submitting such recommendations, consistent with any shareholder nomination requirements that may be set forth in the Company’s Code of Regulations and applicable laws, rules and regulations. In considering potential nominees for election or appointment to the Board, the Nominating Committee conducts its own search for available, qualified nominees and will consider candidates from any reasonable source, including shareholder recommendations. The Nominating Committee is also responsible for developing and recommending to the Board corporate governance guidelines applicable to the Company and overseeing the evaluation of the Board.

The Board has determined that each member of the Nominating Committee satisfies the applicable independence requirements set forth in the NYSE Rules.

The Nominating Committee met four times during the 2017 fiscal year.

The following directors served on the Nominating Committee during the 2017 fiscal year: Michelle A. Johnson, Stephen L. Johnson, Peter E. Shumlin and John R. Vines.

Finance Committee

The Finance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Finance Committee charter is posted under the “Corporate Governance” link on the Company’s website located at
http://investor.scotts.com.

The Finance Committee assists the Board in the oversight of the finance and investment functions of the Company, the Company’s capital structure and the financing and financial structure of proposed acquisitions and divestitures in which the Company engages as part of its business strategy from time to time. In discharging these duties, the Finance Committee oversees a broad range of financial matters, including the Company’s capital expenditures budget, investment policies, stock repurchase programs, dividend payments, cash management and corporate financing matters. The Finance Committee also advises the Board with respect to acquisitions, divestitures, other significant corporate transactions, and integration of acquired businesses and business development opportunities. Pursuant to its charter, and delegation approved by the Board, the Finance Committee is responsible for approving certain acquisition, divestiture and corporate financing transactions.

The Finance Committee met seven times during the 2017 fiscal year.

The following directors served on the Finance Committee during the 2017 fiscal year: Brian D. Finn, Katherine Hagedorn Littlefield, James F. McCann and Nancy G. Mistretta.

Innovation and Technology Committee

The Innovation and Technology Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A copy of the Innovation and Technology Committee charter is posted under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com.

The Innovation and Technology Committee assists the Board in its oversight of management’s activities and processes related to the development of the Company’s technology plans, commercial and technical innovation strategies, and the Company’s policies and practices with respect to corporate social responsibility (including stewardship and sustainability).

The Innovation and Technology Committee met four times during the 2017 fiscal year.

The following directors served on the Innovation and Technology Committee during the 2017 fiscal year: Thomas N. Kelly Jr., Katherine Hagedorn Littlefield, Adam Hanft and Stephen L. Johnson.

Compensation and Organization Committee Interlocks and Insider Participation

With respect to the 2017 fiscal year and from October 1, 2017 through the date of this Proxy Statement, there were no interlocking relationships between any executive officer of the Company and any entity, one of whose executive officers served on the Company’s Compensation Committee or Board, or any other relationship required to be disclosed in this section under applicable SEC Rules.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

In accordance with applicable sections of the NYSE Rules, the Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees. The Board, with the assistance of the Nominating Committee, periodically reviews the Corporate Governance Guidelines to ensure they remain in compliance with all applicable requirements and appropriately address evolving corporate governance issues.

The Corporate Governance Guidelines are posted under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com.

Director Independence

In consultation with the Nominating Committee, the Board has reviewed, considered and discussed the relationships, both direct and indirect, of each current director or nominee for election as a director with the Company and its subsidiaries, including those listed under the section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,” and the compensation and other payments each director and each nominee has, both directly and indirectly, received from or made to the Company and its subsidiaries, to determine whether such director or nominee satisfies the applicable independence requirements set forth in the NYSE Rules and the SEC Rules. As part of its independence analysis, the Board considers all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business relationships any director or nominee may have with the Company.

Based upon the recommendation of the Nominating Committee and its own review, consideration and discussion, the Board has determined that the following Board members satisfy such independence requirements and are, therefore, “independent” directors:

(1) Brian D. Finn	(5) James F. McCann
(2) Michelle A. Johnson	(6) Nancy G. Mistretta
(3) Stephen L. Johnson	(7) Peter E. Shumlin
(4) Thomas N. Kelly Jr.	(8) John R. Vines

The Board determined that: (a) Mr. Hagedorn is not independent because he is the Company’s CEO; (b) Ms. Littlefield is not independent because she is the sister of Mr. Hagedorn; and (c) Mr. Hanft is not independent because he has received consulting compensation from the Company within the last three years that exceeds the applicable threshold for determining whether a director can be considered independent.

Nominations of Directors

The Board, taking into account the recommendations of the Nominating Committee, selects nominees to stand for election to the Board. The Nominating Committee considers candidates for the Board from any reasonable source, including current director, management and shareholder recommendations, and does not evaluate candidates differently based on the source of the recommendation. Pursuant to its written charter, the Nominating Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms of any such consultant or search firm.

Shareholders may recommend director candidates for consideration by the Nominating Committee by giving written notice of the recommendation to the Corporate Secretary of the Company. The recommendation must include the candidate’s name, age, business address and principal occupation or employment, as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so elected, must accompany any such recommendation.

The Company’s Corporate Governance Guidelines specify that, in general, a director should not stand for re-election once he or she has reached the age of 72, but provide the Board with flexibility to nominate a director who is age 72 or older based on individual circumstances.

Communications with the Board

The Board believes it is important for shareholders and other interested persons to have a process pursuant to which they can send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board, the Lead Independent Director, the non-employee directors as a group, the independent directors as a group or any particular director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Lead Independent Director,” to the “Non-employee Directors” or “Independent Directors” as a group or to the “Board of Directors” as a whole, and sending it in care of the Company to the Company’s principal corporate offices at 14111 Scottslawn Road, Marysville, Ohio 43041. All such correspondence should identify the author as a shareholder or other interested person, explain such person’s interest and clearly indicate to whom the correspondence is directed. Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. Copies of all correspondence will be circulated to the appropriate director or directors. There is no screening process in respect of communications from shareholders and other interested persons.

Code of Business Conduct and Ethics

In accordance with applicable NYSE Rules and SEC Rules, the Board has adopted The Scotts Miracle-Gro Company Code of Business Conduct and Ethics, which is available under the “Corporate Governance” link on the Company’s website located at http://investor.scotts.com.

All employees of the Company and its subsidiaries, including each NEO, and all directors of the Company are required to comply with the Company’s Code of Business Conduct and Ethics. The Sarbanes-Oxley Act of 2002 and the SEC Rules promulgated thereunder require companies to have procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The procedures for addressing these matters are set forth in the Company’s Code of Business Conduct and Ethics.

NON-EMPLOYEE DIRECTOR COMPENSATION

Benchmarking Non-Employee Director Compensation

The Board believes that non-employee director compensation should be competitive with similarly situated companies and encourage high levels of ownership of Common Shares. To ensure that non-employee director compensation levels remain competitive, the Board periodically engages an independent outside consultant to conduct a benchmark study. The most recent benchmark study was conducted by Frederic W. Cook & Co. in 2013 (the “Benchmark Study”) that compared each element of non-employee director compensation against the then-current peer group used to benchmark NEO compensation (the “Compensation Peer Group”). For further discussion of the Compensation Peer Group, see the section of this Proxy Statement captioned “Our Compensation Practices — Compensation Peer Group” within the Compensation Discussion and Analysis. The Board relied on the Benchmark Study to evaluate the competitiveness of the non-employee director compensation structure for the 2017 calendar year. Although the Board establishes the non-employee director compensation on a calendar year basis, where applicable, the amounts are presented on a fiscal year basis in this Proxy Statement.

Non-Employee Director Compensation Structure for 2017

In an effort to better leverage the collective skills and experience of the Company’s non-employee directors, the Company expects each non-employee director to dedicate significant time beyond Board and committee meetings to Board service. In addition to their participation at Board and committee meetings, the Company expects the non-employee directors to spend several days each year “in the field” immersing themselves in the Company’s business to gain additional insights and perspective regarding the Company’s operations, partners, customers and consumers.

The annual Board retainer paid by the Company to the non-employee directors consists of a quarterly cash retainer and an annual grant of deferred stock units (“DSUs”). No additional compensation is provided for serving as a committee chair, serving as a committee member, or attending Board or committee meetings. The Lead Independent Director receives additional cash compensation and DSUs for serving in that role, as reflected in the table below. The Company believes this simplified retainer structure reflects the additional responsibilities that the Company expects each non-employee director to assume, facilitates the rotation of directors among the various Board committees and ensures that the Company continues to provide a competitive level of compensation to its non-employee directors. By delivering approximately two-thirds of the annual Board retainer in the form of equity-based compensation, the structure also strengthens the alignment between the interests of the

Company’s non-employee directors and its shareholders. Based on the results of the Benchmark Study, the compensation provided by the Company to its non-employee directors was at the high end of the Compensation Peer Group.

The 2017 calendar year compensation structure for non-employee directors, which increased by 5.5% versus the 2016 calendar year, reflects a combination of annual cash retainers and equity-based compensation granted in the form of DSUs as follows:

	Annual Retainers Paid in Cash (1)	Value of DSUs Granted

Board Membership	$100,000	$185,000
Lead Independent Director (Supplemental)	$15,000	$35,000
________________________

(1)	The annual cash-based retainer is paid in quarterly installments.

In addition to the above compensation elements, non-employee directors also receive reimbursement of all reasonable travel and other expenses for attending Board meetings or other Company-related functions. Further, as circumstances permit, we allow family members to accompany directors on business-related flights on the corporate aircraft. The inclusion of family members on these flights does not incur any incremental costs to the Company.

Equity-Based Compensation

For the 2017 calendar year, the equity-based compensation for non-employee directors was granted in the form of DSUs. Each whole DSU represents a contingent right to receive one full Common Share. The number of DSUs is determined by dividing the intended grant value by the closing price of one Common Share on NYSE on the applicable grant date, and rounding up to the next whole share.

Dividend Equivalents

Each DSU is granted with a related dividend equivalent, which represents the right to receive additional DSUs in respect of dividends that are declared and paid in cash in respect of the Common Shares underlying the DSUs, during the period beginning on the grant date and ending on the settlement date. Such cash dividends are converted to DSUs based on the fair market value of Common Shares on the date the dividend is paid. Dividends declared and paid in the form of Common Shares are converted to DSUs in proportion to the dividends paid per Common Share.

Vesting and Settlement

DSU grants for non-employee directors typically are approved by the Board at a meeting held around the time of the annual meeting of shareholders. The grant date typically is established as the day of or the first business day after the annual meeting of shareholders. For the 2017 calendar year, DSUs were granted to the non-employee directors on January 30, 2017. In general, the DSUs granted to non-employee directors in the 2017 calendar year, including dividend equivalents converted to DSUs, vest on the date of the Annual Meeting. The DSUs (and related dividend equivalents) become 100% vested if a non-employee director’s service on the Board terminates as a result of his or her death or becoming totally disabled. The unvested DSUs (and related dividend equivalents) are immediately forfeited if the service of a non-employee director terminates prior to the vesting date for any reason other than a change in control of the Company (except as provided above for death or disability). Subject to the terms of the Long-Term Incentive Plan, whole vested DSUs are settled in Common Shares and fractional DSUs are settled in cash as soon as administratively practicable, but in no event later than 90 days following the earliest to occur of: (i) termination; (ii) death; (iii) disability; or (iv) the third anniversary of the grant date. Upon a change in control of the Company, each non-employee director’s outstanding DSUs vest on the date of the change in control, and settle as described above. Until the DSUs are settled, a non-employee director has none of the rights of a shareholder with respect to the Common Shares underlying the DSUs.

Deferral of Cash-Based Retainers

For the 2017 calendar year, the non-employee directors had the option to elect, in advance, to receive up to 100% of their quarterly cash retainers in cash or fully-vested DSUs. If DSUs were elected, the non-employee director received the number of DSUs determined by dividing the deferral amount by the closing price of one Common Share on NYSE on the applicable grant date, and rounding up to the next whole share. DSUs granted in connection with deferral elections will be settled on the same terms as described above. For the 2017 calendar year, the following non-employee directors elected to receive the respective portion of their quarterly cash retainers in fully vested DSUs: Mr. Finn, 100%; Mr. Hanft, 50%; and Mr. Johnson, 25%. None of the other non-employee directors elected to defer any portion of their 2017 calendar year cash retainer.

Non-Employee Director Stock Ownership Guidelines

The Board believes that ownership of Common Shares strengthens directors’ commitment to the long-term future of the Company and further aligns their interests with those of the Company’s shareholders. Accordingly, the Board has adopted stock ownership guidelines applicable to all non-employee directors. Under the stock ownership guidelines, each non-employee director is expected to own Common Shares having a value of at least five times the annual cash retainer. For purposes of determining compliance with the stock ownership guidelines, the value of beneficially-owned shares is determined as follows:

•	100% of the value of Common Shares directly registered to the director and/or held in a brokerage account;

•	60% of the “in-the-money” portion of any non-qualified stock option (“NSO”), whether vested or unvested; and

•	60% of the value of unsettled full-value awards (e.g., DSUs), whether vested or unvested.

The stock ownership guidelines require each non-employee director to retain 50% of any individual equity-based awards until the ownership guideline has been achieved.

Non-Employee Director Compensation Table

The following table sets forth the compensation awarded to, or earned by, each of the non-employee directors of the Company for the 2017 fiscal year. Mr. Hagedorn did not receive any additional compensation for his services as a director. Accordingly, Mr. Hagedorn’s compensation is reported in the section captioned “EXECUTIVE COMPENSATION” and is not included in the table below.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(4)(5)		Total ($)
Brian D. Finn	100,000		185,030		285,030
Adam Hanft	100,000	(2)	185,030	(2)	285,030
Michelle A. Johnson	100,000		185,030		285,030
Stephen L. Johnson	100,000		185,030		285,030
Thomas N. Kelly Jr.	100,000		185,030		285,030
Katherine Hagedorn Littlefield	100,000		185,030		285,030
James F. McCann	100,000		185,030		285,030
Nancy G. Mistretta	100,000		185,030		285,030
Peter E. Shumlin	75,000		185,030		260,030
John R. Vines	115,000	(3)	220,084	(6)	335,084

________________________

(1)
Reflects the cash-based retainer earned for services rendered during the 2017 fiscal year, paid at a rate of $25,000 per quarter. With respect to Mr. Finn, Mr. Hanft and Mr. Johnson, consistent with their elections to defer the cash-based retainer, the amount reported includes a total of $100,000, $50,000 and $25,000 respectively, in cash fees from October 1, 2016 through September 30, 2017 that were deferred and awarded in the form of fully vested DSUs on October 1, 2016, January 30, 2017, April 1, 2017 and July 1, 2017.

With respect to Mr. McCann, reflects the cash-based retainer earned for services rendered during the 2017 fiscal year in the amount of $25,000 in cash fees from October 1, 2016 to December 31, 2016 that were deferred and awarded in the form of fully vested DSUs on October 1, 2016. While fees earned or paid are reported on a fiscal year basis, elections to defer cash-based retainers are made on a calendar year basis. Mr. McCann did not elect to defer his cash-based retainer for calendar year 2017.

Mr. Shumlin joined the Board on January 27, 2017, and therefore did not receive a cash retainer for the first quarter of the 2017 fiscal year.

(2)
In addition to the cash-based retainer and DSUs granted to Mr. Hanft for his service on the Board, he earned an additional $900,000 in cash-based consulting fees and received a grant of $400,045 in restricted stock units (“RSUs”) for the provision of strategic marketing consulting services to the Company. The value of the RSUs was determined using the fair market value of the underlying Common Shares on February 1, 2017, the date of the grant, and was calculated in accordance with the equity compensation accounting provisions of FASB ASC Topic 718.

(3)	With respect to General Vines, reflects an additional cash-based retainer of $15,000 for his service as the Company’s Lead Independent Director from October 1, 2016 through September 30, 2017.

(4)
Reflects the aggregate grant date fair value of DSUs granted during the 2017 fiscal year. The value of each DSU was determined using the fair market value of the underlying Common Shares on January 30, 2017, the date of the grant, and was calculated in accordance with the equity compensation accounting provisions of FASB ASC Topic 718, without respect to forfeiture assumptions.

(5)
The aggregate number of Common Shares subject to RSUs (both vested and unvested) and DSUs (including both vested and unvested DSUs, DSUs granted as a result of converting dividend equivalents and DSUs granted in lieu of cash retainer) outstanding as of September 30, 2017 was as follows:

Name	Aggregate Number of Common Shares Subject to Stock Awards Outstanding as of September 30, 2017
Brian D. Finn	11,668
Adam Hanft (includes RSUs received in connection with consulting agreement)	13,919
Michelle A. Johnson	7,482
Stephen L. Johnson	8,483
Thomas N. Kelly Jr.	7,482
Katherine Hagedorn Littlefield	7,482
James F. McCann	8,896
Nancy G. Mistretta	7,482
Peter E. Shumlin	2,024
John R. Vines	9,036

(6)	Reflects an additional grant of $35,000 in DSUs for General Vines’ service as the Company’s Lead Independent Director during the 2017 fiscal year.

EXECUTIVE OFFICERS

The executive officers of the Company who are not directors, their positions and, as of December 1, 2017, their ages and years with the Company (and its predecessors) are set forth below.  Information for Mr. Hagedorn, our Chief Executive Officer and Chairman of the Board, can be found under “PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS.”

Name	Age	Position(s) Held	Years with Company
Thomas R. Coleman	48	Executive Vice President and Chief Financial Officer	18
Michael C. Lukemire	59	President and Chief Operating Officer	21
Denise S. Stump	63	Executive Vice President, Global Human Resources and Chief Ethics Officer	17
Ivan C. Smith	48	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	14

Executive officers serve at the discretion of the Board of the Company and pursuant to executive severance agreements or other arrangements. The business experience of each of the individuals listed above during at least the past five years is as follows:
Mr. Coleman was named Executive Vice President and Chief Financial Officer of the Company in April 2014. Prior to this appointment, Mr. Coleman served as interim principal financial officer of the Company between February 2013 and March 2013. Prior to February 2013, Mr. Coleman served as Senior Vice President, Global Finance Operations and Enterprise Performance Management Analytics for The Scotts Company LLC (“Scotts LLC”), a wholly-owned subsidiary of the Company, since January 2011. Prior to 2011, Mr. Coleman held various managerial roles at the Company.
Mr. Lukemire was named President and Chief Operating Officer of the Company in February 2016. He served as Executive Vice President and Chief Operating Officer of the Company from December 2014 until February 2016. Prior to this appointment, Mr. Lukemire had served as Executive Vice President, North American Operations of the Company from April 2014 until December 2014, as Executive Vice President, Business Execution of the Company from May 2013 until April 2014 and as President, U.S. Consumer Regions of the Company from October 2011 until May 2013. Prior to 2011, Mr. Lukemire held various managerial roles at the Company.
Ms. Stump was named Executive Vice President, Global Human Resources of the Company (or its predecessor) in February 2003 and Chief Ethics Officer of the Company in October 2013. Prior to 2003, Ms. Stump held various managerial roles at the Company.
Mr. Smith was named Executive Vice President, General Counsel and Corporate Secretary of the Company in July 2013 and Chief Compliance Officer of the Company in October 2013. Prior to July 2013, he served as Vice President, Global Consumer Legal and Assistant General Counsel of Scotts LLC since October 2011. Prior to 2011, Mr. Smith held various managerial roles at the Company.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (the “CD&A”) provides insight to our shareholders regarding our executive compensation philosophy, the structure of our executive compensation programs and the factors that we consider when making compensation decisions for the executive officers named in the Summary Compensation Table (“NEOs”).

Executive Summary

The Company believes its compensation practices and the overall level of executive compensation are competitive when compared with our Compensation Peer Group and reflect fair pay relative to the Company’s financial performance. Proposal Number 2, found on page 57, provides shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. At our 2017 Annual Meeting of Shareholders held on Friday, January 27, 2017, shareholders had the opportunity to provide an advisory vote on the compensation paid to our NEOs, a so-called “Say-on-Pay” vote. Over 98% of the votes cast by our shareholders were in favor of our “Say-on-Pay” vote. Accordingly, the Compensation Committee generally believes that such results affirm shareholder support of our approach to executive compensation. Indeed, none of the changes made to our compensation structure in 2017 were in response to the vote, but are part of continuous efforts to evaluate and improve our compensation programs.

Our compensation programs align our NEOs’ interests with those of our shareholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing shareholder value. We also recognize that leadership qualities demonstrated by our NEOs drive success in our business and should be rewarded along with financial results. Finally, the Compensation Committee strives to ensure that our executive compensation levels are competitive with companies of a like nature. In short, we pay for performance: where financial and leadership objectives are met or exceeded, our compensation programs provide higher payouts to our NEOs and vice-versa. Accordingly, based on exceeding the pre-defined performance goals for the 2017 fiscal year, our NEOs achieved incentive payouts that were above target.

We Believe in Linking Pay to Shareholder Value Creation

Linking executive pay to shareholder value creation is central to the design of our executive compensation programs. The Compensation Committee strives to achieve that linkage through our short-term and long-term compensation plans, and exercises its discretion to make adjustments to the design of our programs to ensure that our executives are rewarded fairly, over time, relative to the shareholder value they help create. We believe shareholder value is created by profitability growth, consistently delivering strong free cash flow and demonstrated leadership by our NEOs. To that end, the Compensation Committee modified the design of our compensation programs for the 2017 fiscal year to include a free cash flow metric, which, in addition to a profit metric, directly links executive pay to shareholder value creation over both a short-term and a long-term horizon. Our NEOs are directly aligned with, and invested in, the success of our business because they are impacted positively or negatively through their pay opportunities as shareholders are impacted positively or negatively through their return on investment.

Our compensation programs include the following measures to ensure that compensation granted to our NEOs is aligned with the interests of our shareholders and the key drivers of shareholder value creation:

•
A significant portion of the total direct compensation opportunity for each of our NEOs is tied directly to both short-term and long-term financial performance or long-term appreciation of our share price, directly aligning the interests of the NEOs with our shareholders.

•
Our annual incentive compensation program is structured to reward increased cash flow and profitability growth to drive long-term value creation and also includes a subjective factor to emphasize the importance of demonstrated leadership qualities. We believe effective leadership is as important to the long-term success of the Company as delivering on financial results.

•
Our annual incentive compensation program includes a funding trigger to mitigate the potential risk associated with short-term decisions by our NEOs that may not be in the best interests of the Company or its shareholders. The funding trigger is intended to enhance compliance with our credit facility by requiring compliance with certain debt covenants. Our failure to meet the funding trigger would result in a forfeiture of the annual incentive awards.

Executive Compensation Reflects Financial Performance and Fair Target Setting

Consistent with our executive compensation program design, our compensation program results* for the 2017 fiscal year reflected the Company’s financial results:

•
The target performance level for the 2017 fiscal year annual incentive plan was set based on an expectation that the Company would deliver 13.5% profitability growth and $220.0 million of net cash provided by operating activities, reduced by investments in property, plant and equipment (“Non-GAAP Free Cash Flow”).

•
Our consolidated adjusted earnings before interest, taxes and amortization (“Non-GAAP Adjusted EBITA”), which was weighted at 75% under the annual incentive plan for the 2017 fiscal year, increased by 2.5% compared to the prior year but came in below target performance. The Company delivered $290.0 million in Non-GAAP Free Cash Flow, weighted at 25% under the annual incentive plan for the 2017 fiscal year, which was approximately 32% above target performance. As a result, incentive payouts were above target for the NEOs, driven by our strong cash flow results.

________________________

*
There may be differences between the Company’s reported financial results and the amounts used for purposes of calculating incentive payments under the annual incentive compensation program since the calculations reflect currency translation based on budgeted, rather than actual, exchange rates and other discretionary adjustments the Compensation Committee may make based on individual facts and circumstances.

The Compensation Committee believes the level of variable compensation reported for our NEOs in the Summary Compensation Table is appropriate given the overall financial performance achieved by the Company for the 2017 fiscal year.

Compensation Design Reflects Key Market Practices

We believe our compensation design and practices align our executive compensation with our shareholders’ interests and reflect current market practices, including:

•
Performance-Based Pay: Consistent with our pay-for-performance philosophy, approximately 75% of the target annual compensation opportunity for our CEO was delivered in the form of variable pay tied to financial performance. For the other NEOs, approximately 70% of their target annual compensation opportunity was delivered in the form of variable pay tied to financial performance.

•
No Employment Agreements: The Company does not maintain employment agreements with any of the NEOs. Severance benefits for our CEO are provided under a separate severance agreement, and severance benefits for all other NEOs are provided under an executive severance plan.

•	Limited Executive Perquisites: The Company does not offer certain cash-based executive perquisites, such as car allowances and financial planning services.

•
Double-Trigger Change in Control Provisions: Our plans include “double-trigger” change in control provisions, which provide for vesting upon involuntary termination of employment within 24 months after a change in control if equity-based awards are assumed or substituted in the transaction or if equity-based awards otherwise continue in effect after the transaction.

•
Clawback Provisions: All of our equity-based awards and annual incentive awards contain provisions designed to recoup such awards for violation of non-compete covenants or engaging in conduct that is detrimental to the Company. In addition, our Executive Compensation Recovery Policy allows the Company to recover annual incentive award payments and equity award distributions in the event of a required accounting restatement due to material non-compliance with any applicable financial reporting requirement.

•
Stock Ownership Guidelines: Our stock ownership guidelines are designed to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The ownership guidelines, which are competitive with the levels maintained by our Compensation Peer Group, are: 10 times base salary for the CEO, 5 times base salary for the COO and 3 times base salary for all other NEOs.

•	No Excess Benefit Retirement Plan: Our excess benefit plan was frozen effective December 31, 1997 and the only NEO who was enrolled in this plan prior to this date is our CEO.

•
Independent Consultants: Our Compensation Committee engages an independent consultant to advise with respect to executive compensation levels and practices. The consultant provides no services to management and had no prior relationship with any of our NEOs.

•
Insider Trading Policy; Anti-Hedging Policy: Our Insider Trading Policy prohibits all Company employees, including our NEOs and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

Our Compensation Philosophy and Objectives

Objectives: The culture of our Company is based on a strong bias for action aimed at delivering sustainable results and driving value to our shareholders. We believe our compensation programs promote accountability and a performance-based culture, with significant emphasis on both short-term and long-term incentives that are designed to achieve the following objectives:

•	Attract, retain and motivate top leadership talent;

•	Drive performance that generates long-term profitable growth;

•	Reward behaviors that reinforce our business strategy and desired culture;

•	Encourage teamwork across business units and functional areas; and

•	Link rewards to shareholder value creation.

Guiding Principles: The Company has adopted the following guiding principles as a framework for making compensation decisions while maintaining flexibility to respond to the competitive market for executive talent:

•
Structure total compensation levels within the competitive market range for similar executive roles, which is generally viewed as the pay range between the 25th percentile and the 75th percentile of the Compensation Peer Group (the “Competitive Market Range”);

•	Place greater emphasis on variable pay versus fixed pay;

•	Emphasize pay-for-performance to motivate both short-term and long-term performance for the benefit of shareholders; and

•	Provide the opportunity for meaningful wealth accumulation over time, tied directly to shareholder value creation.

Setting Pay Levels and Pay Mix: The Compensation Committee exercises its discretion to position individual pay levels and pay mix (i.e., how much of the pay opportunity is allocated among base salary, target incentive opportunity and long-term value) relative to the Competitive Market Range based on a subjective assessment of the individual facts and circumstances, including:

•	The relative degree of organizational impact and influence of the role (what we refer to as “role-based pay”);

•	The competency, experience and skill level of the executive; and

•	The overall level of personal performance and expected contribution to the success of our business in the future.

Elements of Executive Compensation

To best promote the objectives of our executive compensation program, the Company relies on a mix of five principal short-term and long-term compensation elements. For the 2017 fiscal year, the elements of executive compensation were:

•	Base salary;

•	Annual cash incentive compensation;

•	Long-term equity-based incentive awards;

•	Executive perquisites and other benefits; and

•	Retirement plans and deferred compensation benefits.

The Compensation Committee has responsibility for determining all elements of compensation granted to our NEOs and other key management employees. On an annual basis, the Compensation Committee reviews the relative mix or weighting between short-term and long-term compensation elements to ensure that the structure of our executive compensation is consistent with our compensation philosophy and guiding principles.

Base Salary (short-term compensation element)

Base salary is the primary fixed element of total compensation and serves as the foundation of the total compensation structure, since most of the variable compensation elements are linked directly or indirectly to the base salary level. Base salaries of the NEOs are reviewed on an annual basis and compared against the Competitive Market Range for similar positions based on survey data provided by the Company’s compensation consultants. The Compensation Committee exercises its discretion to position individual base salary levels for the NEOs relative to the Competitive Market Range based on a subjective assessment of organizational and individual qualities and characteristics, including the strategic importance of the individual’s job function to the Company, as well as an NEO’s experience, competency, skill level, overall contribution to the success of our business and potential to make significant contributions to the Company in the future.

Annual Cash Incentive Compensation (short-term compensation element)

The Scotts Company LLC Amended and Restated Executive Incentive Plan (“EIP”) provides annual cash incentive compensation opportunities based on Non-GAAP Adjusted EBITA, Non-GAAP Free Cash Flow and the leadership qualities demonstrated by our NEOs, because we believe these performance metrics drive shareholder value.

EIP Performance Metrics: For the 2017 fiscal year, the incentive awards were based on a combination of Non-GAAP Adjusted EBITA (75% weighting) and Non-GAAP Free Cash Flow (25% weighting), calculated at the consolidated Company level, as follows:

•
Non-GAAP Adjusted EBITA — This measure is calculated as GAAP income from operations adjusted to exclude amortization expense within selling, general and administrative expenses; charges or credits relating to impairments; restructurings; discontinued operations; and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business. This measure is adjusted to exclude acquisitions and divestitures during the year unless their expected results are reflected in our annual budget. This measure is also subject to further adjustments at the discretion of the Compensation Committee, based on individual facts and circumstances.

•	Non-GAAP Free Cash Flow — This measure is calculated as net cash provided by operating activities reduced by investments in property, plant and equipment.

As reflected in the table below, to account for potential weather-related volatility, a threshold payout of 50% can be achieved at a Non-GAAP Adjusted EBITA level that is 2.5% above the prior year, excluding the full-year impact of acquisitions, and a Non-GAAP Free Cash Flow level that is 2.3% below the prior year. The target performance goal required to achieve a payout of 100% reflects Non-GAAP Adjusted EBITA growth of 13.5% versus the prior year, excluding the full-year impact of acquisitions, and Non-GAAP Free Cash Flow growth of 22.8% versus the prior year. The maximum performance goal, which reflects Non-GAAP Adjusted EBITA growth of 22.2% versus the prior year, excluding the full year impact of acquisitions, and Non-GAAP Free Cash Flow growth of 70.3% growth versus the prior year, was set at a level that the Compensation Committee believed to be achievable under ideal business and weather conditions.

The consolidated Company-level performance goals and actual performance results for the 2017 fiscal year (with dollars in millions) were:

	Metric Weighting	Payout Level				Performance Results*	Weighted Payout %
Metric		50.0%	100.0%	175.0%	250.0%
Non-GAAP Adjusted EBITA	75%	$451.7	$500.6	$518.5	$538.6	$472.4	53.4%
Non-GAAP Free Cash Flow	25%	$175.0	$220.0	$265.0	$305.0	$290.0	53.1%
Total							106.5%
________________________

*
The Compensation Committee believes that the performance metrics should not be influenced by currency fluctuations and, therefore, where applicable, the EIP metrics reflect currency translation based on budgeted exchange rates, which is in contrast to actual exchange rates employed for currency conversions used for GAAP reporting. In addition, the Compensation Committee exercises its discretion to adjust the amounts used for purposes of calculating incentive payouts under the EIP based on individual facts and circumstances. As a result, there could be a difference between the Company’s reported financial results and the amounts shown in this Proxy Statement.

Funding Trigger: Payouts under the EIP are subject to the Company remaining in compliance with the quarterly debt/EBITDA ratio requirement under its credit facility. This requirement was met for the 2017 fiscal year.

Individual Discretionary Component: For the 2017 fiscal year, the Compensation Committee considered a discretionary Personal Performance Factor (“PPF”) to ensure we recognize and reward desired behaviors, not just financial results. The PPF is a multiplier on each NEO’s calculated incentive payout amount and is intended to reward and motivate our top performers by facilitating a meaningful differentiation of payouts based on personal goal achievement and demonstrated leadership and cultural attributes. The PPF multiplier can range between 0% and 150% and, in addition to financial results, incorporates a subjective assessment of effective leadership qualities such as team development, embodiment of the Company’s culture and personal development and growth. After applying the PPF, an individual participant could receive a total incentive payout that differs from the payout that would be calculated based solely on achievement of the performance metrics under this plan.
After considering these factors, as well as the financial performance of the Company, the Compensation Committee awarded the following EIP payouts for the 2017 fiscal year:

NEO	EIP Payout
Mr. Hagedorn	$1,546,380
Mr. Coleman	$593,072
Mr. Lukemire	$596,400
Ms. Stump	$386,595
Mr. Smith	$347,936

The above amounts are included in the Summary Compensation Table for the 2017 fiscal year.

Tax Deductibility: The Compensation Committee oversees the operation of the EIP, including approval of the plan design, performance objectives and payout targets for each fiscal year, and attempts to qualify the underlying payouts as performance-based compensation for purposes of IRC § 162(m) in order to maximize the tax deductibility of such compensation for the Company.

Long-Term Equity-Based Incentive Awards (long-term compensation element)

Long-term incentive compensation is an integral part of total compensation for Company executives and directly ties rewards to performance that creates and enhances shareholder value. The Compensation Committee targets the grant value of long-term equity-based incentive awards within the Competitive Market Range for each of our NEOs. Consistent with the Company’s performance-based pay philosophy, the Compensation Committee exercises its discretion to position the targeted grant value of individual equity-based incentive awards relative to the Competitive Market Range based on factors such as the overall performance level of the individual, the overall contribution of the individual to the success of the business, years of service and the potential of the individual to make significant contributions to the Company in the future.

For the 2017 fiscal year, the Compensation Committee decided to align a significant portion of the long-term equity-based compensation of the NEOs to a performance-based design directly connected to our strategic growth initiative (“Project Focus”), which provides a roadmap to reconfigure the Company to drive long-term enterprise-wide growth, achieve improved and consistent cash flow, incorporate a capital allocation strategy that is focused on returning cash to shareholders, and increase the overall level of investor return. The Compensation Committee believes it is critical that the compensation and interests of the NEOs be directly aligned with the success of Project Focus. To that end, on January 30, 2017, the Compensation Committee approved front-loaded performance unit grants to our NEOs, referred to as the Project Focus Awards (“PFAs”), that are intended to:

•	Ensure the alignment of management and shareholder interests;

•	Align management’s decision-making in support of the Project Focus financial objectives; and

•	Promote the retention and continuity of the Company’s senior leadership.

The performance period for the PFAs is the 2017-2021 fiscal year, which represents the 60-month forward-looking period that covers the first five years of the Project Focus planning horizon (the “PFA Performance Period”). The design of the PFAs pulls forward a portion of the grant value that likely would have been provided to each of the NEOs over the PFA Performance Period into a front-loaded performance-based award with robust performance goals tied to increased Non-GAAP Free Cash Flow and investor returns that are directly aligned to the objectives of Project Focus. Separate from the PFAs, on January 30, 2017, each NEO also received a grant of service-based RSUs structured to promote retention and continuity that are subject to three-year time-based cliff vesting. It is anticipated that the NEOs will continue to receive annual RSU grants over the balance of the PFA Performance Period, but due to the front-loaded nature of the PFAs, the value of the future RSU grants to the NEOs is expected to be significantly reduced versus recent annual grant levels.

PFAs granted in the 2017 fiscal year are subject to five-year, time-based cliff vesting on January 30, 2022, provided the Company achieves pre-defined performance criteria for the PFA Performance Period.  The PFAs include a provision for partial vesting in the event of involuntary termination without cause, retirement, death, disability, or change in control; however, with the exception of death or disability, any potential payouts are subject to achievement of the pre-defined performance criteria for the PFA Performance Period.  The PFAs also provide for an additional payment to mitigate the impact of any federal excise tax that may be triggered in connection with a change in control of the Company.

PFA Performance Metrics: The PFAs granted during the 2017 fiscal year are subject to the achievement of the following non-GAAP performance metrics:

•	Cumulative Non-GAAP Free Cash Flow (67% weighting) — Net cash provided by operating activities reduced by investments in property, plant and equipment accumulated over the PFA Performance Period; and

•
Calculated Investor Return (33% weighting) — Percentage of Adjusted Diluted EPS Growth* plus Dividend Yield**, calculated annually for the PFA Performance Period. To mitigate the risk of using a single point-to-point measurement, the average of the five annual calculations will be utilized to determine performance against this metric.

________________________

*
Derived from reported adjusted diluted income (loss) per Common Share from continuing operations and subject to discretionary adjustments the Compensation Committee may make based on individual facts and circumstances.

**    Annual dividend per share divided by the average of the closing share price for each quarter.

		PFA Performance Period Payout Levels
Metric	Metric Weighting	50%	100%	200%	250%
Cumulative Non-GAAP Free Cash Flow	67%	$500.0M	$900.0M	$1.3B	$1.5B
Avg. Annual Calculated Investor Return	33%	5.0%	10.0%	13.0%	15.0%

Failure to achieve the specified minimum performance goal for each metric will result in forfeiture of the portion of the PFAs associated with that metric. Each PFA granted to the NEOs in the 2017 fiscal year also includes a dividend equivalent right entitling the NEO to receive an amount in cash equal to the dividends declared and paid by the Company during the period beginning on the grant date and ending on the settlement date. Dividends are performance-based in that they are payable only on the number of shares actually achieved. Since the PFAs are intended to qualify as performance-based compensation for purposes of IRC § 162(m), the full value of these awards at the time of settlement is intended to be deductible. Information regarding our equity grant practices, including the determination of exercise price, can be found in the section captioned “Other Executive Compensation Policies, Practices and Guidelines — Practices Regarding Equity-Based Awards.”

Executive Perquisites and Other Benefits (short-term compensation element)

The Company maintains traditional health and welfare benefit plans and The Scotts Company LLC Retirement Savings Plan (the “RSP”), a qualified 401(k) plan, which are generally offered to all employees (subject to basic plan eligibility requirements) and are consistent with the types of benefits offered by other similar corporations. With the exception of a Company-paid annual physical examination and limited personal use of Company aircraft as provided below, none of the NEOs other than the CEO receive executive perquisites or benefits beyond those generally offered to all employees. From time-to-time, family members of the NEOs are accommodated as passengers on business-related flights on Company aircraft. There is no incremental cost to the Company for this perquisite.

All of the NEOs are entitled to limited personal use of Company aircraft at their own expense. Specifically, Mr. Hagedorn has an option to purchase up to 100 flight hours per year for personal use at the Company’s incremental direct operating cost per flight hour. All other NEOs are entitled to purchase up to 25 flight hours per year. There is no incremental cost to the Company for this perquisite other than the partial loss of a tax deduction of certain aircraft-related costs as a result of personal use of Company aircraft. Since Company aircraft are used primarily for business travel, the determination of the direct operating cost per flight hour excludes the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase cost of Company aircraft and the cost of maintenance not related to personal trips.

As an additional perquisite, Mr. Hagedorn has access to the services of the Company’s aviation mechanics and pilots in circumstances involving commuting flights on personal aircraft. Since the Company’s aviation mechanics and pilots are paid on a salary basis, there is no incremental cost to the Company for this perquisite. To the extent Mr. Hagedorn utilizes the Company’s aviation mechanics and pilots in connection with non-commuting flights on his personal aircraft, he reimburses the Company for a pro-rata portion of their salaries and fringe benefit costs. For further discussion, see section captioned “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.”

Retirement Plans and Deferred Compensation Benefits (long-term compensation element)

Executive Retirement Plan

The Scotts Company LLC Executive Retirement Plan (the “ERP”) is a non-qualified deferred compensation plan that provides executives the opportunity to: (1) defer compensation with respect to salary and amounts received in lieu of salary and (2) defer compensation with respect to any Performance Award (as defined in the ERP). The ERP consists of the following five parts:

•	Compensation Deferral, which allows continued deferral of up to 75% of salary and amounts received in lieu of salary;

•	Performance Award Deferral, which allows the deferral of up to 100% of any cash incentive compensation earned under the EIP;

•	Retention Awards, which reflect the Company’s contribution to the ERP for retention awards;

•	Supplemental Retirement Awards, which reflect Company directed contributions to the ERP, subject to the approval of the Compensation Committee; and

•	Crediting of Company matching contributions on qualifying deferrals.

The Supplemental Retirement Awards (“SRA”) provide a tax deferred approach to award additional compensation, on a discretionary basis, to the NEOs and other key management employees of the Company. The SRA contributions, which are subject to the discretion of the Compensation Committee, are funded on a monthly basis. While the awards are fully vested at the time of contribution, the SRA account balance cannot be distributed to the recipient for a minimum of six months following the termination of employment. During the 2017 fiscal year, the Compensation Committee awarded the following SRAs:

•
Since January 2014, the Compensation Committee has awarded Mr. Hagedorn an annualized SRA contribution of $1.0 million (payable in monthly installments of $83,333) in connection with the negotiation of the severance agreement Scotts LLC entered into with Mr. Hagedorn on December 11, 2013 (the “Hagedorn Severance Agreement”).

•
In February 2016, the Compensation Committee awarded Ms. Stump, who is retirement eligible, an annualized SRA contribution in lieu of a portion of her targeted long-term equity grant value for 2016. Beginning in February 2017, the Compensation Committee discontinued this SRA contribution due to Ms. Stump’s participation in the PFAs.

The Company matching contributions to the ERP were based on the same contribution formulae as those used for the RSP. Specifically, the Company matched participant contributions at a rate of 150% for the first 4% of eligible earnings contributed to the ERP and 50% for the next 2% of eligible earnings contributed to the ERP. Company matching contributions to the ERP are not funded until the first quarter of the subsequent calendar year, provided the individual is actively employed by the Company as of December 31.

All accounts under the ERP are bookkeeping accounts and do not represent claims against specific assets of the Company. Each participant may select one or more investment funds, including a Company stock fund, against which to benchmark such participant’s ERP accounts. The investment options under the ERP are substantially consistent with the investment options permitted under the RSP. Accordingly, there were no above-market or preferential earnings on investments associated with the ERP for any of the NEOs for the 2017 fiscal year.

Other Retirement and Deferred Compensation Plans

The Scotts Company LLC Excess Benefit Plan for Non Grandfathered Associates (the “Excess Pension Plan”) is an unfunded plan that provides benefits that cannot be provided under The Scotts Company LLC Associates’ Pension Plan (the “Associates’ Pension Plan”) due to specified statutory limits. The Associates’ Pension Plan and related Excess Pension Plan were frozen effective December 31, 1997 and, therefore, no additional benefits have accrued after that date under either plan. However, continued service taken into account for vesting purposes under the Associates’ Pension Plan is recognized with respect to the entitlement to, and the calculation of, subsidized early retirement benefits under the Excess Pension Plan. Based on his tenure, Mr. Hagedorn is the only NEO who participates in the Excess Pension Plan. For further details regarding the Excess Pension Plan, see section captioned “EXECUTIVE COMPENSATION TABLES — Pension Benefits Table.”

Our Compensation Practices

Determining Executive Officer Compensation

The Compensation Committee is responsible for determining all elements of compensation for our NEOs and other key executives. As explained more fully below, in determining our NEOs’ compensation, the Compensation Committee considers individual performance, Company performance against pre-determined performance goals, the level of their compensation when compared to the Competitive Market Range for their role, and other factors specific to the individual and role. With respect to the annual incentive compensation plans, the Compensation Committee has responsibility for approving the overall plan design as well as the performance metrics, performance goals and payout levels.

The Compensation Committee is also responsible for administering or overseeing all equity-based incentive plans. Under the terms of these plans, the Compensation Committee has sole discretion and authority to determine the size and type of all equity-based awards, as well as the period of vesting and all other key terms and conditions of the awards.

Role of Outside Consultants

During the 2017 fiscal year, the Compensation Committee engaged ClearBridge Compensation Group (“ClearBridge”) as an independent compensation consultant to advise the Compensation Committee with respect to best practices and competitive trends in the area of executive compensation, as well as ongoing regulatory considerations. ClearBridge provided guidance to assist the Compensation Committee in determining the compensation structure for our NEOs and other key management employees but did not provide any consulting services directly to management. The Compensation Committee assessed the independence of ClearBridge as required by NYSE and SEC regulations and concluded that ClearBridge’s work for the Compensation Committee did not raise any conflict of interest.

During the 2017 fiscal year, the Company engaged various compensation consultants, including Towers Watson, Aon Hewitt, Mercer Global and Exequity to work directly with management to advise the Company on best practices and competitive trends, as well as ongoing regulatory considerations with respect to executive compensation. None of the consulting firms engaged by management provided consulting services directly to the Compensation Committee or the Board.

Compensation Peer Group

For the purpose of enabling the Company to benchmark our compensation practices, as well as the total compensation packages of our CEO and other key executives, the Company uses a customized Compensation Peer Group. The Compensation Committee believes that the companies chosen for the Compensation Peer Group (listed below) reflect the types of highly regarded consumer products-oriented companies with which the Company typically competes to attract and retain executive talent.

Briggs & Stratton Corporation	Central Garden & Pet Company	Church & Dwight Co., Inc.
The Clorox Company	Energizer Holdings, Inc.	FMC Corporation
Herbalife Ltd.	Masco Corporation	Nu Skin Enterprises, Inc.
Revlon, Inc.	Rollins, Inc.	RPM International, Inc.
The J. M. Smucker Company	Spectrum Brands Holdings, Inc.	The Toro Company
Tupperware Brands Corporation

The Compensation Committee believes this Compensation Peer Group reflects the pay practices of the broader consumer products industry and is reflective of the size and complexity of the Company. In general, the Compensation Peer Group includes companies that range between $1.5 billion and $7.4 billion of annual revenues, with a median annual revenue approximating the Company’s revenue for the 2017 fiscal year. In conjunction with its independent compensation consultants, the Compensation Committee regularly evaluates the composition of the peer group based upon the Company business profile.

Use of Tally Sheets

On a periodic basis, management prepares and furnishes to the Compensation Committee a comprehensive statement, known as a “Tally Sheet,” reflecting the value of each element of compensation for the current fiscal year as well as executive perquisites and other benefits provided to the NEOs. The Tally Sheets provide perspective to the Compensation Committee on the overall level of executive compensation and wealth accumulation, as well as the relationship between short-term and long-term compensation elements and how each element relates to our compensation philosophy and guiding principles. The Tally Sheets are instructive for the Compensation Committee when compensation decisions are being evaluated, particularly as it relates to compensation decisions made in connection with promotions, special retention issues and separations from the Company.

Role of Management in Compensation Decisions

The Compensation Committee is responsible for establishing performance objectives for our CEO and completing an annual assessment of his performance. Our CEO is responsible for establishing performance objectives and conducting annual performance reviews for all of the other NEOs. The Compensation Committee believes that performance evaluation and goal-setting are critical to the overall compensation-setting process because the personal performance level of each NEO is one of the most heavily weighted factors considered by the Compensation Committee when making compensation decisions.

In conjunction with the Company’s outside consultants from Towers Watson and Aon Hewitt, management conducts annual market surveys of the base salary levels, short-term incentives and long-term incentives for each of our NEOs, with the goal of helping to ensure that executive compensation levels remain competitive with the benchmark compensation data, which facilitates our ability to retain and motivate key executive talent. The benchmark compensation data provided by Towers Watson and Aon Hewitt reflects almost 500 general industry companies, representing a wide range of annual revenue, who voluntarily participate in the surveys and are not selected by the Company. To account for the wide range of companies included in the surveys, the data is statistically adjusted by the Company’s compensation consultants to more closely reflect the relative size of the Company based on revenue.

Setting Compensation Levels for CEO and Other NEOs

Consistent with our performance-oriented pay philosophy, the compensation structure for our CEO is designed to deliver approximately 25% of the annual compensation opportunity in the form of fixed pay (i.e., base salary) and the remaining 75% in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation). Once a year, the Compensation Committee completes an evaluation of our CEO’s performance with respect to the Company’s goals and objectives and makes a report of its evaluation to the Board. When evaluating potential changes to Mr. Hagedorn’s total level of compensation for the 2017 fiscal year, the Compensation Committee considered Mr. Hagedorn’s personal performance against pre-established goals and objectives, the Company’s performance and relative shareholder return, and the compensation of CEOs at comparable companies, as reflected in the benchmark compensation data.

Based on their assessment of the competitive market trends and the individual performance level of each NEO, our CEO and the Executive Vice President, Global Human Resources make specific recommendations to the Compensation Committee with respect to each element of compensation for each of the other NEOs. These recommendations are based on their assessment of each NEO’s individual performance, and all elements of compensation, including base salary, annual incentive compensation and long-term equity-based compensation. In evaluating these compensation recommendations, the Compensation Committee considers information such as the Company’s financial performance as well as the compensation of similarly situated executive officers as determined by the Competitive Market Range for each role. The Compensation Committee strives to deliver a competitive level of total compensation to each of them by evaluating and balancing the strategic importance of the position within our executive ranks, the overall performance level and expected contribution of the individual to the Company’s business results, industry compensation practices (including companies within our Compensation Peer Group), internal pay equity, and our executive compensation structure and philosophy.

Consistent with our performance-oriented pay philosophy, the compensation structure for the NEOs, other than our CEO, was designed to deliver approximately 30% of the annual compensation opportunity in the form of fixed pay (i.e., base salary and SRA) and the remaining 70% in the form of variable pay (i.e., annual incentive compensation and long-term equity-based compensation). The Compensation Committee believes that the pay mix and overall levels of pay are generally in line with the pay mix for similar positions within our Compensation Peer Group.

Consistent with our role-based pay approach, which is intended to distinguish the overall level of and mix of pay for those roles that have a higher degree of organizational impact and influence, the Compensation Committee determines the overall pay levels for the CEO and each of the other NEOs relative to the Competitive Market Range to reflect the impact they believe that each of these individuals brings to our Company.

After applying the above guidelines, the Compensation Committee established the target total direct compensation elements for CEO and each of the other NEOs as follows:

		Base Salary	Other Comp	Annual Bonus		Target Cash Compensation	Target Annual Long-Term Incentive Value	Target Direct Compensation (TDC)
				Target %	Target $
Mr. Hagedorn	2017 TDC	$1,100,000	$1,000,000	120%	$1,320,000	$3,420,000	$4,580,000	$8,000,000
	% of TDC	14%	13%		16%	43%	57%
Mr. Coleman	2017 TDC	$675,000	—	75%	$506,250	$1,181,250	$1,300,000	$2,481,250
	% of TDC	27%	0%		21%	48%	52%
Mr. Lukemire	2017 TDC	$700,000	—	80%	$560,000	$1,260,000	$1,600,000	$2,860,000
	% of TDC	24%	0%		20%	44%	56%
Ms. Stump	2017 TDC	$550,000	—	60%	$330,000	$880,000	$620,000	$1,500,000
	% of TDC	37%	0%		22%	59%	41%
Mr. Smith	2017 TDC	$500,000	—	60%	$300,000	$800,000	$580,000	$1,380,000
	% of TDC	36%	0%		22%	58%	42%

The Compensation Committee believes that each element of total direct compensation reflected above, as well as the overall level of compensation for each of the NEOs, appropriately recognizes their personal performance and unique skill sets and is within the Competitive Market Range for their respective roles.

Changes in Base Salary and Short-Term Cash-Based Incentive Compensation

During the 2017 fiscal year, the Compensation Committee reviewed the base salary and short-term target incentive opportunity for each of the NEOs. With the exception of the changes noted below for Mr. Coleman and Mr. Smith, the Compensation Committee determined that no changes were necessary based on an assessment of the Competitive Market Range for their respective roles.

•	Mr. Hagedorn’s annual base salary and target incentive opportunity for purposes of the EIP remained unchanged at $1.1 million and 120% of base salary, respectively.

•	Mr. Lukemire’s annual base salary and target incentive opportunity for purposes of the EIP remained unchanged at $700,000 and 80% of base salary, respectively.

•	Mr. Coleman received an increase in base salary from $575,000 to $675,000 and an increase in target incentive opportunity for purposes of the EIP from 70% to 75%.

•	Ms. Stump’s annual base salary and target incentive opportunity for purposes of the EIP remained unchanged at $550,000 and 60% of base salary, respectively.

•	Mr. Smith received an increase from $480,000 to $500,000 and his target incentive opportunity for purposes of the EIP remained at 60% of base salary.

The payout levels under the EIP are subject to specific performance goals. A description of the specific performance goals and payout levels is included in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation (short-term compensation element).”

Long-Term Equity-Based Compensation

The Company’s compensation philosophy supports strongly linking rewards to shareholder value creation and to motivating long-term performance. The Compensation Committee established the specific target annual long-term incentive (“LTI”) value for the NEOs based on a subjective assessment of their overall performance level and expected contributions to the business, which is within the Competitive Market Range for their respective roles. As previously noted, during the 2017 fiscal year, the Compensation Committee awarded the NEOs a combination of PFAs and RSUs. The PFAs awarded during the 2017 fiscal year, which are front-loaded awards covering the five-year PFA Performance Period, have a grant date value equal to 3.5 times the target annual LTI value established for the NEOs. The percentage of total performance-based pay realized by our NEOs has the potential to be considerably higher in the future due to the impact of the performance multiplier incorporated into the design of the PFAs that were granted to our NEOs during the 2017 fiscal year. The grant date value of the RSUs awarded during the 2017 fiscal year had a grant date value equal to one-half the target annual LTI value established for the NEOs. The combined value of equity-based compensation awarded to our NEOs during the 2017 fiscal year was as follows:

	Target Annual LTI Value	PFA Grant Date Value	RSU Grant Date Value		Total 2017 Grant Date Value
Mr. Hagedorn	$4,580,000	$16,030,031	$2,290,004		$18,320,035
Mr. Coleman	$1,300,000	$4,550,069	$650,023		$5,200,092
Mr. Lukemire	$1,600,000	$5,600,092	$1,100,047	(1)	$6,700,139
Ms. Stump	$620,000	$2,170,060	$310,089		$2,480,149
Mr. Smith	$580,000	$2,030,032	$290,005		$2,320,037
________________________

(1)	Includes a one-time discretionary RSU award valued at $300,000.

The vesting criteria and performance goals are explained more fully in the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element).” The use of performance-based equity awards increases the portion of our NEOs’ total compensation opportunity that is directly tied to the performance of the Company, is reflective of competitive practice and further aligns our NEOs’ interests with the long-term interests of the Company’s shareholders. Failure to achieve the pre-defined performance goals will result in forfeiture of the PFAs, even if the service-based vesting requirements are satisfied in the future.

The RSUs are service-based and are subject to three-year, time-based cliff vesting, with a provision for accelerated vesting in the event of retirement, death or disability.

Long-Term Supplemental Retirement Account Contributions

As noted in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element),” Mr. Hagedorn received an annualized SRA contribution of $1.0 million (payable in monthly installments of $83,333) and Ms. Stump received monthly SRA contributions of $25,833 through January 2017.

Other Executive Compensation Policies, Practices and Guidelines

Practices Regarding Equity-Based Awards

In general, all employees are eligible to receive grants of equity-based awards; however, the Compensation Committee typically limits participation to the NEOs and other key management employees. The decision to grant equity-based awards to certain key management employees reflects competitive market practice and serves to reward those individuals for their past and anticipated future positive impact on our business results.

The Company typically grants equity-based awards at the Compensation Committee meeting in January, with the effective date of the grant established as either the day of or the next business day following the annual meeting of shareholders. Other than this practice, the Company does not have any program, plan or practice to coordinate the timing of annual equity-based awards to our executive officers with the release of material, non-public information.

Although no non-qualified stock options (“NSOs”) were granted during the 2017 fiscal year, the Company’s practice is to establish the exercise price for each NSO as the closing price of a Common Share on NYSE on the grant date. If the grant date is not a trading day on NYSE, the exercise price is equal to the closing price on the next succeeding trading day.

Stock Ownership Guidelines

The Compensation Committee has established stock ownership guidelines for each of the NEOs. The purpose of these guidelines is to align the interests of each NEO with the long-term interests of the shareholders by ensuring that a material amount of each NEO’s accumulated wealth is maintained in the form of Common Shares. The minimum target levels of stock ownership are as follows:

CEO	10 times base salary
COO	5 times base salary
Other NEOs	3 times base salary

The Compensation Committee believes that these stock ownership guidelines reflect the practices of our Compensation Peer Group and are even more stringent for our CEO. For purposes of determining compliance with the stock ownership guidelines, the value of beneficially-owned shares is determined as follows:

•	100% of the value of Common Shares directly registered to the NEO and/or held in a brokerage account;

•	100% of the value of shares or stock-settled units held in retirement plans such as the RSP, the Discounted Stock Purchase Plan or the ERP;

•	60% of the “in-the-money” portion of an NSO, whether vested or unvested; and

•	60% of the value of unsettled full-value awards (e.g., RSUs, PUs, PFAs, etc.).

The stock ownership guidelines require each NEO to retain 50% of the net shares realized from equity-based awards (after covering any exercise cost and the required tax withholding obligations) until the applicable ownership guideline has been achieved. The Company’s Insider Trading Policy prohibits any person subject to the policy, which includes all NEOs, among others, from engaging in short sales of the Company’s securities.

Recoupment/Clawback Policies

To protect the interests of the Company and its shareholders, subject to applicable law, all equity-based awards and all amounts paid under the EIP contain recoupment provisions (known as clawback provisions) designed to enable the Company to recoup amounts earned or received under such awards or the EIP based on subsequent events, such as violation of non-compete covenants or engaging in conduct that is deemed to be detrimental to the Company (as outlined in the underlying plan and/or award agreement).

Consistent with the terms of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Compensation Committee approved an Executive Compensation Recovery Policy (the “Recovery Policy”) on September 22, 2010, which is intended to supplement the existing recoupment provisions contained within the equity award agreements and the EIP. The Recovery Policy allows the Company to recover incentive award payments and equity award distributions made to covered executives in the event of a required accounting restatement due to material non-compliance with any financial reporting requirement under U.S. securities laws. The Recovery Policy provides for the mandatory recovery of incentive amounts in excess of what would have been paid under the restated financial statements.

The Recovery Policy is applicable to all current and former incentive-eligible executive officers, within a qualifying three-year look-back period, and applies to all incentive awards paid or distributed in 2010 or thereafter, except to the extent required by SEC regulations.

Guidelines with Respect to Tax Deductibility and Accounting Treatment

The Company’s ability to deduct certain elements of compensation paid to each of its Chief Executive Officer and the three other most highly compensated executive officers (other than its Chief Financial Officer) is generally limited to $1.0 million annually under IRC § 162(m). Non-deductibility is generally limited to amounts that do not meet certain requirements to be classified as “performance-based” compensation. To ensure the maximum tax deduction allowable, the Company attempts to structure its cash-based incentive program and its long-term incentive program to qualify as performance-based compensation under IRC § 162(m). For the 2017 fiscal year, Mr. Hagedorn had non-performance-based compensation in excess of $1.0 million, attributed to his base salary level and the value of the Company SRA contribution made to the ERP. Mr. Lukemire had non-performance-based compensation in excess of $1.0 million, attributed to his base salary level and the settlement of service-based RSUs. None of the other NEOs had non-performance-based compensation in excess of $1.0 million for the 2017 fiscal year.

The Company accounts for equity-based compensation, including option awards and stock awards, in accordance with GAAP. Prior to making decisions to grant equity-based awards, the Compensation Committee reviews pro forma expense estimates for the awards as well as an analysis of the potential dilutive effect such awards could have on existing shareholders. Where appropriate, the proposed level of the equity-based awards may be adjusted to balance these objectives.

Decisions regarding the design, structure and operation of the Company’s incentive plans, including the EIP and the equity-based incentive plans, contemplate an appropriate balance between the underlying objectives of each plan and the resulting accounting and tax implications to the Company. While we view preserving the tax deductibility of executive compensation as an important objective, there are instances where the Compensation Committee has approved design elements that may not be fully tax-deductible, but are accepted as trade-offs that support the achievement of other compensation objectives.

Risk Assessment in Compensation Programs

Management has assessed the Company’s compensation programs and has concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching its conclusion, the Company based its assessment on an evaluation of the compensation plans and arrangements that represent material sources of variable pay. In particular:

•
Annual cash incentive compensation plans — The Company’s annual incentive compensation program incorporates a funding trigger that conditions payout on meeting the debt covenants in the Company’s credit facility. This trigger is designed to mitigate the potential risk associated with plan participants making short-term decisions that may not be in the best interests of the Company or its shareholders; and

•
Equity-based compensation plans — The Company generally utilizes a mix of performance-based and service-based equity awards, which helps ensure that management maintains a responsible level of sensitivity to the impact of decision-making on share price. Since the equity-based awards are generally subject to either three-year or longer time-based cliff vesting or performance-based vesting criteria, the Company believes the risks of focusing on short-term share price increases rather than long-term value creation are mitigated. In addition, the use of a similar cash flow metric in both the annual compensation program and the PFAs awarded under the Long-Term Incentive Plan is intended to mitigate the risk of short-term decisions that are not in the long-term interests of our shareholders.

Based on the foregoing, we believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the Company as a whole and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Insider Trading Policy; Anti-Hedging Policy

Our Insider Trading Policy includes an anti-hedging policy that prohibits all Company employees, including our NEOs and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase or sale of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors (and the Board of Directors approved) that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of the Company:

Michelle A. Johnson, Chair
Stephen L. Johnson
Thomas N. Kelly Jr.
Peter E. Shumlin

EXECUTIVE COMPENSATION TABLES

The Company’s NEOs for the 2017 fiscal year are as follows:

•	James Hagedorn, the Company’s Chief Executive Officer and Chairman of the Board;

•	Thomas R. Coleman, the Company’s Executive Vice President and Chief Financial Officer;

•	Michael C. Lukemire, the Company’s President and Chief Operating Officer;

•	Denise S. Stump, the Company’s Executive Vice President, Global Human Resources and Chief Ethics Officer; and

•	Ivan C. Smith, the Company’s Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer.

Summary Compensation Table

The following table summarizes the total compensation paid to, awarded to or earned by each of the NEOs for the fiscal years shown. The amounts shown include all forms of compensation provided to the NEOs, including amounts that may have been deferred. Since the table includes equity-based compensation costs and changes in the actuarial present value of the NEOs’ accumulated pension benefits, the total compensation amounts may be greater than the compensation that was actually paid to the NEOs during each of the fiscal years.

Summary Compensation Table for 2017 Fiscal Year

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)(7)	All Other Compensation ($)(8)	Total ($)

James Hagedorn Chief Executive Officer and Chairman of the Board	2017	1,100,000	—		18,320,035	—	1,546,380	—	1,106,615	22,073,030
	2016	1,100,000	—		2,290,066	1,658,003	2,307,888	40,261	1,106,248	8,502,466
	2015	1,100,000	—		2,000,011	1,543,940	1,801,228	52,704	1,149,037	7,646,920

Thomas R. Coleman Executive Vice President and Chief Financial Officer	2017	675,000	—		5,200,092	—	593,072	—	89,715	6,557,879
	2016	568,750	—		487,559	352,959	700,142	—	72,885	2,182,295
	2015	537,500	—		412,549	318,436	484,008	—	55,994	1,808,487

Michael C. Lukemire President and Chief Operating Officer	2017	700,000	—		6,700,139	—	596,400	—	13,853	8,010,392
	2016	687,500	—		800,053	579,214	900,717	3,138	91,378	3,062,000
	2015	616,250	—		1,750,097	578,976	642,190	3,807	61,911	3,653,231

Denise S. Stump Executive Vice President, Global Human Resources and Chief Ethics Officer	2017	550,000	—		2,480,149	—	386,595	—	191,205	3,607,949
	2016	537,500	150,000	(2)	310,022	—	550,233	—	415,672	1,963,427
	2015	485,000	—		—	—	342,783	—	392,486	1,220,269

Ivan C. Smith Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer	2017	495,000	—		2,320,037	—	347,936	—	65,337	3,228,310
	2016	472,500	—		290,036	209,968	450,235	—	53,524	1,476,263
	2015	437,500	—		240,019	185,276	309,165	—	46,669	1,218,629
________________________

(1)
Reflects the amount of base salary received by each NEO for the applicable fiscal years. Due to the timing of pay changes, the amount reported may be less than the base salary rate as of the end of each fiscal year.

(2)	Reflects a one-time lump sum discretionary bonus payment to Ms. Stump.

(3)
With respect to the 2017 fiscal year, reflects the aggregate grant date fair value of service-based RSUs and the front-loaded performance-based PFAs granted to each NEO (assuming the underlying performance criteria applicable to the PFAs will be achieved at the target level of performance). With respect to the 2016 and 2015 fiscal years, reflects the aggregate grant date value of service-based RSUs and performance-based PUs (assuming the underlying performance criteria applicable to the PUs will be satisfied). The value of the RSUs, PUs and PFAs is determined using the fair market value of the underlying Common Shares on the date of grant, computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

The following table sets forth the grant date value of RSUs, the target number of PFAs, the target grant date fair value based on the $92.98 closing price on the date of grant, and the potential maximum payout value assuming that the maximum performance level would be achieved over the five-year performance period, and further assuming no appreciation in share price from the grant date closing price of $92.98.

Name	RSU Grant Date Fair Value	# PFAs at Potential Target Payout	PFA Potential Target Payout Value at $92.98 Grant Date	PFA Potential Maximum Payout Value at $92.98 Grant Date
James Hagedorn	$2,290,004	172,403	$16,030,031	$40,075,077
Thomas R. Coleman	$650,023	48,936	$4,550,069	$11,375,173
Michael C. Lukemire	$1,100,047	60,229	$5,600,092	$14,000,231
Denise S. Stump	$310,089	23,339	$2,170,060	$5,425,151
Ivan C. Smith	$290,005	21,833	$2,030,032	$5,075,081

(4)
No NSOs were granted to any of the NEOs during the 2017 fiscal year. For prior years, this column reflects the aggregate grant date value of NSOs granted to each NEO. The value of the NSO awards is determined using a binomial option valuation on the date of the grant, computed in accordance with the equity compensation accounting provisions of FASB ASC Topic 718. Pursuant to applicable SEC Rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the amounts shown are included in Note 12 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K, as applicable.

(5)	Reflects the EIP payouts awarded to the NEOs for the applicable fiscal year.

(6)
Participant account balances in the ERP, a non-qualified deferred compensation plan, are credited to one or more benchmark funds that are substantially consistent with the investment options available under the RSP. Accordingly, there are no above-market or preferential earnings on amounts deferred under the ERP. The Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997; therefore, no service credits have been earned since that date by Mr. Hagedorn or Mr. Lukemire. No other NEOs were eligible for either the Associates’ Pension Plan or the Excess Pension Plan. For additional information, see the table below captioned “Pension Benefits at 2017 Fiscal Year-End.”

(7)
Reflects the actuarial present value of accumulated benefit for the respective fiscal year under both the Associates’ Pension Plan and the Excess Pension Plan for Mr. Hagedorn and under the Associates’ Pension Plan for Mr. Lukemire. With respect to the 2017 fiscal year, the accumulated benefit decreased for both Mr. Hagedorn ($10,576) and Mr. Lukemire ($922); however, based on applicable SEC guidance, amounts reported in this table cannot be negative.

(8)	Please see the table below captioned “All Other Compensation” for information regarding the components of the “All Other Compensation” column.

All Other Compensation Table

The following table shows the 2017 fiscal year detail for the column captioned “All Other Compensation” of the Summary Compensation Table:
All Other Compensation

Name	Defined Contribution Plans ($)(1)	Deferred Compensation Plans ($)(2)		Total ($)
James Hagedorn	18,900	1,087,715	(3)	1,106,615
Thomas R. Coleman	17,200	72,515		89,715
Michael C. Lukemire	13,853	—		13,853
Denise S. Stump	18,900	172,305	(4)	191,205
Ivan C. Smith	18,677	46,660		65,337
________________________

(1)
Reflects Company matching contributions made under the RSP. The RSP provides eligible associates, including the NEOs, the opportunity to contribute up to 75% of eligible earnings on a before-tax and/or after-tax basis through payroll deductions up to the specified statutory limits under the IRC. The Company matches participant contributions at a rate of 150% for the first 4% of eligible earnings contributed and 50% for the next 2% of eligible earnings contributed (within the specified statutory limitations). The matching contributions, and any earnings on them, are immediately 100% vested.

To ensure that the total Company matching contribution is based on a participant’s total deferrals and total eligible compensation for the calendar year, the RSP includes a “true-up” matching contribution. The “true-up” matching contributions to the RSP for a particular calendar year are not funded until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated “true-up” matching contributions with respect to NEO contributions that were made to the RSP between January 1, 2017 and September 30, 2017: Mr. Hagedorn, $0; Mr. Coleman, $8,223; Mr. Lukemire, $7,505; Ms. Stump, $0; and Mr. Smith, $11,341.

(2)
Reflects Company matching contributions into the ERP, a non-qualified deferred compensation plan. Company matching contributions to the ERP for a particular calendar year are not allocated until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated Company matching contributions with respect to NEO contributions that were made to the ERP between January 1, 2017 and September 30, 2017: Mr. Hagedorn, $38,890; Mr. Coleman, $16,630; Mr. Lukemire, $17,854; Ms. Stump, $10,019; and Mr. Smith, $7,440. Additional details with respect to non-qualified deferred compensation provided for under the ERP are shown in the table captioned “Non-Qualified Deferred Compensation for 2017 Fiscal Year” and the accompanying narrative.

(3)
Reflects an $87,715 Company matching contribution made to the ERP as well as a $1.0 million Company SRA contribution, which consisted of monthly contributions of $83,333. A description of the SRA contribution is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

(4)
Reflects a $68,972 Company matching contribution made to the ERP as well as a $103,333 Company SRA contribution, which consisted of monthly contributions in the amount of $25,833 for the period beginning October 1, 2016 through January 31, 2017, at which time the Company SRA contributions were discontinued. A description of the SRA contribution is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

Grants of Plan-Based Awards Table

The following table sets forth information concerning equity-based awards made during the 2017 fiscal year as well as the range of potential payouts under the EIP, a non-equity incentive plan, with respect to performance goals for the 2017 fiscal year.

Grants of Plan-Based Awards for 2017 Fiscal Year

Name	Grant Date(1)	Payouts Under Non-Equity Incentive Plan Awards(2)			Payouts Under Equity Incentive Plan Awards(3)			Number of Shares of Stock or Units (#)		Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (shares)	Target (shares)	Maximum (shares)
James Hagedorn
PFAs	1/30/2017				86,202	172,403	431,008			16,030,031
RSUs	1/30/2017							24,629		2,290,004
EIP		660,000	1,320,000	3,300,000

Thomas R. Coleman
PFAs	1/30/2017				24,468	48,936	122,340			4,550,069
RSUs	1/30/2017							6,991		650,023
EIP		253,125	506,250	1,265,625

Michael C. Lukemire
PFAs	1/30/2017				30,115	60,229	150,573			5,600,092
RSUs	1/30/2017							11,831	(4)	1,100,047
EIP		280,000	560,000	1,400,000

Denise S. Stump
PFAs	1/30/2017				11,670	23,339	58,348			2,170,060
RSUs	1/30/2017							3,335		310,089
EIP		165,000	330,000	825,000

Ivan C. Smith
PFAs	1/30/2017				10,917	21,833	54,583			2,030,032
RSUs	1/30/2017							3,119		290,005
EIP		148,500	297,000	742,500
________________________

(1)	Awards listed were approved by the Compensation Committee on January 30, 2017 with a grant date of January 30, 2017.

(2)
These amounts are the estimated potential threshold (50%), target (100%) and maximum (250%) incentive award payouts that each NEO was eligible to receive based on performance goals set pursuant to the EIP for the 2017 fiscal year. A detailed description of the performance goals and potential incentive award payouts under the EIP is provided in the section captioned “Elements of Executive Compensation — Annual Cash Incentive Compensation (short-term compensation element)” within the CD&A.

(3)
Reflects the number of PFAs awarded under the Long-Term Incentive Plan for the 2017 fiscal year at the threshold (50%), target (100%) and maximum (250%) payout levels. In general, the PFAs, as well as the associated cash-based dividend equivalents, vest on January 30, 2022, subject to the achievement of the pre-defined performance goals. A detailed description of the performance goals and potential shares to be paid out is provided in the section captioned “Elements of Executive Compensation — Long-Term Equity-Based Incentive Awards (long-term compensation element)” within the CD&A.

The PFAs are subject to earlier vesting, on a pro-rata basis, in the event of retirement, involuntary termination without cause, or a change in control of the Company in certain circumstances (provided the minimum performance criteria is met for the full PFA Performance Period). The PFAs are subject to pro-rata vesting at target performance upon the death or disability of the NEO. In all other circumstances, the PFAs are forfeited in the event of termination prior to the vesting date. As of September 30, 2017, Mr. Hagedorn, Mr. Lukemire and Ms. Stump were retirement eligible and therefore qualify for accelerated pro-rata vesting should they retire prior to the normal vesting date; however, vested shares will remain subject to the satisfaction of the performance criteria. No other NEOs are retirement eligible.

Subject to the terms of the Long-Term Incentive Plan, whole vested PFAs will be settled in Common Shares and fractional PFAs will be settled in cash as soon as administratively practicable, but in no event later than 90 days following the fifth anniversary of the grant date. Until the PFAs are settled, the NEO has none of the rights of a shareholder with respect to the Common Shares underlying the PFAs. The PFAs provide for the ability to defer receipt of the awards after the vesting date; however, none of the NEOs elected to defer receipt of their PFAs beyond the vesting date.

(4)	Includes 3,227 RSUs associated with a one-time discretionary award made to Mr. Lukemire on January 30, 2017.

(5)
Reflects the grant date fair value for the RSU and PFA grants (assuming the underlying performance criteria for the PFA grants will be satisfied at target performance), computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards Table

The following table provides information regarding outstanding equity-based awards as of September 30, 2017.

Outstanding Equity Awards at 2017 Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)(3)	Market Value of Shares or Units That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares or Units That Have Not Vested ($)(6)
James Hagedorn	10/8/2008	210,386		20.59	10/5/2018
	1/20/2010	85,444		39.58	1/17/2020
	1/21/2011	123,991		49.19	1/20/2021
	1/20/2012	120,288		45.32	1/19/2022
	1/30/2015		134,139	63.43	1/30/2025			31,531	3,069,228
	1/29/2016		134,469	68.68	1/29/2026			33,344	3,245,705
	1/30/2017					24,629	2,397,387	172,403	16,781,708
Thomas R. Coleman	1/30/2015		27,666	63.43	1/30/2025			6,504	633,099
	1/29/2016		28,626	68.68	1/29/2026			7,099	691,017
	1/30/2017					6,991	680,504	48,936	4,763,430
Michael C. Lukemire	1/20/2010	13,363		39.58	1/17/2020
	1/21/2011	9,788		49.19	1/20/2021
	1/20/2012	9,813		45.32	1/19/2022
	1/30/2015		50,302	63.43	1/30/2025			11,825	1,151,046
	1/29/2016		46,976	68.68	1/29/2026			11,649	1,133,914
	1/30/2017					11,831	1,151,630	60,229	5,862,691
Denise S. Stump	1/20/2010	11,575		39.58	1/17/2020
	1/21/2012	9,529		45.32	1/19/2022
	1/29/2016					4,514	439,393
	1/30/2017					3,335	324,629	23,339	2,271,818
Ivan C. Smith	1/21/2011	1,263		49.14	1/20/2021
	1/20/2012	3,324		45.32	1/19/2022
	1/30/2015		16,097	63.43	1/30/2025			3,784	368,335
	1/29/2016		17,029	68.68	1/29/2026			4,223	411,067
	1/30/2017					3,119	303,603	21,833	2,125,224
________________________

(1)	All of the NSOs shown in these two columns have a vesting date that is the third anniversary of the grant date shown in the column captioned “Grant Date.”

(2)	Each NSO was granted with an exercise price equal to the closing price of one Common Share on NYSE on the date of grant.

(3)	This column shows the aggregate number of RSUs outstanding as of September 30, 2017. The vesting date for each award based on the listed grant date is as follows:

Award Type	Grant Date	Vesting Date	Vesting Schedule Notes
RSUs	01/29/2016	01/29/2019	Vests on the third anniversary of the grant date
RSUs	01/30/2017	01/30/2020	Vests on the third anniversary of the grant date

(4)	Reflects the market value of unvested RSUs, based on the closing stock price on September 30, 2017 of $97.34.

(5)	This column shows the aggregate number of PUs and PFAs outstanding as of September 30, 2017. The vesting date for each award based on the listed grant date is as follows:

Award Type	Grant Date	Vesting Date	Vesting Schedule Notes
PUs	01/30/2015	01/31/2018	Although performance criteria has been satisfied for the 2015 calendar year performance period, the PUs remain subject to service-based vesting requirements
PUs	01/29/2016	01/29/2019	Although performance criteria has been satisfied for the 2016 calendar year performance period, the PUs remain subject to service-based vesting requirements
PFAs	01/30/2017	01/30/2022	Vesting of the PFAs remains subject to achieving the performance criteria for the 2017-2021 fiscal year performance period and continued service through 1/30/2022

(6)	Reflects the market value of unvested PUs and PFAs, based on the closing stock price on September 30, 2017 of $97.34.

Option Exercises and Stock Vested Table

The following table provides information concerning the aggregate amounts realized or received in connection with the exercise or vesting of equity-based awards for each NEO during the 2017 fiscal year.

Option Exercises and Stock Vested for 2017 Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(7)
James Hagedorn	135,801	8,118,676	90,916(2)	8,482,972
Thomas R. Coleman	13,973	678,743	8,649(3)	810,316
Michael C. Lukemire	—	—	20,190(4)	1,869,612
Denise S. Stump	16,288	756,711	9,346(5)	859,552
Ivan C. Smith	3,787	193,060	6,736(6)	619,510
________________________

(1)
The value realized on exercise of NSOs is calculated based on the excess of the closing price of one Common Share on NYSE on the date of exercise over the exercise price of the NSO, multiplied by the number of Common Shares acquired upon exercise.

(2)
Reflects 30,131 RSUs granted to Mr. Hagedorn on December 11, 2013 that vested and settled on December 11, 2016 and 60,785 PUs granted on January 31, 2014 that vested and settled on January 31, 2017, based on achieving the applicable performance criteria.

(3)
Reflects 2,334 RSUs granted to Mr. Coleman on May 8, 2013 that vested and settled on September 30, 2017 and 6,315 PUs granted on January 31, 2014 that vested and settled on January 31, 2017, based on achieving the applicable performance criteria.

(4)
Reflects 12,612 PUs received by Mr. Lukemire in connection with a special one-time promotional grant on January 30, 2015, that vested and settled on January 30, 2017 based on achieving the applicable performance criteria at 80% of target, as well as 7,578 PUs granted on January 31, 2014 that vested and settled on January 31, 2017 based on achieving the applicable performance criteria.

(5)	Reflects 2,610 RSUs and 6,736 PUs granted to Ms. Stump on January 31, 2014 that vested and settled on January 31, 2017. The PUs vested and settled based on achieving the performance criteria.

(6)	Reflects 6,736 PUs granted to Mr. Smith that vested and settled on January 31, 2017 based on achieving the applicable performance criteria.

(7)
The value realized on the settlement of RSUs and PUs described above is calculated by multiplying the number of Common Shares underlying the vested shares or units by the closing price of one Common Share on NYSE on the applicable settlement date.

Pension Benefits Table

Scotts LLC maintains the Associates’ Pension Plan, a tax-qualified, non-contributory defined benefit pension plan. Eligibility for and accruals under the Associates’ Pension Plan were frozen as of December 31, 1997. Monthly benefits under the Associates’ Pension Plan upon normal retirement (age 65) are determined under the following formula:

(a)(i) 1.5% of the individual’s highest average annual compensation for 60 consecutive months during the 10-year period ending December 31, 1997; times

(ii) years of benefit service through December 31, 1997; reduced by

(b)(i) 1.25% of the individual’s primary Social Security benefit (as of December 31, 1997); times

(ii) years of benefit service through December 31, 1997.

Compensation includes all gross earnings plus 401(k) contributions and salary reduction contributions for welfare benefits (such as medical, dental, vision and flexible spending accounts), but does not include earnings in connection with foreign service, the value of a Company car or separation or other special allowances. An individual’s primary Social Security benefit is based on the Social Security Act as in effect on December 31, 1997, and assumes constant compensation through age 65 and that the individual will not retire earlier than age 65. No more than 40 years of benefit service are taken into account.

For Mr. Hagedorn, benefits under the Associates’ Pension Plan are supplemented by benefits under the Excess Pension Plan. The Excess Pension Plan was established October 1, 1993 and was frozen as of December 31, 1997. The Excess Pension Plan provides additional benefits to participants in the Associates’ Pension Plan whose benefits are reduced by limitations imposed under IRC § 415 and § 401(a)(17). Executive officers and certain key employees participating in the Excess Pension Plan will receive, at the time and in the same form as benefits are paid under the Associates’ Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to each participant under the Associates’ Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the IRC.

The following table shows information related to the Associates’ Pension Plan and the Excess Pension Plan for Mr. Hagedorn and Mr. Lukemire, the only two NEOs who participate in either plan. Since both the Associates’ Pension Plan and the Excess Pension Plan were frozen as of December 31, 1997, no further years of credited service have been or may be earned after that date.

Pension Benefits at 2017 Fiscal Year-End

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
James Hagedorn	The Scotts Company LLC Associates’ Pension Plan	9.9167	274,039
	The Scotts Company LLC Excess Benefit Plan For Non Grandfathered Associates	2.0000	52,916
	Total		326,955

Michael C. Lukemire	The Scotts Company LLC Associates’ Pension Plan	0.9167	21,842
________________________

(1)	The number of years of credited service shown for each participant is the service earned under the respective plan.

(2)	Assumptions used in the calculation of these amounts are included in Note 9 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the 2017 fiscal year.

Non-Qualified Deferred Compensation Table

The ERP is a non-qualified deferred compensation plan that provides executives, including the NEOs, the opportunity to: (1) defer compensation with respect to salary and amounts received in lieu of salary; and (2) defer compensation with respect to any Performance Award (as defined in the ERP). The ERP also includes Company SRA contributions which may be awarded to the NEOs at the discretion of the Compensation Committee. The ERP is an unfunded plan and is subject to the claims of the Company’s general creditors. For additional discussion, see section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan)” within the CD&A.

Non-Qualified Deferred Compensation for 2017 Fiscal Year

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)		Aggregate Earnings in Last Fiscal Year ($)(5)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(6)
James Hagedorn	58,140	1,087,715	(3)	1,399,356	—	9,825,660
Thomas R. Coleman	137,378	72,515		108,237	—	1,036,253
Michael C. Lukemire	36,491	—		194,399	—	1,448,253
Denise S. Stump	83,026	172,305	(4)	358,162	—	2,132,528
Ivan C. Smith	221,404	46,660		149,714	—	1,001,473
________________________

(1)	These amounts are also included in the numbers reported in the Summary Compensation Table.

(2)
These contributions are also included in the “Deferred Compensation Plans” column numbers reported in the table captioned “All Other Compensation.” Company matching contributions to the ERP for a particular calendar year are not allocated until the first quarter of the subsequent calendar year. As a result, amounts reflected in this column do not include the following estimated Company matching contributions with respect to NEO contributions that were made to the ERP between January 1, 2017 and September 30, 2017: Mr. Hagedorn, $38,890; Mr. Coleman, $16,630; Mr. Lukemire, $17,854; Ms. Stump, $10,019; and Mr. Smith, $7,440.

(3)
Reflects $87,715 Company matching contributions made to the ERP as well as a $1.0 million Company SRA contribution, which consisted of monthly contributions of $83,333. A description of the SRA contribution is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

(4)
Reflects a $68,972 Company matching contribution made to the ERP as well as a $103,333 Company SRA contribution consisting of monthly contributions in the amount of $25,833 for the period beginning October 1, 2016 through January 31, 2017, at which time the Company SRA contributions were discontinued. A description of the SRA contribution is set forth in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element) — Executive Retirement Plan” within the CD&A.

(5)
Represents aggregate earnings for the 2017 fiscal year allocated to each NEO’s account in accordance with the ERP. Under the terms of the ERP, each participant has the right to elect investment funds against which amounts allocated to such participant’s account under the ERP will be benchmarked. The investment funds include a Company stock fund and mutual funds that are substantially consistent with the investment options available under the RSP. Because there are no preferential earnings, these amounts are not reflected in the Summary Compensation Table.

(6)
Includes amounts reported as compensation in the Summary Compensation Table for the 2016 and 2015 fiscal years as follows: (a) Mr. Hagedorn, $2,218,185; (b) Mr. Coleman, $91,455; (c) Mr. Lukemire, $115,500; (d) Ms. Stump, $770,837; and (e) Mr. Smith, $62,468.

SEVERANCE AND CHANGE IN CONTROL (CIC) ARRANGEMENTS

Introduction
None of our NEOs currently has an employment agreement with the Company. Mr. Hagedorn, our CEO, has an executive severance agreement (“Hagedorn Severance Agreement”), which provides for certain compensation and benefits upon termination. Each of the NEOs currently employed by the Company other than Mr. Hagedorn is a participant in the Company’s Executive Severance Plan. The Hagedorn Severance Agreement and the Executive Severance Plan are described more fully below.

Hagedorn Severance Agreement

On December 11, 2013, Scotts LLC entered into the Hagedorn Severance Agreement with Mr. Hagedorn that superseded and terminated his then-effective employment agreement. Under the Hagedorn Severance Agreement, in the event of termination by the Company without Cause (as defined below) or by Mr. Hagedorn for Good Reason (as defined below), Mr. Hagedorn’s severance payments (“Severance Payments”) will equal the sum of (i) a lump sum cash amount equal to three multiplied by the sum of (A) Mr. Hagedorn’s base salary in effect immediately prior to the circumstances giving rise to the notice of termination, and (B) the highest annual bonus award paid to Mr. Hagedorn in respect of the three completed plan years preceding the termination date, (ii) to the extent permitted under each applicable plan or arrangement, a lump sum cash payment equal to Mr. Hagedorn’s accrued benefits as of the termination date under the Company’s pension plans, and (iii) a lump sum cash payment equal to the monthly premiums for a period of three years following the termination date that Mr. Hagedorn would incur if he continued coverage under applicable medical, disability and life insurance plans.

The Hagedorn Severance Agreement incorporates restrictive covenants in the form of an Employee Confidentiality, Noncompetition, Nonsolicitation Agreement (the “Hagedorn Noncompetition Agreement”), which is substantially similar to the agreements with the Company’s other executive officers and is broader in scope and applicability than the noncompetition covenant in his former employment agreement. As additional consideration to Mr. Hagedorn for expanding the conditions under which restrictive covenants will be enforceable, and subject to repayment upon certain defined circumstances, in the event of termination by the Company without Cause or by Mr. Hagedorn for Good Reason, the Hagedorn Severance Agreement provides that Mr. Hagedorn shall be entitled to a payment of $100,000 per month over 36 months (the “Noncompetition Payments”). Mr. Hagedorn would also be entitled to the Noncompetition Payments if he terminates his employment other than for Good Reason, and the Board, in its sole discretion, notifies Mr. Hagedorn that it intends to enforce the noncompetition restrictions set forth in the Hagedorn Noncompetition Agreement.

If Mr. Hagedorn is terminated for Cause, all restrictions in the Hagedorn Noncompetition Agreement apply and no Severance Payments or Noncompetition Payments will be made.

Mr. Hagedorn will be ineligible for any Severance Payments or Noncompetition Payments if he does not execute, or he revokes, a release substantially in the form attached to the Hagedorn Severance Agreement.

In the event of any termination of Mr. Hagedorn’s employment, Mr. Hagedorn must immediately resign from any director or employee or officer positions that he holds with the Company Group (as defined below) other than his position as a member of the Board. In addition, if Mr. Hagedorn and his affiliates cease to own in the aggregate at least 5% of the voting power of the Company’s outstanding securities, Mr. Hagedorn must also immediately resign from the Board, if requested by the Board upon a termination of his employment by the Company for Cause.

The Hagedorn Severance Agreement includes a recovery right for incentive-based compensation. To the extent required by applicable law and whether or not then employed, any incentive-based compensation, whether cash or equity, received within the three-year period preceding the event giving rise to a repayment requirement will be repaid or returned by Mr. Hagedorn, or the after tax value (to the extent permissible under applicable law) repaid in the event that any equity has then been sold. This repayment/return obligation applies only to cash compensation received or equity awards granted after the effective date of the Hagedorn Severance Agreement, except as otherwise required by applicable law.

The term “Cause” is defined in the Hagedorn Severance Agreement to mean that Mr. Hagedorn has: (i) willfully and materially breached the terms of the Hagedorn Noncompetition Agreement; (ii) engaged in willful misconduct that has materially injured the business of the Company, Scotts LLC or any of their subsidiaries or any affiliates of those entities, on a consolidated basis, with the Company or Scotts LLC (collectively, the “Company Group”); (iii) willfully committed a material act of fraud or material breach of Mr. Hagedorn’s duty of loyalty to the Company Group; (iv) willfully and continually failed to attempt in good faith to perform his duties under the Hagedorn Severance Agreement (other than any such failure resulting from his incapacity due to physical or mental illness); or (v) been convicted, or pled guilty or nolo contendere for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof.

The term “Good Reason” is defined in the Hagedorn Severance Agreement to mean, without Mr. Hagedorn’s consent, the existence of one or more of the following conditions: (i) the assignment to Mr. Hagedorn of any duties inconsistent with his status as Chief Executive Officer of the Company or a substantial adverse alteration in the nature or status of his responsibilities; (ii) a reduction by the Company of Mr. Hagedorn’s total direct compensation at target for a fiscal year in the aggregate, which is equal to the sum of his base salary, target bonus opportunity, and the grant date value of any long-term awards for such year, based on the standard grant practices of the Compensation Committee for such year, to an amount less than $5,328,000; (iii) the requirement by the Company that Mr. Hagedorn relocate his primary personal residence; (iv) the failure by the Company, without Mr. Hagedorn’s consent, to pay to him any portion of his current compensation, or to pay him any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven days of the date such compensation is due; (v) the failure by the Company to continue in effect any compensation or benefit plan in which Mr. Hagedorn is entitled to participate as of the effective date of the Hagedorn Severance Agreement or thereafter which is material to his total compensation, unless an equitable arrangement has been made with respect to such plan, or the failure by the Company to continue his participation therein (or in such substitute or alternative plan) on a basis not materially less favorable; (vi) the failure by the Company to continue to provide Mr. Hagedorn with benefits substantially similar to those enjoyed by him as of the effective date of the Hagedorn Severance Agreement or thereafter under any of the Company’s pension, life insurance, medical, health and accident, or disability plans in which he is entitled to participate, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit or perquisite that he enjoys, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on an annual basis as of the effective date of the Hagedorn Severance Agreement; or (vii) any purported termination of Mr. Hagedorn’s employment without Cause that is not effected pursuant to a notice of termination. Mr. Hagedorn must provide written notice within 90 days of an event he believes to be Good Reason and the Company is entitled to 30 days to cure after receipt of the Notice.

Executive Severance Plan

The Executive Severance Plan was amended and restated effective April 25, 2017. Under the terms of the Executive Severance Plan, each participant will be eligible to receive severance benefits in the event his or her employment is terminated involuntarily by the Company without Cause (as defined below), or by the participant for Good Reason (as defined below), provided certain conditions are satisfied. Subject to the terms of the Executive Severance Plan, the Compensation Committee designated each of Mr. Coleman, Mr. Lukemire, Ms. Stump and Mr. Smith as eligible participants.

The term “Cause” is defined in the Executive Severance Plan as: (a) willful and material breach of the terms of any agreement with the Company; (b) willful misconduct that materially injures the business of the Company or any affiliate; (c) the willful commission of a material act of fraud or a material breach of the duty of loyalty to the Company and its affiliates; (d) the willful failure to substantially perform one’s duties as an employee (for reasons other than physical or mental illness) after reasonable notice of that failure; or (e) conviction or entering into a plea of guilty or nolo contendere for the commission of an act or acts constituting a felony under the laws of the United States or any state thereof.

In order to receive benefits under the Executive Severance Plan as amended, each of Mr. Coleman, Mr. Lukemire, Ms. Stump and Mr. Smith (each a “Participant” and collectively the “Participants”) executed a new tier 1 participation agreement (the “Participation Agreement”), during the 2017 fiscal year which reflects the changes in the amended plan; the form of which was approved by the Compensation Committee. Upon termination, each Participant must also execute a release agreement in favor of the Company.

The Participation Agreement provides for the following severance benefits in the event a Participant’s employment is terminated involuntarily without Cause or the Participant resigns for Good Reason:

•	a continuation of base salary, in accordance with the Company’s normal payroll practices, for a period of 24 months after the date of termination (the “Severance Period”);

•
a bonus amount equal to two times the target bonus opportunity for the year in which the termination occurs that is payable in two equal installments on the first and second anniversary of termination, subject to the Participant’s continued compliance with any post-employment obligations to the Company; and

•
for a period of 24 months, an amount equal to the excess of the then-COBRA premium charged by the Company to terminated employees, over the premium charged to participants for the benefits in which they were enrolled at the effective date of termination (the “Benefits Offset Payment”).

All other benefits to which the Participant has a vested right as of the effective date of termination will be paid or provided according to the provisions of the plans or programs governing such benefits. In addition to the foregoing, in the event termination occurs within two years following a Change in Control (as defined in the Executive Severance Plan), the Participant will also receive a payment equal to the prorated annual bonus for the year in which termination occurs.

The Participation Agreement defines “Good Reason” as the existence of one or more of the following conditions without the Participant’s consent: (a) a material diminution in total direct compensation at target (meaning the sum of base salary, target bonus opportunity and grant date value of any long term awards for a fiscal year/performance period, based on the standard grant practices of the Compensation and Organization Committee of the Board), other than as a result of (i) an across-the-board reduction for executives at the Participant’s level or (ii) a reduction in total direct compensation at target as a result of the Participant being on a performance improvement or disciplinary plan or (iii) a reduction in total direct compensation at target by reason of unique, supplemental, additional, or other one-time incentive compensation grants made in a prior year; or (b) a material diminution in authority, duties or responsibilities which shall not include (i) a change in position to another position which is at the same, or higher, officer level, and for which the participant is reasonably qualified by education, skills or experience; or (ii) a requirement to be based at a different office of the Company from that to which the participant was assigned prior to that required move; except in the instance that the participant terminates service within 2 years after a Change in Control because of a requirement to perform services at a location that is more than 50 miles away from the location in which services were performed before the Change in Control, such termination shall constitute termination for Good Reason. Under the terms of the Participation Agreement, Good Reason exists only if the Company fails to cure the event giving rise to Good Reason within 30 days after receiving notice thereof from the Participant.

PAYMENTS ON TERMINATION OF EMPLOYMENT AND/OR CHANGE IN CONTROL

The Company and its subsidiaries have entered into certain agreements and maintain certain plans that may provide compensation to the NEOs employed by Scotts LLC at fiscal year-end in the event of a termination of employment and/or a change in control of the Company and that have provided compensation to the NEOs no longer employed by the Company or its subsidiaries upon termination of employment.

Severance Arrangements: None of our NEOs currently has an employment agreement with the Company. Effective December 11, 2013, Mr. Hagedorn entered into the Hagedorn Severance Agreement, which superseded and terminated his then-effective employment agreement. Each of the NEOs currently employed by the Company other than Mr. Hagedorn is a participant in the Company’s Executive Severance Plan.

The Hagedorn Severance Agreement and the Executive Severance Plan provide for severance and continued compensation and benefit eligibility as summarized in the table below.

	Prior to CIC		Within 2 Years Following CIC
	Involuntary Without Cause or Voluntary With Good Reason	Due to Death or Disability	Involuntary Without Cause or Voluntary With Good Reason
Salary Continuation:
CEO	3x base salary (lump sum)	None	3x base salary (lump sum)
All Other NEOs	2x base salary	None	2x base salary (lump sum)
Annual Incentive:
CEO	3x highest bonus paid in prior three years (lump sum)	None	3x highest bonus paid in prior three years (lump sum)
All Other NEOs	2x target bonus	None	2x target bonus plus prorated annual bonus (lump sum)
Welfare Benefits:
CEO	Coverage ends and CEO receives lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of three years	None	Coverage ends and CEO receives lump sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of three years
All Other NEOs	Coverage ends and NEO receives Benefits Offset Payment for 24 months	None	Coverage ends and NEO receives lump sump payment equal to Benefits Offset Payment for 24 months
Non-Compete Payments:
CEO	$3.6 million, payable in $100,000 monthly installments	None	$3.6 million, payable in $100,000 monthly installments
All other NEOs	No additional compensation provided	None	No additional compensation provided

If an NEO terminates his or her employment voluntarily without Good Reason, other than for retirement, or such NEO’s employment is terminated for Cause, the NEO is not entitled to receive any additional base salary, annual incentive payment or welfare benefits. The specific obligations to each of the NEOs are detailed in the separate tables that follow.

Equity-Based Compensation Plans: Grants of NSOs, RSUs and PUs are typically subject to three-year, time-based vesting. PFAs granted in 2017 are subject to five-year time-based vesting. However, our equity-based compensation plans generally provide for accelerated vesting (either full or partial) or forfeiture in certain situations, as indicated in the following table. These acceleration and forfeiture provisions apply to all participants under the equity-based compensation plans.

Termination Due to:	Treatment of Unvested NSOs, RSUs, PUs and PFAs
Retirement	NSOs, RSUs, PUs: Vest on date of termination PFAs: Partial vesting subject to achievement of performance criteria

Death or Disability	NSOs, RSUs, PUs: Vest on date of termination PFAs: Partial vesting on date of termination

For Cause	NSOs, RSUs, PUs and PFAs: Forfeited on date of termination

Any Other Reason	NSOs, RSUs, PUs: Forfeited on date of termination PFAs: Partial vesting after month 36 of the vesting period, subject to achievement of performance criteria; otherwise forfeited

Subsequent to Change in Control	NSOs, RSUs, PUs: Generally vest on date of termination, as described below PFAs: Vest on date of CIC subject to achievement of performance criteria

Retirement: A voluntary termination after a participant reaches age 55 with 10 years of service. As of September 30, 2017, Mr. Hagedorn, Mr. Lukemire and Ms. Stump satisfy the requirements for retirement eligibility.

Disability: Impairment that qualifies a participant for benefits under the Company’s long-term disability plan or any other long-term disability plan sponsored by the Company.

Treatment of Equity Awards Following a Change in Control: Following a change in control of the Company, outstanding NSOs will be cancelled and the applicable NEO will receive cash in the amount of, or Common Shares having a fair market value equal to, the difference between the change in control price per Common Share and the exercise price per Common Share associated with the cancelled NSO; provided, however, such cancellation may not take affect if either: (a) the Compensation Committee determines prior to the change in control that immediately after the change in control, the NSOs will be honored or assumed, or new awards with substantially equivalent value substituted, or (b) the NEO exercises, with the permission of the Compensation Committee, the NEO’s outstanding NSOs within 15 days of the date of the change in control.

Following a change in control of the Company, unvested RSUs will vest in full and all restrictions relating to such awards will lapse. The vested awards will be distributed, if not already held by a participant and to the extent applicable: (i) in a single lump-sum cash payment within 30 days following such change in control based on the change in control price; or (ii) at the Compensation Committee’s discretion, in the form of whole Common Shares of the Company or shares of any successor company.

Following a change in control of the Company, with respect to PUs, all service-based vesting criteria will be deemed to be satisfied and performance goals associated with outstanding awards will be deemed to have been met on the date of the change in control, all performance periods will be accelerated to the date of the change in control and all outstanding awards will be distributed in a single lump sum cash payment within 30 days following such change in control based on the change in control price assuming the Compensation Committee determines the unvested PUs will not be assumed or substituted in connection with the change in control.

Following a change in control of the Company, with respect to PFAs, all service-based vesting criteria will be deemed to be satisfied and performance goals associated with outstanding awards will be determined based on actual performance as of the most recently completed fiscal year prior to the change in control, plus target performance for the remaining years of the performance period. The number of performance units achieved will be deemed to be fully vested and all earned awards will be distributed in a single lump sum cash payment within 30 days following such change in control based on the change in control price assuming the Compensation Committee determines the unvested PFAs will not be assumed or substituted in connection with the change in control.

Termination of Employment and Change in Control — James Hagedorn

The following table describes the approximate payments that would be made to Mr. Hagedorn pursuant to the Hagedorn Severance Agreement or other plans or individual award agreements in the event of his termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2017, the last day of the 2017 fiscal year. For further information concerning the outstanding equity-based awards held by Mr. Hagedorn as of September 30, 2017, see the table captioned “Outstanding Equity Awards at 2017 Fiscal Year-End.”

	Termination Prior to CIC				Termination Following CIC
Executive Benefits and Payments Upon Termination	Involuntary Without Cause or Voluntary With Good Reason		Termination Due to Death or Disability		Involuntary Without Cause or Voluntary With Good Reason		CIC Only
Compensation (1):
Base Salary (3x annual base salary)	$3,300,000		$—		$3,300,000		$—
EIP (2)	6,923,664		—		6,923,664		—
Equity-Based Compensation:
Stock Options:
Unvested and accelerated (3)	8,402,535		8,402,535		8,402,535		8,402,535
Restricted Stock Units:
Unvested and Accelerated (4)	2,397,387		2,397,387		2,397,387		2,397,387
Dividend Equivalents (5)	37,682		37,682		37,682		37,682
Performance Units:
Unvested and Accelerated (6)	6,314,933		6,314,933		6,314,933		6,314,933
Dividend Equivalents (7)	283,134		283,134		283,134		283,134
Project Focus Awards:
Unvested and Accelerated	2,399,723	(8)	2,248,749	(8)	16,781,708	(10)	16,781,708	(10)
Dividend Equivalents	37,719	(9)	35,346	(9)	263,777	(11)	263,777	(11)
Benefits and Perquisites:
Health & Welfare Benefits (12)	55,462		—		55,462		—
Accrued Retirement Benefits (vested):
Associates’ Pension Plan (13)	274,039		274,039		274,039		—
Excess Benefit Plan (13)	52,916		52,916		52,916		—
RSP (13)	4,254,366		4,254,366		4,254,366		—
ERP (13)	9,825,660		9,825,660		9,825,660		—
Other Payments:
Non-Compete Payments (14)	3,600,000		—		3,600,000		—
Total:	$48,159,220		$34,126,747		$62,767,263		$34,481,156
________________________

(1)	Equity valuations are based on the $97.34 closing price of Common Shares on September 30, 2017.

(2)	Lump-sum payment of cash severance benefit in an amount equal to three times the EIP payout for the 2016 fiscal year, the highest annual bonus paid in any of the three preceding years.

(3)
Since Mr. Hagedorn is retirement eligible, all unvested NSOs are subject to immediate vesting upon termination for any reason other than for Cause (assuming unvested NSOs will not be assumed or substituted in connection with the change in control).

(4)
Since Mr. Hagedorn is retirement eligible, all RSUs are subject to immediate vesting upon termination for any reason other than for Cause. The vested RSUs are generally settled on the third anniversary of the grant date. Following a change in control (assuming unvested RSUs will not be assumed or substituted), all unvested RSUs are subject to immediate vesting and settlement upon termination.

(5)
Since Mr. Hagedorn is retirement eligible, all deferred dividend equivalents are subject to immediate vesting upon termination for any reason other than for Cause. The vested dividend equivalents are generally settled on the third anniversary of the grant date. Following a change in control (assuming unvested RSUs will not be assumed or substituted), the deferred dividend equivalents associated with the unvested RSUs are subject to immediate vesting and settlement upon termination.

(6)
Since Mr. Hagedorn is retirement eligible, the service-based vesting criteria is deemed to be satisfied in the event of termination for any reason other than for Cause and the PUs are paid out on the third anniversary of the grant date to the extent the pre-defined performance criteria has already been achieved. Following a change in control (assuming unvested PUs will not be assumed or substituted), all unvested PUs are subject to immediate vesting and settlement upon termination.

(7)
Since Mr. Hagedorn is retirement eligible, the service-based vesting criteria is deemed to be satisfied in the event of termination for any reason other than for Cause and the deferred dividend equivalents associated with unvested PUs are paid out on the third anniversary of the grant date to the extent the pre-defined performance criteria has already been achieved. Following a change in control (assuming unvested PUs will not be assumed or substituted), the deferred dividend equivalents associated with the unvested PUs are subject to immediate vesting and settlement upon termination.

(8)
Since Mr. Hagedorn is retirement eligible, reflects partial vesting of unvested PFAs, which are paid out at the end of the performance period to the extent the pre-defined performance criteria is achieved (which is assumed at the target level of performance).

(9)
Since Mr. Hagedorn is retirement eligible, reflects partial vesting of the deferred dividend equivalents associated with unvested PFAs, which are paid out at the end of the performance period to the extent the pre-defined performance criteria is achieved (which is assumed at the target level of performance).

(10)
Reflects immediate vesting and settlement of all unvested PFAs assuming the pre-defined performance criteria is achieved at the target level of performance (assuming unvested PFAs will not be assumed or substituted in connection with the change in control). The PFAs provide for an additional payment to mitigate the impact of any federal excise tax that may be triggered in connection with a change in control of the Company. However, we have determined that no such additional payment would have been required if the change in control had occurred on September 30, 2017.

(11)
Reflects immediate vesting and settlement of all deferred dividend equivalents associated with unvested PFAs (assuming the pre-defined performance criteria is achieved at the target level of performance and further assuming unvested PFAs will not be assumed or substituted in connection with the change in control).

(12)	Lump-sum payment equal to the equivalent monthly premiums to continue medical, disability and life insurance for a period of three years.

(11)	Reflects respective accrued benefits, which are fully vested as of September 30, 2017 (and are not further enhanced or accelerated as a result of the potential termination event).

(12)
Per the Hagedorn Severance Agreement, Mr. Hagedorn will receive non-compete payments totaling $3.6 million, payable in $100,000 monthly installments over the three-year period following an involuntary termination by the Company without Cause, or a voluntary termination by Mr. Hagedorn for Good Reason (subject to Mr. Hagedorn executing a Release Agreement as prescribed by the Company).

Termination of Employment and Change in Control — Mr. Coleman, Mr. Lukemire, Ms. Stump and Mr. Smith

The following tables describe the approximate payments that would be made to each of the above-named NEOs pursuant to the Executive Severance Plan or other plans or individual award agreements in the event of termination of employment under the circumstances described below or in the event of a change in control of the Company, assuming such termination of employment or change in control took place on September 30, 2017, the last day of the 2017 fiscal year. For further information concerning the outstanding equity-based awards held by each of the above-named NEOs as of September 30, 2017, see the table captioned “Outstanding Equity Awards at 2017 Fiscal Year-End.”

Involuntary Termination Without Cause, or Voluntary Termination by NEO With Good Reason:

Executive Benefits and Payments Upon Termination	Mr. Coleman	Mr. Lukemire		Ms. Stump		Mr. Smith
Compensation (1):
Base Salary (2x annual base salary)	$1,350,000	$1,400,000		$1,100,000		$1,000,000
EIP — Prorated Annual Payout	—	560,000	(2)	330,000	(2)	—
EIP — Target Payout (2x target amount)	1,012,500	1,120,000		660,000		600,000
Equity-Based Compensation:						—
Stock Options:
Unvested and Accelerated	—	3,052,073	(3)	—		—
Restricted Stock Units:
Unvested and Accelerated	—	1,151,630	(4)	764,022	(4)	—
Accrued Dividends	—	18,101	(5)	20,767	(5)	—
Performance Units:
Unvested and Accelerated	—	2,284,959	(6)	—		—
Dividend Equivalents	—	103,213	(7)	—		—
Project Focus Awards:
Unvested and Accelerated	—	838,292	(8)	324,824	(8)	—
Dividend Equivalents	—	13,176	(9)	5,106	(9)	—
Benefits and Perquisites:
Benefits Offset Payment (10)	20,708	17,021		17,021		21,608
Accrued Retirement Benefits:
Associates’ Pension Plan (11)	—	21,842		—		—
RSP (11)	870,881	1,083,225		1,255,146		919,712
ERP (11)	1,036,253	1,448,253		2,132,528		1,001,473
Total:	$4,290,342	$13,111,785		$6,609,414		$3,542,793
________________________

(1)	Equity valuations are based on the $97.34 closing price of Common Shares on September 30, 2017.

(2)
Since Mr. Lukemire and Ms. Stump are retirement eligible, they are entitled to a lump-sum pro-rata payout of the annual bonus under the EIP for the year of termination. This is in addition to any bonus amount payable under the Executive Severance Plan. The amount shown assumes that the EIP paid out at 100% of target.

(3)	Since Mr. Lukemire is retirement eligible, all unvested NSOs are subject to immediate vesting upon termination for any reason other than for Cause.

(4)
Since Mr. Lukemire and Ms. Stump are retirement eligible, all RSUs are subject to immediate vesting upon termination for any reason other than for Cause. The vested RSUs are generally settled on the third anniversary of the grant date.

(5)
Since Mr. Lukemire and Ms. Stump are retirement eligible, all deferred dividend equivalents associated with unvested RSUs are subject to immediate vesting upon termination for any reason other than for Cause. The vested dividend equivalents are generally settled on the third anniversary of the grant date.

(6)
Since Mr. Lukemire is retirement eligible, the service-based vesting criteria is deemed to be satisfied as of the third anniversary of the grant date in the event of termination for any reason other than for Cause, and the PUs are paid out to the extent the pre-defined performance criteria has already been achieved.

(7)
Since Mr. Lukemire is retirement eligible, the service-based vesting criteria is deemed to be satisfied as of the third anniversary of the grant date in the event of termination for any reason other than Cause and the deferred dividend equivalents associated with unvested PUs are paid out on the third anniversary of the grant date to the extent the pre-defined performance criteria has already been achieved.

(8)
Since Mr. Lukemire and Ms. Stump are retirement eligible, reflects partial vesting of unvested PFAs to the extent the pre-defined performance criteria is achieved (which is assumed at the target level of performance).

(9)
Since Mr. Lukemire and Ms. Stump are retirement eligible, reflects partial vesting of the deferred dividend equivalents associated with unvested PFAs, which are paid out at the end of the performance period to the extent the pre-defined performance criteria is achieved (which is assumed at the target level of performance).

(10)
An amount equal to the excess of the current COBRA premium charged by the Company to terminated employees over the premium charged to active employees as of September 30, 2017; calculated for a period of 24 months.

(11)	Reflects respective accrued benefits, which are fully vested as of September 30, 2017 (and are not further enhanced or accelerated as a result of the potential termination event).

Termination Due to Death or Disability:

Executive Benefits and Payments Upon Termination	Mr. Coleman	Mr. Lukemire	Ms. Stump	Mr. Smith
Compensation (1):
Base Salary	$—	$—	$—	$—
EIP — Prorated Annual Payout (2)	506,250	560,000	330,000	300,000
EIP — Target Payout (2x target amount)	—	—	—	—
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated (3)	1,758,575	3,052,073	—	1,033,900
Restricted Stock Units:
Unvested and Accelerated (4)	680,504	1,151,630	764,022	303,603
Accrued Dividends (5)	10,696	18,101	20,767	4,772
Performance Units:
Unvested and Accelerated (6)	1,324,116	2,284,959	—	779,401
Dividend Equivalents (7)	59,170	103,213	—	34,747
Project Focus Awards:
Unvested and Accelerated (8)	638,258	785,534	304,382	284,720
Dividend Equivalents (9)	10,032	12,347	4,784	4,475
Benefits and Perquisites:
Benefits Offset Payment	—	—	—	—
Accrued Retirement Benefits:
Associates’ Pension Plan (10)	—	21,842	—	—
RSP (10)	870,881	1,083,225	1,255,146	919,712
ERP (10)	1,036,253	1,448,253	2,132,528	1,001,473
Total:	$6,894,735	$10,521,177	$4,811,629	$4,666,803
________________________

(1)	Equity valuations are based on the $97.34 closing price of Common Shares on September 30, 2017.

(2)	Lump-sum payment in an amount equal to a pro-rated annual bonus award under the EIP for the year of termination, assuming the EIP paid out at 100% of target.

(3)	Reflects immediate vesting of all outstanding and unvested stock options.

(4)	Reflects immediate vesting and settlement of all unvested RSUs.

(5)	Reflects immediate vesting and settlement of all deferred dividend equivalents associated with unvested RSUs.

(6)	Reflects immediate vesting of all unvested PUs (to the extent the pre-defined performance criteria has already been achieved).

(7)	Reflects immediate vesting of all deferred dividend equivalents associated with unvested PUs (to the extent the pre-defined performance criteria has already been achieved).

(8)	Reflects partial vesting of all unvested PFAs upon death or disability. Performance criteria is deemed to be satisfied at the target level of performance and award is settled immediately.

(9)
Reflects partial vesting of all deferred dividend equivalents associated with unvested PFAs. All performance criteria is deemed to be satisfied at the target level performance and the deferred dividend equivalents are paid immediately.

(10)
Reflects respective account balances as of September 30, 2017, which are fully vested as of September 30, 2017 (and are not further enhanced or accelerated as a result of the potential termination event).

Involuntary Termination Without Cause, or Voluntary Termination by NEO With Good Reason (within 2 years following CIC):

Executive Benefits and Payments Upon Termination	Mr. Coleman	Mr. Lukemire	Ms. Stump	Mr. Smith
Compensation (1):
Base Salary (2x annual base salary)	$1,350,000	$1,400,000	$1,100,000	$1,000,000
EIP — Prorated Annual Payout (2)	506,250	560,000	330,000	300,000
EIP — Target Payout (2x target amount) (3)	1,012,500	1,120,000	660,000	600,000
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated (4)	1,758,575	3,052,073	—	1,033,900
Restricted Stock Units:
Unvested and Accelerated (5)	680,504	1,151,630	764,022	303,603
Accrued Dividends (6)	10,696	18,101	20,767	4,772
Performance Units:
Unvested and Accelerated (7)	1,324,116	2,284,959	—	779,401
Dividend Equivalents (8)	59,170	103,213	—	34,747
Project Focus Awards:
Unvested and Accelerated (9)	4,763,430	5,862,691	2,271,818	2,125,224
Dividend Equivalents (10)	74,872	92,150	35,709	33,404
Benefits and Perquisites:
Benefits Offset Payment (11)	20,708	17,021	17,021	21,608
Accrued Retirement Benefits:
Associates’ Pension Plan (12)	—	21,842	—	—
RSP (12)	870,881	1,083,225	1,255,146	919,712
ERP (12)	1,036,253	1,448,253	2,132,528	1,001,473
Total:	$13,467,955	$18,215,158	$8,587,011	$8,157,844
________________________

(1)	Equity valuations are based on the $97.34 closing price of Common Shares on September 30, 2017.

(2)	Reflects a lump-sum pro-rata payout of the annual bonus under the EIP, assuming the EIP paid out at 100% of target.

(3)	Lump-sum payment in an amount equal to two times the target annual bonus award.

(4)
Reflects immediate cancellation and settlement of all outstanding and unvested stock options (assuming unvested stock options will not be assumed or substituted in connection with the change in control).

(5)	Reflects immediate vesting and settlement of all unvested RSUs (assuming unvested RSUs will not be assumed or substituted in connection with the change in control).

(6)
Reflects immediate vesting and settlement of all deferred dividend equivalents associated with unvested RSUs (assuming unvested RSUs will not be assumed or substituted in connection with the change in control).

(7)
Reflects immediate vesting and settlement of all unvested PUs (assuming unvested PUs will not be assumed or substituted in connection with the change in control). In the event of a change in control, all performance criteria and service-based vesting requirements are deemed to have been met on the date of the change in control.

(8)
Reflects immediate vesting and settlement of all deferred dividend equivalents associated with unvested PUs (assuming unvested PUs will not be assumed or substituted in connection with the change in control).

(9)
Reflects immediate vesting and settlement of all unvested PFAs assuming the pre-defined performance criteria is achieved at the target level performance (assuming unvested PFAs will not be assumed or substituted in connection with the change in control). The PFAs provide for an additional payment to mitigate the impact of any federal excise tax that may be triggered in connection with a change in control of the Company. However, we have determined that no such additional payment would have been required if the change in control had occurred on September 30, 2017.

(10)
Reflects immediate vesting and settlement of all deferred dividend equivalents associated with unvested PFAs assuming the pre-defined performance criteria is achieved at the target level performance (assuming unvested PFAs will not be assumed or substituted in connection with the change in control).

(11)
An amount equal to the excess of the current COBRA premium charged by the Company to terminated employees over the premium charged to active employees as of September 30, 2017; calculated for a period of 24 months.

(12)
Reflects respective account balances as of September 30, 2017, which are fully vested as of September 30, 2017 (and are not further enhanced or accelerated as a result of the potential termination event).

Change in Control Only (no termination):

Executive Benefits and Payments Upon Termination	Mr. Coleman	Mr. Lukemire	Ms. Stump	Mr. Smith
Compensation (1):
Base Salary (2x annual base salary)	$—	$—	$—	$—
EIP — Prorated Annual Payout	—	—	—	—
EIP — Target Payout (2x target)	—	—	—	—
Equity-Based Compensation:
Stock Options:
Unvested and Accelerated (2)	1,758,575	3,052,073	—	1,033,900
Restricted Stock Units:
Unvested and Accelerated (3)	680,504	1,151,630	764,022	303,603
Accrued Dividends (4)	10,696	18,101	20,767	4,772
Performance Units:
Unvested and Accelerated (3)	1,324,116	2,284,959	—	779,401
Dividend Equivalents (4)	59,170	103,213	—	34,747
Project Focus Awards:
Unvested and Accelerated (5)	4,763,430	5,862,691	2,271,818	2,125,224
Dividend Equivalents (6)	74,872	92,150	35,709	33,404
Benefits and Perquisites:
Benefits Offset Payment	—	—	—	—
Accrued Retirement Benefits:
Associates’ Pension Plan	—	—	—	—
RSP	—	—	—	—
ERP	—	—	—	—
Total:	$8,671,363	$12,564,817	$3,092,316	$4,315,051
________________________

(1)	Equity valuations are based on the $97.34 closing price of Common Shares on September 30, 2017.

(2)
Reflects immediate cancellation and settlement of all outstanding and unvested stock options (assuming unvested stock options will not be assumed or substituted in connection with the change in control).

(3)
Reflects immediate vesting and settlement of all unvested RSUs and PUs (assuming unvested RSUs and PUs will not be assumed or substituted in connection with the change in control). In the event of a change in control, all performance criteria and service-based vesting requirements are deemed to have been met on the date of the change in control.

(4)
Reflects immediate vesting and settlement of all deferred dividend equivalents associated with unvested RSUs and PUs (assuming unvested RSUs and PUs will not be assumed or substituted in connection with the change in control).

(5)
Reflects immediate vesting and settlement of all unvested PFAs assuming the pre-defined performance criteria is achieved at the target level performance (assuming unvested PFAs will not be assumed or substituted in connection with the change in control). The PFAs provide for an additional payment to mitigate the impact of any federal excise tax that may be triggered in connection with a change in control of the Company. However, we have determined that no such additional payment would have been required if the change in control had occurred on September 30, 2017.

(6)
Reflects immediate vesting and settlement of all deferred dividend equivalents associated with unvested PFAs (to the extent the pre-defined performance criteria is expected to be achieved at the target level of performance).

Employee Confidentiality, Noncompetition, Nonsolicitation Agreements

In connection with executing the Hagedorn Severance Agreement on December 11, 2013, Mr. Hagedorn became a party to the Hagedorn Noncompetition Agreement, pursuant to which Mr. Hagedorn has agreed to maintain the confidentiality of any “confidential information” (as that term is defined in the Hagedorn Noncompetition Agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for Mr. Hagedorn’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The Hagedorn Noncompetition Agreement also contains provisions that prevent Mr. Hagedorn from engaging in specified competitive and solicitation activities during his employment with Scotts LLC and its affiliates, and for an additional three years thereafter. As additional consideration for entering into the Hagedorn Severance Agreement, which incorporates the Hagedorn Noncompetition Agreement, Mr. Hagedorn is entitled to receive non-compete payments totaling $3.6 million, payable in $100,000 monthly installments over the three-year restrictive period. However, the non-compete payments are only payable in the following situations: (1) in the event Mr. Hagedorn’s employment is terminated involuntarily without Cause; (2) in the event Mr. Hagedorn voluntarily terminates his employment with Good Reason; or (3) in the event Mr. Hagedorn voluntarily terminates his employment without Good Reason, provided the Board of Directors notifies Mr. Hagedorn that it intends to enforce the restrictive covenants. Failure to abide by the terms of the Hagedorn Noncompetition Agreement will result in forfeiture of any remaining non-compete payments, if applicable, and the repayment of any prior non-compete payments received by Mr. Hagedorn pursuant to the terms of the Hagedorn Severance Agreement. Failure to abide by the terms of the Hagedorn Noncompetition Agreement will also result in forfeiture of future payment under the EIP and will oblige Mr. Hagedorn to return to Scotts LLC any monies paid to him under the EIP within the three years prior to breach.

Mr. Coleman, Mr. Lukemire, Ms. Stump and Mr. Smith are each parties to an employee confidentiality, noncompetition, nonsolicitation agreement with Scotts LLC (the “Noncompetition Agreement”), pursuant to which each executive officer (or former executive officer) has agreed to maintain the confidentiality of any “confidential information” (as that term is defined in the Noncompetition Agreement) of Scotts LLC and its affiliates and not to directly or indirectly disclose or reveal confidential information to any person or use confidential information for the individual’s own personal benefit or for the benefit of any person other than Scotts LLC and its affiliates. The Noncompetition Agreement also contains provisions that prevent the individual party to it from engaging in specified competitive and solicitation activities during his or her employment with Scotts LLC and its affiliates, and for an additional two years thereafter. Failure to abide by the terms of the Noncompetition Agreement will result in forfeiture of any future payment under the EIP and will oblige the individual to return to Scotts LLC any monies paid to him or her under the EIP within the three years prior to breach.

PROPOSAL NUMBER 2

ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as set forth in this Proxy Statement. This proposal is commonly referred to as the “Say-on-Pay” vote.

Linking executive pay to shareholder value creation is central to the design of our executive compensation programs.  The Compensation Committee strives to achieve this linkage over both the short-term and long-term by establishing plan goals tied to shareholder value creation, that, when achieved or exceeded, reward our executives relative to the shareholder value they help create.  We believe shareholder value is created by profitability growth, consistent, strong free cash flow and demonstrated leadership by our NEOs. Our NEOs are directly aligned with, and invested in, the success of our business because they are impacted positively or negatively through their pay opportunities as shareholders are impacted positively or negatively through their return on investment. Our CD&A, which begins on page 21 of this Proxy Statement, provides a detailed description of our compensation philosophy and objectives, the elements of executive compensation we offer and our compensation practices. We encourage you to review the CD&A before voting on this proposal.

Highlights of our compensation philosophy and program for the 2017 fiscal year include the following:

•
Performance-Based Pay: Consistent with our pay-for-performance philosophy, approximately 75% of the target annual compensation opportunity for our CEO was delivered in the form of variable pay tied to financial performance. For the other NEOs, approximately 70% of their target annual compensation opportunity was delivered in the form of variable pay tied to financial performance. The percentage of total performance-based pay realized by our NEOs has the potential to be considerably higher in the future due to the impact of the performance multiplier incorporated into the design of the Project Focus Awards (“PFAs”) that were granted to our NEOs during the 2017 fiscal year. The front-loaded PFA’s are designed to reward our NEOs for achieving the performance goals set forth in the Company’s strategic plan (referred to as “Project Focus”) during the fiscal 2017 to fiscal 2021 performance period.

•
No Employment Agreements: The Company no longer maintains employment agreements with any of the NEOs. Severance benefits for our CEO are provided under a separate severance agreement, and severance benefits for all other NEOs are provided under an executive severance plan.

•	Limited Executive Perquisites: The Company does not offer certain cash-based executive perquisites, such as car allowances and financial planning services.

•
Double-Trigger Change in Control Provisions: Our plans include “double-trigger” change in control provisions, which provide for vesting upon involuntary termination of employment within 24 months after a change in control if equity-based awards are assumed or substituted in the transaction or if equity-based awards otherwise continue in effect after the transaction.

•
Clawback Provisions: All of our equity-based awards and annual incentive awards contain provisions designed to recoup such awards if the recipient violates the noncompetition covenant or engages in conduct detrimental to the Company. In addition, our Executive Compensation Recovery Policy allows the Company to recover annual incentive award payments and equity award distributions in the event of a required accounting restatement due to material non-compliance with any applicable financial reporting requirement.

•
Significant Stock Ownership: Each of our NEOs is expected to maintain a significant amount of his or her accumulated wealth in the form of Common Shares. The ownership guidelines are 10 times base salary for our CEO, 5 times base salary for our COO and 3 times base salary for all other NEOs.

•
Independent Consultants: Our Compensation Committee engages an independent consultant to advise it with respect to executive compensation levels and practices. The consultant provides no services to management and had no prior relationship with any of our NEOs.

•
Compensation Risk Assessment: The Company conducted an annual review of its compensation programs for the 2017 fiscal year and concluded that the compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

•
Independent Compensation Committee: Each member of our Compensation Committee satisfies the applicable independence requirements set forth in the NYSE Rules and under Rule 10C-1 promulgated by the SEC under the Exchange Act. Each member of our Compensation Committee also qualifies as an outside director for purposes of IRC § 162(m) and as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

•
Insider Trading Policy; Anti-Hedging Policy: Our Insider Trading Policy prohibits all Company employees, including our NEOs and members of the Board, from engaging in certain hedging transactions relating to Company securities held by them, including short sales, the purchase of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds.

The Say-on-Pay vote is not intended to address any specific element of compensation, but rather provides shareholders an opportunity to express their views regarding the overall compensation of our NEOs and our executive compensation philosophy and objectives, guiding principles, policies and practices.

Recommendation and Vote

For the reasons set forth above, the Company is asking its shareholders to support the compensation of the NEOs as set forth in this Proxy Statement by approving the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnote and narrative disclosures accompanying the tables.”

To be approved, this proposal requires the affirmative vote of the holders of a majority of the Company’s Common Shares present in person or by proxy and entitled to vote on the proposal, which means the votes cast “For” the proposal must exceed the votes cast “Against” the proposal.  Abstentions will be treated as votes cast “Against” the proposal.  Broker non-votes will not be counted in determining the required vote on the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

We highly value the opinions of our shareholders. Accordingly, although the vote is advisory only and not binding on the Company or the Board, the Compensation Committee will consider the outcome of the Say-on-Pay vote in connection with future executive compensation decisions.

PROPOSAL NUMBER 3

RATIFICATION OF THE SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”) has served as the Company’s independent registered public accounting firm since 2005 and audited the Company’s consolidated financial statements as of and for the fiscal year ending September 30, 2017, and the Company’s internal control over financial reporting as of September 30, 2017. The Audit Committee is directly responsible for the selection of the Company’s independent registered public accounting firm and has selected Deloitte to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2018. Although it is not required to do so, the Board has determined to submit the Audit Committee’s selection of the independent registered public accounting firm to the Company’s shareholders for ratification as a matter of good corporate governance. In the event that the Audit Committee’s selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018 is not ratified by the holders of a majority of the Common Shares represented at the Annual Meeting (with an abstention being treated the same as a vote “Against”), the Audit Committee will evaluate such shareholder vote when considering the selection of an independent registered public accounting firm for the fiscal year ending September 30, 2019. Even if the selection of Deloitte is ratified, the Audit Committee, in its discretion, could decide to terminate the engagement of Deloitte and to engage another independent registered public accounting firm if the Audit Committee determines such action is necessary or desirable.

Representatives of Deloitte are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

YOUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2018.

PROPOSAL NUMBER 4

APPROVAL OF AMENDMENT AND RESTATEMENT OF
THE SCOTTS MIRACLE-GRO COMPANY DISCOUNTED STOCK PURCHASE PLAN

General

We are seeking shareholder approval of the amendment and restatement of The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (“Discounted Stock Purchase Plan”), which was adopted, subject to shareholder approval, by the Board of Directors (“Board”) of the Company. A copy of the Discounted Stock Purchase Plan, as amended, is attached to this Proxy Statement as Annex A. The amendments to the Discounted Stock Purchase Plan will only become effective if it is approved by our shareholders.

The Board has approved, subject to approval by the shareholders, the amendment and restatement of the Discounted Stock Purchase Plan to (i) provide for an increase in the maximum permitted discount of the price at which eligible employees may purchase Common Shares under the Discounted Stock Purchase Plan from 10% to up to 15%, (ii) provide an increase in the amount of compensation that employees may elect to have withheld to purchase Common Shares under the Discounted Stock Purchase Plan from $24,000 per year to $36,000 per plan year, (iii) provide an increase in the number of Common Shares authorized for purchase under the Discounted Stock Purchase Plan by 300,000 Common Shares, (iv) provide that Common Shares available for purchase under the Discounted Stock Purchase Plan may include Common Shares acquired on the open market, and (v) make other changes to make the Discounted Stock Purchase Plan terms more consistent with the Long-Term Incentive Plan as most recently amended and restated effective January 27, 2017.

The Discounted Stock Purchase Plan provides a means for employees of the Company and any subsidiary or affiliate of the Company designated for participation in the Discounted Stock Purchase Plan (“Designated Affiliate or Subsidiary” ) to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of Common Shares. All employees participating in the Discounted Stock Purchase Plan have equal rights and privileges. Under the Discounted Stock Purchase Plan, eligible employees are able to purchase Common Shares at a price (the “Purchase Price”) not less than 85% of the fair market value of the Common Shares at each Purchase Date, as defined in the Discounted Stock Purchase Plan. For purposes of the Discounted Stock Purchase Plan, unless the Compensation Committee determines otherwise, the fair market value of the Common Shares on a particular date is the closing sale price as reported on NYSE on the relevant date if it is a trading day and otherwise, on the next trading day. On December 8, 2017, the fair market value of one Common Share was $101.48.

The purposes of the Discounted Stock Purchase Plan are to foster the long-term financial success of the Company, increase shareholder value by providing participants in the Discounted Stock Purchase Plan with an opportunity to acquire or increase an ownership interest in the Company, and attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the success of the Company’s business largely depends.

The Board believes that the Discounted Stock Purchase Plan encourages broader ownership of Common Shares by employees of the Company and its Designated Affiliates or Subsidiaries and thereby provides an incentive for employees to contribute to the continued profitability and success of the Company. In particular, the Board believes that the Discounted Stock Purchase Plan offers a convenient means for employees who might not otherwise purchase and hold Common Shares to do so and that the discounted sale feature of the Discounted Stock Purchase Plan provides a meaningful inducement to participate. The Board also believes that employees’ continuing economic interest, as shareholders, in the performance and success of the Company enhances their entrepreneurial spirit, which can greatly contribute to long-term profitability.

The maximum number of Common Shares that may be purchased under the Discounted Stock Purchase Plan will be 300,000 Common Shares plus the number of Common Shares that the Company’s shareholders previously approved for purchase under the Discounted Stock Purchase Plan that, immediately before the effective date of the restatement, had not been purchased, subject to adjustment as described below in “Summary of Operation of the Discounted Stock Purchase Plan — Adjustments Upon Changes in Capitalization.” As of December 8, 2017, 3,069 Common Shares remained available for purchase under the Discounted Stock Purchase Plan. Common Shares purchased under the Discounted Stock Purchase Plan may be either authorized but unissued (i.e., newly-issued) shares, treasury shares, or shares purchased on any securities exchange upon which Common Shares are traded, otherwise in the over-the-counter market, or in negotiated transactions.

Common Shares acquired through the Discounted Stock Purchase Plan are held in a participant’s Custodial Account (and may not be sold) until the earlier of (1) the beginning of the offering period following the date the participant terminates employment with the Company and its subsidiaries, (2) 12 full calendar months beginning after the end of the offering period in which the Common Shares were purchased or (3) the date on which a change in control (as defined below in “Summary of Operation of the Discounted Stock Purchase Plan — Termination and Distribution of Custodial Accounts”) affecting the Company occurs. Upon any such event, all whole Common Shares and cash held in a participant’s Custodial Account will be made available to the participant under procedures developed by the custodian for the Discounted Stock Purchase Plan. Any fractional Common Shares that are to be withdrawn from a Custodial Account will be distributed in cash equal to the fair market value of the fractional Common Share on the termination date.

The following is a brief summary of the material features of the Discounted Stock Purchase Plan as proposed to be amended and restated. This summary is qualified in its entirety by reference to the full text of the Discounted Stock Purchase Plan, a copy of which is attached to this Proxy Statement as Annex A.

Summary of Operation of the Discounted Stock Purchase Plan

Administration of the Discounted Stock Purchase Plan

The Discounted Stock Purchase Plan is administered by the Compensation Committee, or a subcommittee thereof, or any other committee designated by the Board to administer the Discounted Stock Purchase Plan (the “Committee”). The Committee has the authority to interpret the Discounted Stock Purchase Plan and construe its terms, adopt rules and regulations relating to the Discounted Stock Purchase Plan and make all determinations under the Discounted Stock Purchase Plan. The Committee establishes the number of Common Shares that may be acquired during each offering period, establishes and maintains an account for each participant in the Discounted Stock Purchase Plan (each, a “Plan Account”) to which payroll deductions are credited and amounts applied to purchase Common Shares, and establishes an account for each participant which is credited with Common Shares purchased until those Common Shares are distributed (each, a “Custodial Account”). The Committee also administers procedures through which eligible employees may enroll in the Discounted Stock Purchase Plan. The Discounted Stock Purchase Plan provides that each offering period will consist of one calendar month, unless a different period is established by the Committee and announced to eligible employees before the beginning of the applicable offering period.

The Committee has the authority to make changes to the Discounted Stock Purchase Plan with respect to the participation of employees of any Designated Affiliate or Subsidiary organized under the laws of a country other than the United States of America when the Committee deems such changes to be necessary or appropriate to achieve a desired tax treatment in the foreign jurisdiction or to comply with applicable foreign laws. Any such changes to the Discounted Stock Purchase Plan will apply only to employees of that non-U.S. Designated Affiliate or Subsidiary, and will apply equally to all employees of that non-U.S. Designated Affiliate or Subsidiary.

The Committee may delegate ministerial duties associated with the Discounted Stock Purchase Plan to any person (including employees of the Company) as the Committee deems appropriate. Any reference to the Committee shall also include any such designee of the Committee.

Eligibility

Any U.S.-based full-time or permanent part-time employee of the Company or a Designated Affiliate or Subsidiary who has reached age 18, is not a seasonal employee (as determined by the Committee), has been an employee for at least 15 days before the first day of the applicable offering period and agrees to comply with the terms of the Discounted Stock Purchase Plan is eligible to participate in the Discounted Stock Purchase Plan. Approximately 3,200 employees in the U.S. are currently eligible to participate in the Discounted Stock Purchase Plan. Any non-U.S.-based employee of the Company or a Designated Affiliate or Subsidiary who meets the eligibility criteria established by the Committee and agrees to comply with the terms of the Discounted Stock Purchase Plan will also be eligible to participate in the Discounted Stock Purchase Plan. As of the date of this Proxy Statement, approximately 700 employees based outside of the U.S. would be eligible to participate in the Discounted Stock Purchase Plan.

Participation

An eligible employee may enroll for an offering period (i.e., become a participant) by filing an enrollment form with the Committee at least 15 days before the offering period commences. After initial enrollment in the Discounted Stock Purchase Plan, a participant will be automatically re-enrolled for subsequent offering periods unless he or she files a notice of withdrawal at least 15 days before a new offering period begins, terminates employment, contributes the maximum permitted amount of contributions to the Plan, or otherwise becomes ineligible to participate.

Upon enrollment in the Discounted Stock Purchase Plan, a participant must elect the rate at which the participant will make payroll contributions for the purchase of Common Shares. Elections may be in an amount of not less than $10 per offering period (U.S. dollars, or, with respect to participants employed by foreign affiliates and subsidiaries of the Company, an equivalent amount of foreign currency that is then converted to U.S. dollars) or more than $36,000 per Plan Year (i.e., a calendar year), unless the Committee specifies different minimum and/or maximum amounts at the beginning of the offering period. All employee contributions are made by means of direct payroll deduction from taxable compensation. The contribution rate elected by a participant will continue in effect until modified by the participant, except that a participant may only change the participant’s previously elected contribution rate effective as of the first day of an offering period which begins at least 15 calendar days after the revised election has been delivered to the Committee.

A participant’s contributions are credited to the Plan Account maintained on the participant’s behalf. As of the last day of each offering period, the value of each participant’s Plan Account is divided by the Purchase Price established for that offering period. Each participant is deemed to have purchased the number of whole and fractional Common Shares produced by this calculation. If application of the procedures described in the preceding two sentences results in the purchase by all participants during that offering period of an aggregate number of Common Shares greater than the number of Common Shares offered during that offering period, the Committee allocates the available Common Shares among participants and any cash remaining in participants’ Plan Accounts is credited to the next offering period. If application of the procedures described above results in the purchase by all participants during that offering period of a number of Common Shares less than the number of Common Shares available for purchase for any offering period, the excess Common Shares will be available for purchase during any subsequent offering period.

As promptly as practicable after the end of each offering period, the Company issues or transfers the Common Shares purchased by a participant and/or cash necessary to purchase such shares during that offering period to the custodian for the Discounted Stock Purchase Plan for transfer into that participant’s Custodial Account. No interest is credited on payroll contributions pending investment in Common Shares of the Company. Unless otherwise determined by the Committee, cash dividends paid on Common Shares of the Company are automatically reinvested in additional whole and fractional Common Shares unless the participant has affirmatively elected to receive the dividends in cash. The custodian either purchases such Common Shares in the market or receives Common Shares directly from the Company as directed by the Committee; however, no discounts apply to any dividend reinvestment purchases. Each participant’s Custodial Account is credited with any Common Shares distributed as a dividend or distribution in respect of Common Shares previously credited to the participant’s Custodial Account.

Subject to applicable securities laws, proxy statement rules, and other guidance regarding shareholder voting rights, participants are entitled to vote the number of whole and fractional Common Shares credited to their respective Custodial Accounts. A participant’s rights under the Discounted Stock Purchase Plan are nontransferable, except upon death of the participant.

Termination and Distribution of Custodial Accounts

Common shares acquired through the Discounted Stock Purchase Plan are held in a participant’s Custodial Account (and may not be sold) until the earlier of (1) the beginning of the offering period following the date the participant terminates employment with the Company and its affiliates and subsidiaries, (2) 12 full calendar months beginning after the end of the offering period in which the Common Shares were purchased or (3) the date on which a change in control affecting the Company occurs. Upon any such event, all whole Common Shares and cash held in a participant’s Custodial Account will be made available to the participant under procedures developed by the custodian for the Discounted Stock Purchase Plan and the Committee. Any fractional Common Shares that are to be withdrawn from a Custodial Account will be distributed in cash equal to the fair market value of the fractional common share on the termination date. Notwithstanding the foregoing, the Committee, in its discretion may elect to return the cash in the Participant’s account under the Discounted Stock Purchase Plan as soon as practicable after his or her termination instead of purchasing shares.

Under the Discounted Stock Purchase Plan, a “change in control” of the Company will be deemed to occur if:

•
the members of the Board on the effective date (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director;

•
any person, entity, or group (other than the Company, any affiliate or subsidiary of the Company, any employee benefit plan of the Company or an affiliate or subsidiary of the Company, the Hagedorn Partnership, or any party related to Hagedorn Partnership, as determined by the Committee) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities;

•
the shareholders of the Company adopt or authorize an agreement for the merger or business combination of the Company with or into another entity, and the shareholders of the Company immediately before the merger or other business combination will own less than 50% of the voting power of the entity resulting from the merger or business combination;

•	the shareholders of the Company adopt or authorize an agreement to sell or otherwise dispose of all or substantially all of the Company’s assets;

•	the shareholders of the Company adopt a plan to liquidate or dissolve the Company;

•
the Hagedorn Partnership or any party related to the Hagedorn Partnership or any party related to the Hagedorn Partnership (as determined by the Committee) becomes the beneficial owner of securities of the Company representing more than 49% of the combined voting power of the Company’s then outstanding securities; or

•
any other event that is identified as a change in control in any other shareholder-approved plan of the Company that the Committee, in its discretion, deems appropriate to be considered a change in control under the Discounted Stock Purchase Plan.

Adjustments Upon Changes in Capitalization

The aggregate number of Common Shares available under the Discounted Stock Purchase Plan (as well as any share-based limits under the Discounted Stock Purchase Plan) and the respective Purchase Price, number of Common Shares and other share-based limitations, and kind of shares, will be appropriately adjusted by the Committee in order to prevent dilution or enlargement of participant rights in the event of any corporate event or transaction (including, but not limited to, a change in the shares of stock of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split-up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of the Company.

No Promise of Future Awards

The Discounted Stock Purchase Plan provides and confirms that the right to purchase Common Shares under the Discounted Stock Purchase Plan is made available by the Company on a voluntary and discretionary basis, and the Company makes no commitment to make a right to purchase Common Shares available in the future.

Costs and Expenses

The Company pays the costs and expenses incurred in the administration of the Discounted Stock Purchase Plan and maintenance of Plan Accounts as well as brokerage fees and commissions for purchases including purchases upon reinvestment of dividends and distributions. The Company does not, however, pay any brokerage fees or commissions relating to sales of Common Shares acquired under the Discounted Stock Purchase Plan by participants.

Amendment, Modification and Termination of the Discounted Stock Purchase Plan

The Board or the Committee (provided that the Committee is comprised solely of Board members) may terminate, suspend or amend the Discounted Stock Purchase Plan without further shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Exchange Act, applicable requirements of the Internal Revenue Code or applicable rules of NYSE or any other securities exchange, market or other quotation system on or through which the Company’s securities are then listed or traded. The Discounted Stock Purchase Plan will continue until terminated by action of the Board or Committee although, as noted above, the number of Common Shares which may be delivered under the Discounted Stock Purchase Plan is limited. The Discounted Stock Purchase Plan will automatically terminate after the purchase date as of which the amount of available shares has been exhausted, unless the Board or Committee determines otherwise.

Income Tax Consequences

The following is a summary of certain income tax consequences of participation in the Discounted Stock Purchase Plan. With respect to the discussion of U.S. federal income tax consequences, the following summary is intended to reflect current provisions of the Internal Revenue Code and applicable Treasury Regulations. This summary is not a complete statement of applicable law, nor does it address U.S. state or local tax laws or regulations.

All amounts withheld from a participant’s pay are after-tax amounts. To the extent a participant is a U.S. citizen or resident, the participant generally is subject to U.S. federal income tax and is taxed, at ordinary income tax rates, on the difference between the fair market value of the Common Shares the participant purchases and the amount the participant pays to purchase those Common Shares. Non-U.S. taxes also may apply. To the extent a participant is not a U.S. citizen or resident, taxation of the participant for U.S. and non-U.S. tax purposes depends upon a number of factors, including applicable non-U.S. tax laws and regulations.

To the extent a participant is a U.S. citizen or resident, the Company or one of its Designated Affiliates or Subsidiaries generally is entitled to an income tax deduction for U.S. federal income tax purposes on the amount which such participant elects to have the Company withhold to purchase Common Shares under the Discounted Stock Purchase Plan and on the difference between the fair market value of the Common Shares acquired when Common Shares are purchased at the end of an offering period and the amount paid to acquire the Common Shares. To the extent a participant is not a U.S. citizen or resident, the determination of whether the Company or one of its subsidiaries is entitled to an income tax deduction for U.S. or non-U.S. tax purposes depends on a number of factors, including applicable non-U.S. tax laws and regulations.

ANY U.S. FEDERAL TAX ADVICE CONTAINED IN THE FOREGOING IS NOT INTENDED OR WRITTEN BY THE PREPARER OF SUCH ADVICE TO BE USED, AND IT CANNOT BE USED BY THE RECIPIENT, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE RECIPIENT. THIS DISCLOSURE IS INTENDED TO SATISFY U.S. TREASURY DEPARTMENT REGULATIONS.

Recommendation and Vote

To be approved, this proposal requires the affirmative vote of the holders of a majority of the Company’s Common Shares present in person or by proxy and entitled to vote on the proposal, which means the votes cast “For” the proposal must exceed the votes cast “Against” the proposal.  Abstentions will be treated as votes cast “Against” the proposal.  Broker non-votes will not be counted in determining the required vote on the proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE SCOTTS MIRACLE-GRO COMPANY DISCOUNTED STOCK PURCHASE PLAN.

PROPOSAL NUMBER 5

ADVISORY VOTE ON THE FREQUENCY OF
ADVISORY VOTES ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

Proposal

In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, in accordance with the requirements of the Dodd-Frank Act and Section 14A(a)(2) of the Exchange Act, we are providing shareholders the opportunity to recommend, on an advisory, non-binding basis, whether the Say-on-Pay vote, as discussed in Proposal Number 2, should occur every one, two or three years in the future.

After careful consideration, the Board believes that the advisory vote on executive compensation should be held every year. The Board considered the following factors in arriving at its decision:

•
Our compensation programs are intended to align our NEOs’ interests with those of our shareholders, and an annual advisory vote will afford shareholders an opportunity to provide regular feedback regarding those programs, thus helping to ensure proper alignment.

•	An annual vote will allow the Compensation Committee to consider shareholder sentiment as it evaluates and approves NEO compensation each year.

•	An annual advisory vote is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters on a regular basis.

Recommendation and Vote

Shareholders have the option to choose whether the Say-on-Pay advisory vote should occur every one, two or three years, or they may abstain from voting on this proposal. The option that receives the highest number of votes cast by shareholders will be considered the preferred option of the shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF EVERY ONE YEAR AS THE PREFERRED FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

Although the vote is advisory only and not binding on the Company or the Board, the Compensation Committee and the Board intend to give meaningful consideration to the preference expressed by shareholders.

AUDIT COMMITTEE MATTERS

In accordance with applicable SEC Rules, the Audit Committee issued the following report on November 21, 2017.  The Audit Committee consisted of the following members as of such date: Nancy G. Mistretta, Chair; Brian D. Finn; and Thomas N. Kelly Jr.

Report of the Audit Committee for the 2017 Fiscal Year

Role of the Audit Committee, Independent Registered Public Accounting Firm and Management

The Audit Committee consists of three directors, each of whom satisfies the applicable independence requirements set forth in the NYSE Rules and under SEC Rule 10A-3, and operates under a written charter adopted by the Board. A copy of the Audit Committee charter is posted under the “Corporate Governance” link on the Company’s Internet website at http://investor.scotts.com.

The role of the Audit Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States. The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements. The Audit Committee also has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the U.S. Public Company Accounting Oversight Board or the PCAOB. In addition, the Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with the Company’s independent registered public accounting firm their independence from the Company and its management, and has considered whether the Company’s independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The internal auditors are responsible for preparing an annual audit plan and conducting internal audits under the control of the Company’s Chief Internal Auditor, who is accountable to the Audit Committee. The Audit Committee met with the internal auditors and the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Financial Officer and other executive officers of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting.

Audit Committee Recommendation

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s 2017 Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended September 30, 2017 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors of the Company:

Nancy G. Mistretta, Chair
Brian D. Finn
Thomas N. Kelly Jr.

Fees of the Independent Registered Public Accounting Firm

Audit Fees

The aggregate audit fees billed by Deloitte, including expenses, for the 2017 fiscal year and the 2016 fiscal year were approximately $3,104,000 and $3,028,000, respectively. These amounts included fees for professional services rendered by Deloitte in connection with (1) its audit of the Company’s consolidated financial statements, (2) its audit of the effectiveness of the Company’s internal control over financial reporting and (3) its review of the unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as fees for services performed in connection with consents related to SEC registration statements and reports related to statutory audits.

Audit-Related Fees

The aggregate fees for audit-related services rendered by Deloitte, including expenses, for the 2017 fiscal year and the 2016 fiscal year were approximately $1,470,000 and $1,732,000, respectively. The fees under this category related to (1) internal control review projects, (2) assistance regarding Section 404 of the Sarbanes-Oxley Act of 2002, (3) due diligence services related to potential acquisitions, dispositions and similar activities and (4) work performed in connection with registration statements including issuances of comfort letters.

Tax Fees

The aggregate fees for tax services rendered by Deloitte, including expenses, for the 2017 fiscal year and the 2016 fiscal year were approximately $175,000 and $149,000, respectively. Tax fees are related to tax compliance and advisory services and assistance with tax audits.

All Other Fees

The aggregate fees for non-audit services rendered by Deloitte for the 2017 fiscal year and the 2016 fiscal year were approximately $8,000 for each year. The fees under this category are related to technical subscriptions.

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

None of the services described under the headings “Audit-Related Fees,” “Tax Fees” or “All Other Fees” above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 C.F.R. § 210.2-01(c)(7)(i).

The Audit Committee’s “Policies and Procedures Regarding Approval of Services Provided by the Independent Registered Public Accounting Firm” are set forth below.

THE SCOTTS MIRACLE-GRO COMPANY
THE AUDIT COMMITTEE
POLICIES AND PROCEDURES REGARDING APPROVAL OF SERVICES
PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Purpose and Applicability

We recognize the importance of maintaining the independent and objective viewpoint of our independent registered public accounting firm. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the independent registered public accounting firm.

The Scotts Miracle-Gro Company (together with its consolidated subsidiaries, “the Company”) recognizes that the independent registered public accounting firm possesses a unique knowledge of the Company and can provide necessary and valuable services to the Company in addition to the annual audit. Consequently, this policy sets forth policies, guidelines and procedures to be followed by the Company when retaining the independent registered public accounting firm to perform audit and non-audit services.

Policy Statement

All services provided by the independent registered public accounting firm, including audit services, audit-related services, non-audit services, tax services and program and subscription services, must be pre-approved by the Audit Committee or a designated member of the Audit Committee (“Designated Member”). Pre-approval may be of classes of permitted services, such as “audit services,” “merger and acquisition due diligence services” or similar broadly defined predictable or recurring services. Such classes of services could include the following illustrative examples:

•	Audits of the Company’s financial statements required by law, the SEC, lenders, statutory requirements, regulators and others.

•	Consents, comfort letters, reviews of registration statements and similar services that incorporate or include financial statements of the Company.

•	Employee benefit plan audits.

•	Tax compliance and related support for any tax returns filed by the Company.

•	Tax planning and support.

•	Merger and acquisition due diligence services.

•	Internal control reviews.

•	Program and subscription services, including educational programs and seminars, webcasts/podcasts, database subscriptions, research reports, surveys and similar or related tools and services.

The Audit Committee may choose to establish fee thresholds for pre-approved services (for example: “merger and acquisition due diligence services with fees not to exceed $100,000 without additional pre-approval from the Audit Committee”).

The Audit Committee may delegate to a Designated Member, who must satisfy the applicable independence requirements set forth in the NYSE Rules, the authority to grant pre-approvals of permitted services, or classes of permitted services, to be provided by the independent registered public accounting firm. Any decision by a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at its next regularly scheduled meeting.

All fees (audit, audit-related, tax and other) paid to the independent registered public accounting firm are disclosed in accordance with applicable SEC Rules.

Prohibited Services

The Company may not engage the independent registered public accounting firm to provide the non-audit services described below:

1.    Bookkeeping or other services related to the accounting records or financial statements of the Company. The independent registered public accounting firm cannot maintain or prepare the Company’s accounting records, prepare the Company’s financial statements that are filed with the SEC or prepare or originate source data underlying the Company’s financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

2.    Financial information systems design and implementation. The independent registered public accounting firm cannot directly or indirectly operate, or supervise the operation of, the Company’s information system or manage the Company’s local area network, or design or implement a hardware or software system that aggregates source data underlying the Company’s financial statements or generates information that is significant to the Company’s financial statements or other financial information systems taken as a whole, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

3.    Appraisal or valuation services, fairness opinions or contribution-in-kind reports. The independent registered public accounting firm cannot provide any appraisal service, valuation service or any service involving a fairness opinion or contribution-in-kind report for the Company, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

4.    Actuarial services. The independent registered public accounting firm cannot provide any actuarially-oriented advisory service involving the determination of amounts recorded in the financial statements and related accounts for the Company other than assisting the Company in understanding the methods, models, assumptions and inputs used in computing an amount, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

5.    Internal audit outsourcing services. The independent registered public accounting firm cannot provide any internal audit service to the Company that relates to the Company’s internal accounting controls, financial systems or financial statements, unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the Company’s financial statements.

6.    Management functions. Neither the independent registered public accounting firm, nor any of its partners or employees, can act, temporarily or permanently, as a director, officer or employee of the Company, or perform any decision-making, supervisory or ongoing monitoring function for the Company.

7.    Human resources. The independent registered public accounting firm cannot (A) search for or seek out prospective candidates for the Company’s managerial, executive or director positions; (B) engage in psychological testing, or other formal testing or evaluation programs, for the Company; (C) undertake reference checks of prospective candidates for executive or director positions with the Company; (D) act as a negotiator on the Company’s behalf, such as determining position, status or title, compensation, fringe benefits or other conditions of employment; or (E) recommend or advise the Company to hire a specific candidate for a specific job (except that the independent registered public accounting firm may, upon request by the Company, interview candidates and advise the Company on the candidate’s competence for financial accounting, administrative or control positions).

8.    Broker-dealer, investment advisor or investment banking services. The independent registered public accounting firm cannot act as a broker-dealer, promoter or underwriter on behalf of the Company, make investment decisions on behalf of the Company or otherwise have discretionary authority over the Company’s investments, execute a transaction to buy or sell the Company’s investment, or have custody of assets of the Company, such as taking temporary possession of securities purchased by the Company.

9.    Legal Services. The independent registered public accounting firm cannot provide any service to the Company that, under the circumstances in which the service is provided, could be provided only by someone licensed, admitted or otherwise qualified to practice law in the jurisdiction in which the service is provided.

10.    Expert services unrelated to the audit. The independent registered public accounting firm cannot provide an expert opinion or other expert service for the Company, or the Company’s legal representative, for the purpose of advocating the Company’s interests in litigation or in a regulatory or administrative proceeding or investigation. In any litigation or regulatory or administrative proceeding or investigation, the independent registered public accounting firm may provide factual accounts, including in testimony, of work performed or explain the positions taken or conclusions reached during the performance of any service provided by the independent registered public accounting firm to the Company.

Non-prohibited services shall be deemed to be permitted services and may be provided to the Company with the pre-approval of a Designated Member or the full Audit Committee, as described herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Scotts LLC maintains a “time sharing agreement,” as that term is defined in the provisions of 14 C.F.R. § 91.501(b)(6) and (c)(1), as amended, with the Company’s CEO, Mr. Hagedorn. The agreement permits Mr. Hagedorn to purchase up to 100 flight hours on Company aircraft for personal use at a cost that is calculated as the lesser of the Company’s incremental direct operating cost per flight hour or the maximum charge allowed for such flight as set forth in 14 C.F.R. § 91.501(d), as amended. During the 2017 fiscal year, Mr. Hagedorn purchased 91.2 flight hours under his time sharing agreement at a cost of $177,614, plus applicable federal excise taxes. Under the terms of the time sharing agreement, which is governed by the rules of the Federal Aviation Administration, the Company remains responsible for providing licensed and qualified pilots, maintaining the aircraft in airworthy operating condition, and carrying in full force and effect public liability, property damage, “all-risk” hull and any other necessary policies of insurance in respect of the aircraft, naming Mr. Hagedorn as an additional insured.

From time to time, Scotts LLC leases aircraft for business use from Hagedorn Aviation, Inc. (“Hagedorn Aviation”), an aircraft operating company of which James Hagedorn is the majority shareholder. During the 2017 fiscal year, the Company leased Hagedorn Aviation aircraft at a cost of $233,054. Because fuel that has been purchased on a Company account is sometimes used in Hagedorn Aviation aircraft, Hagedorn Aviation is obligated to reimburse the Company for fuel used during the 2017 fiscal year in the amount of $549,527. The Company also has agreements with Hagedorn Aviation pursuant to which the Company, for a fee, provides Hagedorn Aviation with access to the services of the Company’s aviation mechanics and/or pilots in circumstances involving non-business, non-commuting flights on personal aircraft. The agreements were approved by the Nominating Committee based on the Company’s interest in ensuring the safety and security of Mr. Hagedorn and provide that if Hagedorn Aviation uses the Company’s aviation mechanics and/or pilots from time to time, Hagedorn Aviation must reimburse the Company at annually established rates reflecting the costs to the Company of employing the aviation mechanics and/or pilots, as appropriate. During the 2017 fiscal year, Hagedorn Aviation accessed the services of pilots and mechanics in the amount of $6,917 and $23,478, respectively.

Mr. Hagedorn’s son, Christopher Hagedorn, is employed by The Hawthorne Gardening Company (a subsidiary of the Company) as General Manager and President.  Mr. C. Hagedorn also serves as a director of The Hawthorne Gardening Company.  During the 2017 fiscal year, Mr. C. Hagedorn received salary, bonus and other payments in the amount of $534,108. As an employee of The Hawthorne Gardening Company, Mr. C. Hagedorn is also eligible to participate in the incentive plans, retirement plans, insurance programs, health benefits and other similar employee welfare benefit arrangements available to other employees of comparable level and on substantially similar terms and conditions.

Mr. Hanft, a current director, is the principal and Chief Executive Officer of Hanft Projects and is an award-winning brand strategist whose creative contributions are widely recognized. Hanft Projects provides strategic consulting services to the Company on marketing matters including (i) providing insights and expertise to help inspire and develop a culture of creativity, (ii) providing recommendations to our CEO on marketing strategy issues, (iii) periodically participating in marketing meetings to support the execution of marketing initiatives and (iv) providing support on other marketing issues as requested by the Company. During the 2017 fiscal year, in exchange for consulting services, the Company paid Hanft Projects $900,000 and granted restricted stock units to Mr. Hanft with a grant date value of $400,045. During the first quarter of the 2018 fiscal year, Hanft Projects earned $225,000 for consulting services provided to the Company. The amounts paid by the Company for consulting services are in addition to the cash, equity or other compensation Mr. Hanft receives for his services as a director on our Board.

Policies and Procedures with Respect to Related Person Transactions

The Board has adopted a written Related Person Transaction Policy (the “Related Person Policy”) to assist it in reviewing and approving or ratifying transactions with persons who are deemed “related persons” for purposes of Item 404(a) of SEC Regulation S-K (collectively, “related persons”), and to assist the Company in the preparation of the related person transaction disclosures required by the SEC. The Related Person Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Corporate Governance Guidelines and the Code of Business Conduct and Ethics. Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) the Company or one of its subsidiaries is a participant; and (iii) any related person has or will have a direct or indirect interest, is within the scope of the Related Person Policy.

The Company’s directors and executive officers are required to provide prompt and detailed notice of any potential Related Person Transaction (as defined in the Related Person Policy) to the Chair of the Nominating Committee so that the Chair can analyze the particular transaction and determine whether the transaction constitutes a Related Person Transaction requiring compliance with the Related Person Policy. If the Chair determines that the transaction constitutes a Related Person Transaction, then the Chair’s analysis and recommendation regarding the Related Person Transaction are required to be presented to the Nominating Committee for consideration at its next regularly scheduled meeting. If advance approval of a Related Person Transaction by the Nominating Committee is not feasible, then the Related Person Transaction is to be considered, and if the Nominating Committee determines it to be appropriate, ratified at the Nominating Committee’s next regularly scheduled meeting. In addition, the Chair of the Nominating Committee has the authority to pre-approve or ratify (as applicable) any Related Person Transaction in which the aggregate amount expected to be involved is less than $1.0 million.

In reviewing a Related Person Transaction for approval or ratification, the Nominating Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable to the Company or the applicable subsidiary than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

No director may participate in the discussion or approval of any Related Person Transaction in which such director has a direct or indirect interest, other than to provide material information about the Related Person Transaction to the Nominating Committee.

The Nominating Committee will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s or the applicable subsidiary’s best interests and the best interests of the Company’s shareholders. If a Related Person Transaction is ongoing, the Nominating Committee may establish guidelines for the Company’s management to follow in the ongoing dealings of the Company or the applicable subsidiary with the related person. Further, on at least an annual basis, the Nominating Committee will review and assess each ongoing Related Person Transaction to ensure that such Related Person Transaction remains appropriate and any established guidelines for the Related Person Transaction are being complied with.

The following transactions have been deemed to be pre-approved for purposes of the Related Person Policy:

•	ordinary course transactions not exceeding $120,000;

•
executive officer compensation arrangements, provided that (a) the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC, or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC if the executive officer was a “NEO,” and the Compensation Committee approved the compensation;

•
director compensation arrangements approved by the Board, provided that the related compensation is required to be reported in the Company’s proxy statement pursuant to the compensation disclosure requirements of the SEC;

•
transactions with other companies where the related person’s interest is solely as an employee (other than an executive officer), a director or less than 10% owner of the other company, if the aggregate amount is less than $1.0 million or 2% of the other company’s total annual revenues;

•
charitable contributions where the related person’s only relationship to the charitable organization, foundation or university is as an employee (other than an executive officer) or a director, if the aggregate amount is less than $1.0 million or 2% of the charitable organization’s total annual receipts;

•	transactions where the related person’s interest arises solely from the ownership of Common Shares and all shareholders receive a proportional benefit (e.g., dividends);

•	transactions involving competitive bids;

•	regulated transactions; and

•	certain banking-related services.

The Nominating Committee reviewed each of the Related Person Transactions discussed above and, after considering all of their relevant facts and circumstances, approved or ratified them for the 2017 fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

There are three equity compensation plans under which the Common Shares are authorized for issuance to eligible directors, officers, employees or third-party service providers:

•	the Long-Term Incentive Plan;

•	the Discounted Stock Purchase Plan; and

•	the ERP.

The following table summarizes equity compensation plan information for the Long-Term Incentive Plan and the Discounted Stock Purchase Plan as a group, both of which are shareholder approved, and for the ERP, which is not subject to shareholder approval, in each case as of September 30, 2017. No disclosure is included in respect of the RSP as it is intended to meet the qualification requirements of IRC § 401(a).

Plan Category	(a) Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Common Shares Reflected In Column(a))
Equity compensation plans approved by shareholders	2,405,762 (1)	$53.05 (2)	3,948,925 (3)
Equity compensation plans not approved by shareholders	n/a (4)	n/a (5)	n/a (5)
Total	2,405,762	$53.05 (2)	3,948,925
________________________

(1)
Includes 1,517,310 Common Shares issuable upon exercise of NSOs granted under the Long-Term Incentive Plan (713,399 of which are fully vested as of September 30, 2017); 291,519 Common Shares issuable upon vesting of RSUs and DSUs granted under the Long-Term Incentive Plan (61,482 of which are fully vested as of September 30, 2017); 131,472 Common Shares representing the target number of PUs and 465,461 Common Shares representing the target number of PFAs granted under the Long-Term Incentive Plan (assuming the underlying performance criteria applicable to the PUs and PFAs will be achieved at the target level of performance). As of September 30, 2017, 19,873 PUs and 465,461 PFAs remain subject to future performance goals.

The number of shares reported in column (a) does not reflect an additional 20,008 Common Shares that may be paid out if the outstanding PUs are achieved at the 200% maximum payout level or an additional 698,192 Common Shares that may be paid out if the outstanding PFAs are achieved at the 250% maximum payout level.

(2)	Represents the weighted-average exercise price of outstanding NSOs granted under the Long-Term Incentive Plan. The weighted-average exercise price does not take the DSUs and PUs into account.

(3)
Includes 3,948,925 Common Shares authorized and remaining available for issuance under the Long-Term Incentive Plan. This amount may be reduced proportionate to the maximum amount of Common Shares that may be paid out if the PUs and PFAs achieve the maximum payout level as discussed in note (1) above. It also includes 4,803 Common Shares remaining available for issuance under the Discounted Stock Purchase Plan. Of these 4,803 Common Shares, 903 Common Shares were subject to purchase rights as of September 30, 2017 and were purchased on October 10, 2017.

(4)
As of September 30, 2017, the Company is holding 103,416 Common Shares which were credited to the respective bookkeeping accounts of participants in the ERP. This number has been rounded to the nearest whole Common Share. Such shares were acquired by the Company at fair market value in the open market, based on a participant directed election to designate a portion of its respective salary and bonus deferrals as Supplemental Retirement Account contributions to be invested in shares of the Company and distributed to the participant at the applicable distribution date(s). The shares, which are held in a trust account for the benefit of the participant, are already included as part of the Company’s issued and outstanding share balance as of September 30, 2017.

(5)
Since the Common Shares held in the ERP are acquired by the plan as market shares, the ERP does not provide for a specified limit on the number of Common Shares that may be credited to participants’ bookkeeping accounts. Please see the description of the ERP in the section captioned “Elements of Executive Compensation — Retirement Plans and Deferred Compensation Benefits (long-term compensation element)” within the CD&A. Participant account balances in the ERP may be credited to one or more benchmark investment funds, including a Company stock fund and mutual fund investments, which are substantially consistent with the investment options permitted under the RSP. The amount credited to the benchmark Company stock fund is recorded as Common Shares. The weighted-average price of amounts credited to the benchmark Company stock fund within participants’ bookkeeping accounts under the ERP is not readily calculable. The amount credited to one of the benchmark mutual fund investments is recorded as mutual fund shares.

Discounted Stock Purchase Plan

The Company currently maintains a Discounted Stock Purchase Plan, which provides a means for eligible associates to purchase Common Shares at a price equal to at least 90% of the fair market value of the Common Shares at the end of the applicable offering period, which generally consists of one calendar month. Participants in the Discounted Stock Purchase Plan may elect to purchase Common Shares at a rate of not less than $10 per offering period or more than $24,000 per plan year.

Any U.S.-based full-time or permanent part-time employee of the Company (or a designated subsidiary of the Company) who has reached age 18 and has been an employee for at least 15 days before the first day of the applicable offering period is eligible to participate in the Discounted Stock Purchase Plan. Any non-U.S.-based employee of the Company (or a designated subsidiary of the Company) who meets certain eligibility criteria is also eligible to participate in the Discounted Stock Purchase Plan.

Common Shares acquired through the Discounted Stock Purchase Plan are held in a custodial account maintained on the participant’s behalf, and may not be sold until the earliest of: (1) the beginning of the offering period following the date the participant terminates employment; (2) 12 months after the end of the offering period in which the Common Shares were purchased; or (3) the date on which a change in control affecting the Company occurs. Upon any such event, all whole Common Shares and cash held in a participant’s custodial account will be made available to the participant under procedures developed by the custodian for the Discounted Stock Purchase Plan and the committee appointed by the Board to administer the Discounted Stock Purchase Plan. Any fractional Common Shares that are to be withdrawn from a custodial account will be distributed in cash equal to the fair market value of the fractional Common Share on the termination date.

Participants are entitled to vote the number of whole and fractional Common Shares credited to their respective custodial accounts.

The Company has proposed an amendment and restatement of The Scotts Miracle-Gro Company Discounted Stock Purchase Plan as set forth in Proposal Number 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Common Shares are the only outstanding class of voting securities of the Company. The following table furnishes certain information regarding the beneficial ownership of the Common Shares as of December 1, 2017 by each of the current directors of the Company, by each nominee for election as a director, by each NEO listed in the Summary Compensation Table and by all current directors and executive officers as a group, as well as by persons known to the Company to beneficially own more than 5% of the outstanding Common Shares. As of December 1, 2017, there were 57,449,217 Common Shares issued and outstanding.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Common Shares Presently Held	Common Share Equivalents Presently Held(2)	Options(3)	Total	Percent of Class
Thomas Randal Coleman (4)	—	6,504(5)	27,666	34,170(6)	*
Brian D. Finn	252	11,671(7)	—	11,923	*
James Hagedorn (4)	15,775,124(8)	122,922(9)	808,717(10)	16,706,763(11)	28.62%
Adam Hanft	29,344	9,572(12)	—	38,916(13)	*
Michelle A. Johnson	927	7,482(14)	—	8,409	*
Stephen L. Johnson	7,626	8,547(15)	—	16,173	*
Thomas N. Kelly Jr.	12,945	7,482(16)	—	20,427	*
Katherine Hagedorn Littlefield	15,723,259(17)	7,482(18)	—	15,730,741	27.38%
Michael C. Lukemire (4)	990(19)	11,825(20)	130,242(21)	143,057(22)	*
James F. McCann	3,170	8,896(23)	—	12,066	*
Nancy G. Mistretta	17,721	7,482(24)	—	25,203	*
Peter E. Shumlin	—	2,024(25)	—	2,024	*
Ivan C. Smith (4)	9,524(26)	3,784(27)	16,097	29,405(28)	*
Denise S. Stump (4)	5,305(29)	5,127(30)	21,104(31)	31,536(32)	*
John R. Vines	4,086	8,987(33)	—	13,073	*
All current directors and executive officers as a group (15 individuals)	15,867,014	229,787	1,003,826	17,100,627(34)	29.14%
Hagedorn Partnership, L.P.	15,723,259(35)	—	—	15,723,259	27.37%
44 South Bayles Ave., Suite 218, Port Washington, NY 11050
FMR LLC/Abigail P. Johnson (36)	5,612,774(37)			5,612,774	9.77%
245 Summer Street Boston, MA 02210
The Vanguard Group (38)	3,682,719(39)	—	—	3,682,719	6.41%
100 Vanguard Blvd. Malvern, PA 19355
First Eagle Investment Management, LLC (40)	3,628,712(41)	—	—	3,628,712	6.32%
1345 Avenue of the Americas New York, NY 10105
BlackRock, Inc. (42)	3,558,846(43)	—	—	3,558,846	6.19%
55 East 52nd Street New York, NY 10055
________________________
* Less than 1%

(1)
Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all Common Shares reflected in the table. All fractional Common Shares have been rounded to the nearest whole Common Share. The mailing address of each of the current executive officers and directors of the Company is 14111 Scottslawn Road, Marysville, Ohio 43041.

(2)
Common Share Equivalents Presently Held figures include: (a) Common Shares represented by amounts credited to the benchmark Company stock fund within the NEO’s bookkeeping account under the ERP; (b) Common Shares subject to RSUs granted to executive officers under the Long-Term Incentive Plan; and (c) Common Shares subject to DSUs granted to directors (together with related dividend equivalents) under the Long-Term Incentive Plan, in each case to the extent such Common Shares may be acquired within 60 days of December 1, 2017. The individual has no voting or dispositive power with respect to the Common Shares attributable to the individual’s bookkeeping account under the ERP or the Common Shares subject to RSUs or DSUs.

Amounts credited to the benchmark Company stock fund under the ERP are to be distributed in Common Shares.

Each whole RSU represents a contingent right to receive one Common Share. In general, RSUs vest on the third anniversary of the grant date. RSUs are subject to earlier vesting in the event of retirement, death or disability of the individual or a change in control of the Company in certain circumstances, but otherwise will be forfeited in the event of termination prior to the third anniversary of the grant date. Subject to the terms of the Long-Term Incentive Plan, whole vested RSUs will be settled in a lump sum as soon as administratively practicable, but in no event later than 90 days following the earliest to occur of: (i) termination due to death or disability; or (ii) the third anniversary of the grant date.

Each whole DSU represents a contingent right to receive one Common Share. Each dividend equivalent represents the right to receive additional DSUs in respect of dividends that are declared and paid during the period beginning on the grant date and ending on the settlement date with respect to the Common Share represented by the related DSU. The vesting and settlement schedule associated with DSUs is discussed in the section captioned “NON-EMPLOYEE DIRECTOR COMPENSATION — Equity-Based Compensation — Vesting and Settlement.” With respect to Mr. Finn, Mr. Hanft, Mr. Johnson and Mr. McCann, amounts include fully vested DSUs granted in connection with their elections to defer a portion of the cash retainer received for services as a director.

(3)	Amounts represent Common Shares that can be acquired upon the exercise of options that are currently exercisable or will first become exercisable within 60 days of December 1, 2017.

(4)	Individual named in the Summary Compensation Table.

(5)	Represents Common Shares that are the subject of PUs granted to Mr. Coleman, which remain subject to vesting and/or settlement provisions.

(6)
Does not include: (a) 28,626 Common Shares that can be acquired upon the exercise of options; (b) a target amount of 48,936 Common Shares that are the subject of PFAs granted to Mr. Coleman; (c) up to 7,099 Common Shares that are the subject of PUs granted to Mr. Coleman; and (d) 6,991 Common Shares that are the subject of RSUs, all of which remain subject to vesting and/or settlement provisions.

(7)
Represents Common Shares that are the subject of DSUs granted to Mr. Finn, including DSUs granted to Mr. Finn in connection with his election to defer 100% of his cash retainer for services as a director, which remain subject to vesting and/or settlement provisions.

(8)
Mr. Hagedorn is a general partner of Hagedorn Partnership, L.P. (the “Hagedorn Partnership”), and has shared voting power with respect to the Common Shares held by the Hagedorn Partnership and sole investment power with respect to 1,864,791 of such Common Shares. See note (35) below for additional disclosures regarding the Hagedorn Partnership. Includes, in addition to those Common Shares described in note (35) below, (a) 43,705 Common Shares that are allocated to his account and held by the trustee under the RSP; and (b) 8,160 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(9)
Represents the aggregate of: (a) 91,391 Common Shares credited to the benchmark Company stock fund within Mr. Hagedorn’s bookkeeping account under the ERP; and (b) 31,531 Common Shares that are the subject of PUs granted to Mr. Hagedorn, which remain subject to vesting and/or settlement provisions.

(10)	Because Mr. Hagedorn is retirement eligible, all NSOs are subject to accelerated vesting should he retire prior to the normal vesting dates.

(11)
Does not include the aggregate of: (a) a target amount of 172,403 Common Shares that are the subject of PFAs granted to Mr. Hagedorn; (b) up to 33,344 Common Shares that are the subject of PUs granted to Mr. Hagedorn; and (c) 24,629 Common Shares that are the subject of RSUs. Because Mr. Hagedorn is retirement eligible, all PUs and RSUs are subject to accelerated vesting and all PFAs are subject to partial vesting, should he retire prior to the normal vesting dates. However, both the PUs and the PFAs remain subject to the performance criteria.

(12)
Represents Common Shares that are the subject of DSUs granted to Mr. Hanft, including DSUs granted to Mr. Hanft in connection with his election to defer 50% of his cash retainer for services as a director, which remain subject to vesting and/or settlement provisions.

(13)	Does not include 4,475 Common Shares that are the subject of RSUs.

(14)	Represents Common Shares that are the subject of DSUs granted to Ms. Johnson, which remain subject to vesting and/or settlement provisions.

(15)
Represents Common Shares that are the subject of DSUs granted to Mr. Johnson, including DSUs granted to Mr. Johnson in connection with his election to defer 25%, which remain subject to vesting and/or settlement provisions.

(16)	Represents Common Shares that are the subject of DSUs granted to Mr. Kelly, which remain subject to vesting and/or settlement provisions.

(17)
Ms. Littlefield is a general partner of the Hagedorn Partnership and has shared voting power with respect to the Common Shares held by the Hagedorn Partnership and sole investment power with respect to 2,843,273 of such Common Shares. See note (35) below for additional disclosures regarding the Hagedorn Partnership.

(18)	Represents Common Shares that are the subject of DSUs granted to Ms. Littlefield, which remain subject to vesting and/or settlement provisions.

(19)	Represents the aggregate of: (a) 489 Common Shares held by Mr. Lukemire directly; and (b) 501 Common Shares that are allocated to his account and held by the trustee under the RSP.

(20)	Represents Common Shares that are the subject of PUs granted to Mr. Lukemire, which remain subject to vesting and/or settlement provisions.

(21)	Because Mr. Lukemire is retirement eligible, all NSOs are subject to accelerated vesting should he retire prior to the normal vesting dates.

(22)
Does not include the aggregate of: (a) a target amount of 60.229 Common Shares that are the subject of PFAs granted to Mr. Lukemire; (b) up to 11,649 Common Shares that are the subject of PUs granted to Mr. Lukemire; and (c) 11,831 Common Shares that are the subject of RSUs. Because Mr. Lukemire is retirement eligible, all PUs and RSUs are subject to accelerated vesting and all PFAs are subject to partial vesting, should he retire prior to the normal vesting dates. However, both the PUs and the PFAs remain subject to the performance criteria.

(23)
Represents Common Shares that are the subject of DSUs granted to Mr. McCann, including DSUs granted to Mr. McCann in connection with his election to defer 100%, which remain subject to vesting and/or settlement provisions.

(24)	Represents Common Shares that are the subject of DSUs granted to Ms. Mistretta, which remain subject to vesting and settlement conditions.

(25)	Represents Common Shares that are the subject of DSUs granted to Mr. Shumlin, which remain subject to vesting and settlement conditions.

(26)	Represents the aggregate of: (a) 8,961 Common Shares held by Mr. Smith directly; and (b) 563 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(27)	Represents Common Shares that are the subject of PUs granted to Mr. Smith, which remain subject to vesting and/or settlement provisions.

(28)
Does not include: (a) 17,029 Common Shares that can be acquired upon the exercise of options; (b) a target amount of 21,833 Common Shares that are the subject of PFAs granted to Mr. Smith; (c) up to 4,223 Common Shares that are the subject of PUs granted to Mr. Smith; and (d) 3,119 Common Shares that are the subject of RSUs, all of which remain subject to vesting and/or settlement provisions.

(29)	Represents the aggregate of: (a) 3,243 Common Shares held by Ms. Stump directly; and (b) 2,062 Common Shares held in a custodial account under the Discounted Stock Purchase Plan.

(30)	Represents Common Shares credited to the benchmark Company stock fund within Ms. Stump’s bookkeeping account under the ERP.

(31)	Because Ms. Stump is retirement eligible, all NSOs are subject to accelerated vesting should she retire prior to the normal vesting dates.

(32)
Does not include the aggregate of: (a) a target amount of 23,339 Common Shares that are the subject of PFAs granted to Ms. Stump; and (b) 7,849 Common Shares that are the subject of RSUs. Because Ms. Stump is retirement eligible, all PUs and RSUs are subject to accelerated vesting and all PFAs are subject to partial vesting, should she retire prior to the normal vesting dates. However, both the PUs and the PFAs remain subject to the performance criteria.

(33)	Represents Common Shares that are the subject of DSUs, granted to General Vines which remain subject to vesting and/or settlement provisions.

(34)	Does not include 487,604 Common Shares which remain subject to vesting and settlement conditions.

(35)
The Hagedorn Partnership is the record owner of 15,723,259 Common Shares. Of those Common Shares, 2,000,000 are pledged as security for a line of credit with a bank. James Hagedorn, Katherine Hagedorn Littlefield, Paul Hagedorn, Peter Hagedorn, Robert Hagedorn and Susan Hagedorn are siblings, general partners of the Hagedorn Partnership and former shareholders of Stern’s Miracle-Gro Products, Inc. (“Miracle-Gro Products”). The general partners (a) share voting power with respect to the Common Shares held by the Hagedorn Partnership and (b) have, respectively, sole investment power with respect to the Common Shares held in the applicable general partner’s account at the Hagedorn Partnership. James Hagedorn and Katherine Hagedorn Littlefield are directors of the Company. Community Funds, Inc., a New York not-for-profit corporation (“Community Funds”), is a limited partner of the Hagedorn Partnership.

The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the “Miracle-Gro Merger Agreement”), among The Scotts Company, ZYX Corporation, Miracle-Gro Products, Stern’s Nurseries, Inc., Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, the Hagedorn Partnership, the general partners of the Hagedorn Partnership, Horace Hagedorn, Community Funds and John Kenlon, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, made and entered into as of October 1, 1999 (the “First Amendment”), limits the ability of the Hagedorn Partnership and the other shareholders of Miracle-Gro Products (the “Miracle-Gro Shareholders”) to acquire additional voting securities of the Company. Under the terms of the Merger Agreement, as amended by the First Amendment, the Miracle-Gro Shareholders may not collectively acquire, directly or indirectly, beneficial ownership of Voting Stock (defined in the Miracle-Gro Merger Agreement, as amended by the First Amendment, to mean the Common Shares and any other securities issued by the Company that are entitled to vote generally for the election of directors of the Company) representing more than 49% of the total voting power of the outstanding Voting Stock, except pursuant to a tender offer for 100% of that total voting power, which tender offer is made at a price per share that is not less than the market price per share on the last trading day before the announcement of the tender offer and is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

(36)
All information presented in this table regarding FMR LLC/Abigail P. Johnson (“FMR”) was derived from the Schedule 13G (the “FMR Schedule 13G”), filed by FMR with the SEC on February 14, 2017 to report beneficial ownership of the Company’s Common Shares as of December 31, 2016.

(37)	In the FMR Schedule 13G, FMR reported sole voting power with respect to 924,825 Common Shares and sole dispositive power with respect to 5,612,774 Common Shares.

(38)
All information presented in this table regarding The Vanguard Group (“Vanguard”) was derived from the Schedule 13G/A (the “Vanguard Schedule 13G”), filed by Vanguard with the SEC on February 13, 2017 to report beneficial ownership of the Company’s Common Shares as of December 31, 2016.

(39)
In the Vanguard Schedule 13G, Vanguard reported sole voting power with respect to 25,955 Common Shares, shared voting power with respect to 5,329 Common Shares, sole dispositive power with respect to 3,653,706 Common Shares and shared dispositive power with respect to 29,013 Common Shares.

(40)
All information presented in this table regarding First Eagle Investment Management, LLC (“First Eagle”) was derived from the Schedule 13G/A (the “First Eagle Schedule 13G”), filed by First Eagle with the SEC on February 7, 2017 to report beneficial ownership of the Company’s Common Shares as of December 31, 2016.

(41)	In the First Eagle Schedule 13G, First Eagle reported sole voting power with respect to 3,490,585 Common Shares and sole dispositive power with respect to 3,628,712 Common Shares.

(42)
All information presented in this table regarding BlackRock, Inc. (“BlackRock”) was derived from the Schedule 13G/A (the “BlackRock Schedule 13G”), filed by BlackRock with the SEC on January 27, 2017 to report beneficial ownership of the Company’s Common Shares as of December 31, 2016.

(43)	In the BlackRock Schedule 13G, BlackRock reported sole voting power with respect to 3,405,974 Common Shares and sole dispositive power with respect to 3,558,846 Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons beneficially holding more than 10% of the Company’s outstanding Common Shares to file statements reporting their initial beneficial ownership of Common Shares, and any subsequent changes in beneficial ownership, with the SEC by specified due dates that have been established by the SEC. Based solely upon the Company’s review of (a) Section 16(a) statements filed on behalf of these persons for their respective transactions during the Company’s 2017 fiscal year and (b) representations received from these persons that no other Section 16(a) statements were required to be filed by them for their respective transactions during the Company’s 2017 fiscal year, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers and persons beneficially holding more than 10% of the Company’s outstanding Common Shares were complied with during the Company’s 2017 fiscal year, except that one report covering one transaction was after the prescribed time by each of Messrs. Hagedorn, Lukemire and Ms. Stump, one report covering two transactions was after the prescribed time by Mr. Coleman, and four reports each covering one transaction was after the prescribed time by Mr. Hanft.

SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals must be received by the Corporate Secretary of the Company no later than August 15, 2018 to be eligible for inclusion in the Company’s form of proxy, notice of meeting and proxy statement relating to the 2019 Annual Meeting of Shareholders. The Company will not be required to include in its proxy materials a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. If a shareholder intends to present a proposal at the 2019 Annual Meeting of Shareholders without including that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Corporate Secretary of the Company by October 29, 2018, or if the Company meets other requirements of the applicable SEC Rules, then the proxies solicited by the Board for use at the 2019 Annual Meeting of Shareholders will confer discretionary authority to the individuals acting under the proxies to vote on the proposal at the 2019 Annual Meeting of Shareholders.

In each case, written notice must be given to the Company’s Corporate Secretary at the following address: The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attn: Corporate Secretary.

The Company’s 2019 Annual Meeting of Shareholders is currently scheduled to be held on January 25, 2019.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no matter that will be properly presented for action at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.

ANNUAL REPORT ON FORM 10-K

Audited consolidated financial statements for the Company and its subsidiaries for the 2017 fiscal year are included in the Company’s 2017 Annual Report. Copies of the Company’s 2017 Annual Report and the Company’s Annual Report on Form 10-K for the 2017 fiscal year (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained, without charge, from the Company’s Investor Relations Department at 14111 Scottslawn Road, Marysville, Ohio 43041. The Company’s Annual Report on Form 10-K for the 2017 fiscal year is also available on the Company’s website located at http://investor.scotts.com and is on file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

Registered shareholders can further save the Company expense by consenting to receive all future proxy statements, forms of proxy and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please access the website www.proxyvote.com when transmitting your voting instructions and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Your choice will remain in effect unless and until you revoke it.

To revoke your decision to receive or access shareholder communications electronically, access the website www.proxyvote.com, enter your current PIN, select “Cancel my Enrollment” and click on the Submit button. After submitting your entry, the Cancel Enrollment Confirmation screen will be displayed. This screen will show your current Enrollment Number. To confirm your enrollment cancellation, click on the Submit button. Otherwise, click on the Back button to return to the Enrollment Maintenance screen. After submitting your entry, the Cancel Enrollment Complete screen will be displayed. This screen will indicate that your enrollment has been cancelled. You may be asked to complete a brief survey to help us understand why you opted out of electronic delivery. You will be sent an e-mail message confirming the cancellation of your enrollment. No further electronic communications will be conducted for your account and your Enrollment Number will be marked as “Inactive.” You may at any time reactivate your enrollment. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as “householding,” permits the Company to send: (a) a single annual report and/or a single proxy statement or (b) a single Notice of Internet Availability of Proxy Materials to multiple registered shareholders who share an address. In each case, each registered shareholder at the shared address must consent to the householding process in accordance with applicable SEC Rules. Each registered shareholder would continue to receive a separate proxy card with proxy materials delivered by mail or e-mail.

Only one copy of this Proxy Statement and the Company’s 2017 Annual Report or one copy of the Notice of Internet Availability of Proxy Materials is being delivered to multiple registered shareholders at a shared address who have affirmatively consented, in writing, to the householding process, unless the Company has subsequently received contrary instructions from one or more of such registered shareholders. A separate proxy card is being included for each account at the shared address to which paper copies of this Proxy Statement and the Company’s 2017 Annual Report have been delivered. The Company will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the Company’s 2017 Annual Report or a separate copy of the Notice of Internet Availability of Proxy Materials to a registered shareholder at a shared address to which a single copy of these documents was delivered. A registered shareholder at a shared address may contact the Company by mail addressed to The Scotts Miracle-Gro Company, Investor Relations Department, 14111 Scottslawn Road, Marysville, Ohio 43041, or by phone at (937) 644-0011, to: (a) request additional copies of this Proxy Statement and the Company’s 2017 Annual Report or the Notice of Internet Availability of Proxy Materials; or (b) notify the Company that such registered shareholder wishes to receive a separate annual report to shareholders, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future.

Registered shareholders who share an address may request delivery of a single copy of annual reports to shareholders, proxy statements or Notices of Internet Availability of Proxy Materials, as applicable, in the future, if they are currently receiving multiple copies, by contacting the Company as described in the preceding paragraph.

Many brokerage firms and other holders of record have also instituted householding. If your family or others with a shared address have one or more “street name” accounts under which you beneficially own Common Shares, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement and the Company’s 2017 Annual Report or the Notice of Internet Availability of Proxy Materials or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

By Order of the Board of Directors,

JAMES HAGEDORN
Chief Executive Officer
and Chairman of the Board

Annex A

THE SCOTTS MIRACLE-GRO COMPANY
DISCOUNTED STOCK PURCHASE PLAN

(Amended and Restated Effective January 26, 2018)

1.00 PURPOSE

This Plan is intended to foster and promote the Company’s long-term financial success and to increase shareholder value by [1] providing Participants an opportunity to acquire an ownership interest in the Company and [2] enabling the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company’s business is largely dependent.

2.00 DEFINITIONS

When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions, the form of any term or word will include any of its other forms.

Act. The Securities Exchange Act of 1934, as amended.

Affiliate. Any corporation or other entity (including, but not limited to, a partnership or a limited liability company), whether domestic or foreign, that is affiliated with the Company through stock or equity ownership or otherwise.

Beneficiary. The person who has the right to receive (or exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when the Participant dies.

Board. The Company’s Board of Directors.

Change in Control. The occurrence of any of the following events:

[1] The members of the Board on the Effective Date (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director; or

[2] Any “person,” including a “group” as such terms are used in Act §§13(d) and 14(d)(2), but excluding the Company, any of its Affiliates or Subsidiaries, any employee benefit plan of the Company or any of its Affiliates or Subsidiaries or Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Committee is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 30 percent of the combined voting power of the Company’s then outstanding securities; or

[3] The adoption or authorization by the shareholders of the Company of a definitive agreement or a series of related agreements [a] for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of such merger or other business combination own less than 50 percent of the voting power in such entity; or [b] for the sale or other disposition of all or substantially all of the assets of the Company; or

[4] The adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company;

[5] For any reason, Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Committee becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 49 percent of the combined voting power of the Company’s then outstanding securities or

[6] Any other event that is identified as a Change in Control in any other shareholder-approved plan of the Company that the Committee, in its discretion, deems appropriate to be considered a Change in Control under this Plan.

Code. The Internal Revenue Code of 1986, as in effect on the Effective Date or as amended or superseded after the Effective Date, and any regulations and applicable rulings issued under the Code.

Committee. The Compensation and Organization Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Company. The Scotts Miracle-Gro Company, an Ohio corporation, and any successor to it.

Custodial Account. The account established for each Participant to which the Company transfers shares of Stock acquired under the Plan.

Designated Affiliate or Subsidiary. Any Affiliate or Subsidiary that has been designated by the Committee as an Affiliate or a Subsidiary whose Employees shall be eligible to participate in the Plan.

Effective Date. The date that this Plan, as amended and restated, has been approved by the Company’s shareholders.

Eligible Employee. As of any Entry Date, [1] any U.S.-based regular full-time or permanent part-time Employee who [a] has reached age 18, [b] is not a seasonal employee (i.e., as determined by the Committee), [c] has been an Employee for at least 15 days before the applicable Entry Date, and [d] complies with Section 3.00 and other Plan provisions; and [2] any non-U.S.-based Employee of an Employer who [a] meets the eligibility criteria established by the Committee from time to time for non-U.S.-based Employees of such Employer and [b] complies with Section 3.00 and other Plan provisions.

Employee. Any person who, on an applicable Entry Date, is a common law employee of any Employer. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of an Employer for any reason and on any basis will be treated as a common law employee from the first Entry Date that begins after the date of that determination and will not retroactively be reclassified as an Employee for any purpose of this Plan.

Employer. The Company and each Designated Affiliate or Subsidiary employing an Eligible Employee.

Entry Date. The first day of each Offering Period and the date that Purchase Rights are granted under the Plan for the ensuing Offering Period.

Fair Market Value. The value of one share of Stock on any relevant date, determined under the following rules:

[1] If the Stock is traded on an exchange, a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Stock reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the relevant date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported “closing price” of a share of Stock on the relevant date, if it is a trading day, or if such date is not a trading day, on the next trading day;

[2] If the Stock is traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, otherwise on the next trading day; or

[3] If neither of the preceding apply, the fair market value as determined by the Committee in good faith.

Offering Period. The period during which payroll deductions will be accumulated in Plan Accounts to fund the purchase of shares of Stock. Each Offering Period will consist of one calendar month, unless a different period is established by the Committee and announced to Eligible Employees before the beginning of the Offering Period.

Participant. Any Eligible Employee who complies with the conditions described in Section 3.00 for the current Offering Period.

Plan. The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (as Amended and Restated as of January 26, 2018). This Plan is not intended to comply with Code §§422 or 423.

Plan Account. The individual account established by the Committee for each Participant and to which all amounts described in Section 3.01[1][a] are credited until applied as described in Section 6.00.

Plan Year. A calendar year.

Purchase Date. The last day of each Offering Period or such later date that is as soon as administratively practicable after the last day of such Offering Period on which shares of Stock are purchased in exchange for the Purchase Price.

Purchase Price. The price that each Participant must pay to purchase shares of Stock under this Plan but which may never be less than 85 percent of the Fair Market Value of a share of Stock on each Purchase Date.

Purchase Right. The right to purchase shares of Stock subject to the terms of the Plan.

Stock. A common share, without par value, issued by the Company.

Subsidiary. Any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, either directly or indirectly, a proprietary interest of more than 50 percent by reason of stock ownership or otherwise.

Termination. Cessation of the employee-employer relationship between a Participant and each Employer for any reason. Also, a Participant will be treated as having Terminated on the date his or her employer is no longer an Employer, unless such Participant is reassigned to perform services as an Eligible Employee of a different Employer within a reasonable amount of time after the original employer ceased being an Employer under this Plan.

3.00 PARTICIPATION

3.01 Enrollment.

[1] Each Eligible Employee may become a Participant for any Offering Period beginning after the date he or she complies with each of the following conditions:

[a] Authorizes the Employer to withhold a portion of his or her taxable compensation. This authorization will be made under rules developed by the Committee within the following limits: each authorization [i] must be stated in United States dollars or such other currency that the Committee deems appropriate for a particular Employer, and which the Committee may then convert to United States dollars, [ii] may not authorize or result in authorization of a deduction [A] less than the amount specified by the Committee (which may never be less than $10.00 per pay period or [B] more than the amount specified by the Committee (which may never be more than, in the aggregate, $36,000 for each Plan Year), [iii] must be signed or appropriately authorized by the enrolling Eligible Employee and [iv] must be delivered to the Company or its designee within the period specified by the Company or such designee.

[b] Complies with any other rules established by the Committee.

[2] By enrolling in the Plan, each Participant will be deemed to have [a] agreed to the terms of the Plan and [b] authorized the Employer to withhold from his or her taxable compensation [i] the amounts authorized under Section 3.01[1][a] and [ii] any taxes and other amounts due in connection with any transaction contemplated by the Plan.

3.02 Duration of Election to Participate.

Subject to the terms of the Plan:

[1] Participants’ withholding elections will be implemented beginning with the first payroll period with a paycheck date in the Offering Period for which it is filed and will remain in effect throughout that Offering Period and all subsequent Offering Periods unless otherwise determined by the Committee, or until [a] revoked or changed under the rules described in Section 3.02[2], [b] the Participant ceases to be an Eligible Employee, or [c] the Participant has contributed the maximum amount that is permitted under the Plan for a Plan Year.

[2] A Participant who elects to participate in the Plan for any Offering Period by complying with the rules described in Section 3.01 may change or revoke that election for any subsequent Offering Period but only by complying with the rules described in Section 3.01 as if the changed or revoked election were a new election. Any change to or revocation of an earlier election will be effective as of the first day of the first Offering Period beginning at least 15 calendar days after the revised election is delivered to the Committee and will remain in effect until revoked or changed under the rules described in this section.

3.03 No Interest Paid. No interest will be paid with respect to any amount credited to or held in any Plan Account.

4.00 ADMINISTRATION

4.01 Committee Duties.

[1] The Committee is responsible for administering the Plan and has all powers appropriate and necessary to that purpose. Consistent with the Plan’s objectives, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s interests and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. The authority of the Committee specifically includes, without limitation, the power to make any changes to the Plan with respect to the participation of employees of any Designated Affiliate or Subsidiary that is organized under the laws of a country other than the United States of America when the Committee deems such changes to be necessary or appropriate to achieve a desired tax treatment in such non-U.S. jurisdiction or to comply with the laws applicable to such non-U.S. Subsidiaries. Such changes may include, without limitation, establishment of or modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Designated Affiliate or Subsidiary will apply only to such Designated Affiliate or Subsidiary, and will apply equally to all similarly situated employees of such Designated Affiliate or Subsidiary. Any action by the Committee will be final, binding and conclusive for all purposes and upon all persons. The Committee is granted all powers appropriate and necessary to administer the Plan.

[2] Consistent with the terms of the Plan, the Committee:

[a] May exercise all discretion retained to it under the Plan;

[b] Will establish the number of shares of Stock that may be acquired during each Offering Period if the number available during any Offering Period is less than all remaining available shares determined under Section 5.02;

[c] May develop and impose other terms and conditions it believes are appropriate and necessary to implement the purposes of this Plan;

[d] Will establish (or cause to be established) and maintain a Plan Account for each Participant to which will be [i] credited with amounts described in Section 3.01[1][a] and [ii] debited with all amounts applied to purchase shares of Stock;

[e] Will establish (or cause to be established) a Custodial Account for each Participant which will be credited with shares of Stock until distributed as provided in Section 7.00;

[f] Will administer procedures through which Eligible Employees may enroll in the Plan;

[g] Will disseminate information about the Plan to Eligible Employees; and

[h] Will apply all Plan rules and procedures.

4.02 Delegation of Ministerial Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including employees of the Company) that it deems appropriate other than those duties described in Section 4.01[2][a], [b] and [c].

4.03 General Limit on Committee. Consistent with applicable law and Plan terms, the Plan will be administered in a manner that extends equal rights and privileges to all Participants.

5.00 OFFERING

5.01 Right to Purchase. Subject to Sections 5.02, 5.03 and 6.00, the number of shares of Stock that may be purchased during each Offering Period will be established by the Committee before the beginning of each Offering Period.

5.02 Number of Shares of Stock. Subject to Section 5.03, the aggregate number of shares of Stock that may be purchased under the Plan is 300,000 plus the number of shares of Stock that the Company’s shareholders previously approved for purchase under the Plan that, immediately before the Effective Date, had not been purchased.

5.03 Adjustment in Capitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of Stock of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, Stock dividend, Stock split, reverse Stock split, split-up, spin-off, or other distribution of Stock or property of the Company, combination of shares of Stock, exchange of shares of Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Stock or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, will appropriately adjust [1] the number of Purchase Rights that may or will be issued, [2] the aggregate number and kind of shares of Stock available under Section 5.02 or subject to outstanding Purchase Rights (as well as any share-based limits imposed under this Plan), [3] the respective Purchase Price, number of shares and other limitations applicable to outstanding or subsequently issued Purchase Rights and [4] any other factors, limits or terms affecting any outstanding or subsequently issued Purchase Rights.

5.04 Source of Stock. Shares of Stock to be purchased under the Plan may, in the Committee’s discretion, be newly issued shares, treasury shares previously acquired by the Company, or shares purchased on any securities exchange upon which shares of Stock are traded, otherwise in the over-the-counter market, or in negotiated transactions. Shares of authorized but unissued shares of Stock may not be delivered under the Plan if the Purchase Price is less than the par value of the Stock.

6.00 PURCHASE OF SHARES

6.01 Purchase.

[1] Throughout each Offering Period, the Employer will withhold from each Participant’s regular payroll the amount of taxable compensation the Participant has elected under Section 3.01[1][a]. These amounts will be held in the Participant’s Plan Account until the Purchase Date.

[2] As of each Purchase Date and subject to the Plan’s terms and limits, the value of each Participant’s Plan Account will be divided by the Purchase Price established for that Offering Period and each Participant will be deemed to have purchased the number of whole and fractional shares of Stock produced by dividing the value of the Participant’s Plan Account as of the Purchase Date by the Purchase Price. Simultaneously, the Participant’s Plan Account will be charged for the amount of the purchase.

6.02 Remaining Available Shares.

[1] If application of the procedures described in Section 6.01 would result in the purchase of a number of shares of Stock larger than the number of shares of Stock offered during that Offering Period, the Committee will allocate available shares of Stock among Participants and any cash remaining in Participants’ Plan Accounts will be credited to the next Offering Period and, subject to the terms of the Plan, applied along with additional amounts credited to that Offering Period to purchase shares of Stock during that Offering Period and at the Purchase Price established for that Offering Period.

[2] If application of the procedures described in Section 6.01 would result in the purchase of a number of shares of Stock less than the number of shares of Stock made available for purchase for any Offering Period, the excess shares of Stock will be available for purchase during any subsequent Offering Period.

6.03 Issuance and Transference of Shares; Participants’ Custodial Accounts.

[1] At or as promptly as practicable after the end of each Offering Period, the Company may issue or transfer the shares of Stock purchased by a Participant during that Offering Period and/or transfer cash necessary to purchase such shares of Stock to the custodian for transfer into that Participant’s Custodial Account.

[2] Unless the Committee decides otherwise, cash dividends on any shares of Stock credited to a Participant’s Custodial Account will be automatically reinvested in additional whole and fractional shares of Stock unless the Participant has affirmatively elected to receive the dividend in cash. All cash dividends credited to Participants’ Custodial Accounts will be paid over by the Company to the custodian at the dividend payment date and all cash dividends to be paid to a Participant in cash will be distributed at the dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The custodian will make these purchases, as directed by the Committee, either [a] in transactions on any securities exchange upon which shares of Stock are traded, otherwise in the over-the-counter market, or in negotiated transactions, or [b] directly from the Company at 100 percent of the Fair Market Value of a share of Stock on the dividend payment date. These shares will be distributed as provided in Section 7.00.

[3] Each Participant’s Custodial Account will be credited with any shares of Stock distributed as a dividend or distribution in respect of shares of Stock credited to that Participant’s Custodial Account or in connection with a split of Stock credited to that Participant’s Custodial Account.

[4] As soon as reasonably practicable after receipt, the custodian will sell any noncash dividends (other than Stock) received with respect to any Stock held in a Participant’s Custodial Account and apply the proceeds of that sale to purchase additional shares of Stock in the manner described in Section 6.03[2]. After this transaction is completed, the custodian will credit the purchased shares of Stock to the Custodial Account to which was credited the Stock with respect to which the noncash dividend was distributed.

[5] Subject to applicable securities laws, proxy statement rules, and other guidance regarding shareholder voting rights, each Participant will be entitled to vote the number of shares of Stock credited to his or her Custodial Account (including any fractional shares) on any matter as to which the approval of the Company’s shareholders is sought. If a Participant does not vote or grant a valid proxy with respect to shares credited to his or her Custodial Account, those shares will be voted by the custodian in accordance with any stock exchange or other rules governing the custodian in the voting of shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of Company shareholders.

7.00 TERMINATION/DISTRIBUTION OF CUSTODIAL ACCOUNTS

7.01 Effect of Termination on Election to Participate.

A Participant who Terminates will be deemed to have withdrawn from the Plan. Any cash amounts credited to his or her Plan Account for the Offering Period during which the Termination occurs may, in the Committee’s discretion, either be returned to the Participant or be used to purchase shares of Stock to be credited to his or her Plan Account. No shares of Stock will be purchased for that Participant for any Offering Period after the Offering Period during which he or she terminates.

7.02 Distribution of Custodial Accounts.

[1] Except as otherwise provided in the Plan, no later than the earlier of [a] 12 full calendar months beginning after the end of each Offering Period or [b] the beginning of the Offering Period following the date the Participant Terminates for any reason, all whole shares of Stock and cash held in his or her Custodial Account will be distributed to the Participant or transferred as the Participant elects and any fractional shares of Stock held in a Custodial Account will be converted to cash equal to the Fair Market Value of the fractional share on the Termination date.

[2] Shares of Stock held in Custodial Accounts that are to be distributed to a former Participant will be distributed [a] in one or more certificates for whole shares issued in the name of and delivered to the Participant or [b] pursuant to such other method(s) permitted by applicable laws, rules and regulations, as determined by the Committee in its sole discretion.

[3] Custodial Accounts that are to be transferred to a broker-dealer or financial institution that maintains an account for the Participant will be transferred in one or more certificates for whole shares or by such other method(s) permitted by applicable laws, rules and regulations, as determined by the Committee in its sole discretion, and cash in lieu of fractional shares will be paid directly to the former Participant as determined under Section 7.02[1].

[4] Any Participant that wants to withdraw or transfer shares of Stock must give instructions to the custodian in a form and manner that complies with rules prescribed by the Committee and the custodian.

8.00 MERGER, CONSOLIDATION OR SIMILAR EVENT

If the Company undergoes a Change in Control, all shares of Stock and cash held in each Participant’s Custodial Account will be made available under procedures developed by the Custodian and the Committee.

9.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

9.01 Amendment, Modification, Termination of Plan. The Plan will automatically terminate after the Purchase Date as of which the amount of available shares of Stock has been exhausted, unless the Board or Committee determines otherwise. Also, the Board or the Committee (provided that the Committee is comprised solely of members of the Board) may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 under the Act or [6] without the consent of the affected Participant, adversely affect any Purchase Right issued before the amendment. However, nothing in this Section 9.01 will restrict the Committee’s right to exercise the discretion retained in Section 4.00.

9.02 Effect of Plan Termination.

[1] If the Plan is terminated effective on a day other than the last day of any Offering Period, the Offering Period during which the Plan is terminated also will end on the same day. Any cash balances held in Plan Accounts and Custodial Accounts when the Plan is terminated will be returned to the Participant for whom the Plan Account was established, and no additional shares of Stock will be sold through this Plan for that Offering Period. All shares of Stock held in Custodial Accounts will be distributed following the procedures described in Section 7.02.

[2] If the Plan is terminated as of the last day of any Offering Period, the Committee will apply the terms of the Plan through the end of that Offering Period. However, no further shares of Stock will be offered under this Plan for any subsequent Offering Period and all shares of Stock the held in Custodial Accounts will be distributed following the procedures described in Section 7.02.

10.00 MISCELLANEOUS

10.01 Restriction on Transfers. No right or benefit under the Plan may be transferred, assigned, alienated, pledged or otherwise disposed of in any way by a Participant. All rights and benefits under the Plan may be exercised during the Participant’s lifetime only by the Participant.

10.02 Beneficiary. The Company may implement procedures to allow Participants to designate Beneficiaries. If the Company has not implemented such procedures, or if a Participant has not made such a Beneficiary designation, then in the event that a Participant dies, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant’s estate.

10.03 No Guarantee of Employment. Nothing in the Plan may be construed as:

[1] Interfering with or limiting the right of any Employer to terminate any Participant’s employment at any time; or

[2] Conferring on any Participant or Employee any right to continue as an Employee.

Further, the Participant will not be entitled by reason of participation in the Plan to any compensation, in connection with termination of employment, for loss of any right or benefit or prospective right or benefit which the employee might otherwise have enjoyed by way of damages for breach of contract.

10.04 No Promise of Future Awards. The right to purchase shares of Stock under this Plan is being made available on a voluntary and discretionary basis and the Purchase Right with respect to each individual Offering Period is being offered on a one-time basis and does not constitute a commitment to make any Purchase Right available in the future. The right to purchase shares of Stock hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.

10.05 Tax Requirements and Notification. Each Participant is solely responsible for satisfying any applicable local, state, federal and foreign tax requirements associated with any taxable amount received from or associated with his or her participation in the Plan. The Employer will withhold required taxes in the same manner and for the same taxing jurisdiction as it withholds taxes from Participants’ other compensation or as otherwise required by applicable law.

10.06 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to take action under the Plan as a Committee member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee member or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise. The foregoing right of indemnification is not exclusive and is independent of any other rights of indemnification to which the person may be entitled under the Company’s organizational documents, by contract, as a matter of law or otherwise.

10.07 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or directors, in cash or property, in a manner not expressly authorized under the Plan.

10.08 Requirements of Law. The availability of Purchase Rights and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be sold under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws and any applicable securities laws of non-U.S. jurisdictions. Certificates for shares of Stock delivered under the Plan, if any, may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law or any applicable securities laws of non-U.S. jurisdictions. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

10.09 Use of Funds. All amounts credited to and held in Plan Accounts may be used by the Company for any corporate purpose and the Company is not required to segregate Plan Accounts from its general assets.

10.10 Expenses. Except as otherwise provided in this section and the Plan, costs and expenses incurred in the administration of the Plan and maintenance of Plan Accounts will be paid by the Company, including the custodian’s annual fees and any brokerage fees and commissions arising in connection with the purchase of shares of Stock upon reinvestment of dividends and distributions. In no circumstance will the Company pay any brokerage fees and commissions arising in connection with the sale of shares of Stock acquired under the Plan by any Participant.

10.11 Governing Law. The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.

10.12 No Impact on Benefits. The right to purchase shares of Stock under this Plan is an incentive designed to promote the objectives described in Section 1.00 and are not to be treated as compensation for purposes of calculating a Participant’s rights under any employee benefit plan.

10.13 Data Privacy. Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Participant understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. The Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.

10.14 Effective Date. The Plan originally was effective upon the approval thereof by the shareholders of the Company at the Annual Meeting of Shareholders held on January 27, 2005. The Plan was amended and restated from time to time, and this most recent amended and restated Plan is effective upon approval by the shareholders at the Annual Meeting of Shareholders held on January 26, 2018. The changes in such amendment and restatement apply as of the first administratively feasible Entry Date following such approval by shareholders.

THE SCOTTS MIRACLE-GRO CO. ATTN: KATHY UTTLEY — PARALEGAL 14111 SCOTTSLAWN ROAD MARYSVILLE, OH 43041
VOTE BY INTERNET
Before The Meeting — Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on January 25, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting — Go to www.virtualshareholdermeeting.com/SMG2018

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by The Scotts Miracle-Gro Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on January 25, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Scotts Miracle-Gro Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E34944-P99536-Z71337	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THE SCOTTS MIRACLE-GRO COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Your Board of Directors recommends you vote FOR the following:
1.	Election of three directors, each to serve for a term of three years to expire at the 2021 Annual Meeting of Shareholders:	☐	☐	☐
Nominees:
01) Thomas N. Kelly Jr.
02) Peter E. Shumlin
03) John R. Vines

Your Board of Directors recommends that you vote FOR the following proposals:						For	Against	Abstain
2.	Approval, on an advisory basis, of the compensation of the Company's named executive officers.					☐	☐	☐
3.	Ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2018					☐	☐	☐
4.
Approval of an amendment and restatement of The Scotts Miracle-Gro Company Discounted Stock Purchase Plan to, among other things, increase the number of common shares available for issuance thereunder.
						☐	☐	☐
Your Board of Directors recommends you vote 1 year on the following proposal:					1 Year	2 Years	3 Years	Abstain
5.	Approval, on an advisory basis, regarding the frequency with which future advisory votes on executive compensation will occur.				☐	☐	☐	☐

The undersigned shareholder(s) authorize(s) the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement.

Please sign exactly as your name appears hereon. The signer hereby revokes all prior proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Note: Please fill in, sign, date and return this proxy card in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If shareholder is a corporation, please sign the full corporate name by an authorized officer. If shareholder is a partnership or other entity, an authorized person should sign in the entity's name. Joint Owners must each sign individually.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS
FRIDAY, JANUARY 26, 2018, AT 9:00 A.M., EASTERN TIME
Access to this year’s virtual Annual Meeting of Shareholders will be available at
www.virtualshareholdermeeting.com/SMG2018. A replay of the meeting will be available for 1 year.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders To Be Held on January 26, 2018:
The Notice of Annual Meeting of Shareholders, Proxy Statement and 2017 Annual Report are available at
www.proxyvote.com.

THE SCOTTS MIRACLE-GRO COMPANY
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 26, 2018
The holder(s) of common shares of The Scotts Miracle-Gro Company (the "Company") identified on this proxy card hereby appoint(s) James Hagedorn and Ivan C. Smith, and each of them, the proxies of the shareholder(s), with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held via live webcast only at www.virtualshareholdermeeting.com/SMG2018, on Friday, January 26, 2018, at 9:00 a.m., Eastern Time, and any adjournment or postponement, and to vote all of the common shares which the shareholder(s) is/are entitled to vote at such Annual Meeting or any adjournment or postponement.

Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card when properly executed and returned will be voted "FOR" the election of the nominees listed in Proposal Number 1 as directors of the Company, to the extent permitted by applicable law, "FOR" approval, on an advisory basis, of the compensation of the Company's named executive officers as set forth in Proposal Number 2, “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm listed in Proposal Number 3, "FOR" approval of an amendment and restatement of The Scotts Miracle-Gro Company Discounted Stock Purchase Plan to, among other things, increase the number of common shares available for issuance thereunder listed in Proposal Number 4, and “1 YEAR” approval, on an advisory basis regarding the frequency with which future advisory votes on executive compensation will occur listed in Proposal Number 5. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

If common shares are allocated to the account of a shareholder under The Scotts Company LLC Retirement Savings Plan (the “RSP”), then the shareholder hereby directs the Trustee of the RSP to vote all common shares of the Company allocated to such account under the RSP in accordance with the instructions given herein, at the Company’s Annual Meeting and at any adjournment or postponement, on the matters set forth on the reverse side. If no instructions are given, the proxy will not be voted by the Trustee of the RSP.

The shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and the related Proxy Statement for the January 26, 2018 Annual Meeting, as well as the Company’s 2017 Annual Report. Any proxy heretofore given to vote the common shares which the shareholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SCOTTS MIRACLE-GRO COMPANY.
(This proxy card continues and must be signed and dated on the reverse side.)

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on January 26, 2018.

THE SCOTTS MIRACLE-GRO CO.	Meeting Information
	Meeting Type:	Annual
	For holders as of:	December 1, 2017
Date: January 26, 2018 Time: 9:00 AM Eastern Time
	Location:	Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/SMG2018

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/SMG2018 and be sure to have the information that is printed in the box marked by the arrow ---> XXXX XXXX XXXX XXXX (located on the following page).

THE SCOTTS MIRACLE-GRO COMPANY ATTN: KATHY UTTLEY — PARALEGAL 14111 SCOTTSLAWN ROAD MARYSVILLE, OH 43041	You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE OF THE 2018 ANNUAL MEETING AND PROXY STATEMENT			2017 ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow à XXXX XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
	1) BY INTERNET:	www.proxyvote.com
	2) BY TELEPHONE:	1-800-579-1639
	3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow à XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 12, 2018 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote By Internet:
Before The Meeting:
Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.
During The Meeting:
Go to www.virtualshareholdermeeting.com/SMG2018. Have the information that is printed in the box marked by the arrow àXXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
Your Board of Directors recommends you vote FOR the following:
1.	Election of three directors, each to serve for a term of three years to expire at the 2021 Annual Meeting of Shareholders:
Nominees:
01) Thomas N. Kelly Jr.
02) Peter E. Shumlin
03) John R. Vines

Your Board of Directors recommends that you vote FOR the following proposals:
2.	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.
3.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018.
4.
Approval of an amendment and restatement of The Scotts Miracle-Gro Company Discounted Stock Purchase Plan to, among other things, increase the number of common shares available for issuance thereunder.

Your Board of Directors recommends you vote 1 year on the following proposal:
5.	Approval, on an advisory basis, regarding the frequency with which future advisory votes on executive compensation will occur.